Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
FRONTIER COMMUNICATIONS	)	Case No. 20-22476 (RDD)
CORPORATION, et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

DISCLOSURE STATEMENT RELATING TO THE JOINT PLAN OF
REORGANIZATION OF FRONTIER COMMUNICATIONS CORPORATION AND
ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Stephen E. Hessler, P.C.	Chad J. Husnick, P.C.
Mark McKane, P.C. (admitted pro hac vice)	Benjamin M. Rhode (admitted pro hac vice)
Patrick Venter	KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS INTERNATIONAL LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	300 North LaSalle Street
601 Lexington Avenue	Chicago, Illinois 60654
New York, New York 10022	Telephone: (312) 862-2000
Telephone: (212) 446-4800	Facsimile: (312) 862-2200
Facsimile: (212) 446-4900

Proposed Counsel to the Debtors and Debtors in Possession

Dated:  May 14, 2020

[1]
The last four digits of Debtor Frontier Communications Corporation’s tax identification number are 9596.  Due to the large number of debtor entities in these Chapter 11 Cases, for which the court has ordered joint administration, a complete list of the debtor entities and the last four digits of their federal tax identification numbers are not provided herein.  A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.primeclerk.com/ftr.  The location of the Debtors’ service address for purposes of these Chapter 11 Cases is:  50 Main Street, Suite 1000, White Plains, New York 10606.

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS DISCLOSURE STATEMENT IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS.  THIS DISCLOSURE STATEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

THE DEADLINE TO VOTE ON THE PLAN IS
[●], 2020, AT [●] p.m. (prevailing Eastern Time)

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY
PRIME CLERK BEFORE THE VOTING DEADLINE AS DESCRIBED HEREIN

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION OF FRONTIER COMMUNICATIONS CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.  BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX HEREIN.

THE PLAN IS SUPPORTED BY THE DEBTORS AND CERTAIN PARTIES-IN-INTEREST THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT, INCLUDING HOLDERS OF MORE THAN 75 PERCENT OF SENIOR NOTES CLAIMS.  THE DEBTORS URGE HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.  FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, FINANCIAL INFORMATION AND DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE CHAPTER 11 CASES.  ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES.  ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS.  THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER.  THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED.  ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.  HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED.  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT.  THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE IX OF THE PLAN.  THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS THAT ARE REQUIRED FOR THE EFFECTIVE DATE TO OCCUR, PURSUANT TO THE PLAN, WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING ARTICLE IX, ENTITLED “RISK FACTORS” BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

SUMMARIES OF THE PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN.  THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT OR OTHERWISE INCORPORATED HEREIN BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE IS NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR THE ACCEPTANCES AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE.

UPON CONSUMMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. §§ 77A–77AA, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE TO THE MAXIMUM EXTENT PERMITTED AND APPLICABLE. TO THE EXTENT THAT SECTION 1145 IS EITHER NOT PERMITTED OR NOT APPLICABLE, SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS.  TO THE EXTENT EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR APPLICABLE FEDERAL SECURITIES LAW DO NOT APPLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A VALID EXEMPTION OR UPON REGISTRATION UNDER THE SECURITIES ACT.  IN ACCORDANCE WITH SECTION 1125(E) OF THE BANKRUPTCY CODE, THE DEBTORS, THE REORGANIZED DEBTORS AND ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS, REPRESENTATIVES, MEMBERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, PRINCIPALS, ADVISORS AND ATTORNEYS SHALL BE DEEMED TO HAVE PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY, OFFERED OR SOLD UNDER THE PLAN, OF THE DEBTORS, OF AN AFFILIATE PARTICIPATING IN THE PLAN WITH THE DEBTORS, OR OF A NEWLY ORGANIZED SUCCESSOR TO THE DEBTORS UNDER THE PLAN, AND THEREFORE SUCH PARTIES WILL NOT BE LIABLE, ON ACCOUNT OF SUCH PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE OFFER, ISSUANCE, SALE OR PURCHASE OF SECURITIES.

THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS.  THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS.  FORWARD-LOOKING STATEMENTS MAY INCLUDE STATEMENTS ABOUT:

•	THE DEBTORS’ BUSINESS STRATEGY;

•	THE OVERALL HEALTH OF THE TELECOMMUNICATIONS INDUSTRY;

•	FUTURE DEMAND FOR TELECOMMUNICATION SERVICES AND CHANGING CONSUMER TASTES;

•	INTRODUCTION OF NEW COMPETITORS INTO THE DEBTORS’ MARKETS;

•	GOVERNMENTAL REGULATION AND TAXATION OF THE TELECOMMUNICATION INDUSTRY;

•	THE DEBTORS’ LICENSES AND AUTHORIZATIONS ISSUED BY THE FEDERAL COMMUNICATIONS COMMISSION (“FCC”) AND STATE PUBLIC UTILITY COMMISSIONS OR OTHER SIMILAR STATE REGULATORY AGENCIES (“PUCS”);

•	REGULATORY APPROVALS NECESSARY FOR THE DEBTORS TO EMERGE FROM THESE CHAPTER 11 CASES;

•	THE POTENTIAL ADOPTION OF NEW GOVERNMENTAL REGULATIONS;

•	THE DEBTORS’ TECHNOLOGY;

•	THE DEBTORS’ FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	THE AMOUNT, NATURE, AND TIMING OF THE DEBTORS’ CAPITAL EXPENDITURES;

•	THE AVAILABILITY AND TERMS OF CAPITAL;

•	THE DEBTORS’ LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	THE ADEQUACY OF THE DEBTORS’ CAPITAL RESOURCES AND LIQUIDITY;

•	THE DEBTORS’ FINANCIAL STRATEGY, BUDGET, PROJECTIONS, AND OPERATING RESULTS;

•	SUCCESSFUL RESULTS FROM THE DEBTORS’ OPERATIONS;

•	THE INTEGRATION AND BENEFITS OF ASSET AND PROPERTY ACQUISITIONS OR THE EFFECTS OF ASSET AND PROPERTY ACQUISITIONS OR DISPOSITIONS ON THE DEBTORS’ CASH POSITION AND LEVELS OF INDEBTEDNESS;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS;

•	EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	COUNTERPARTY CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION;

•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

•	PLANS, OBJECTIVES, AND EXPECTATIONS;

•	RISKS IN CONNECTION WITH DISPOSITIONS;

•	RISK OF IT OR DATA SECURITY BREACHES OR OTHER CYBER-ATTACKS; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE.  THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN.  THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING:

•	THE RISKS AND UNCERTAINTIES ASSOCIATED WITH THE CHAPTER 11 CASES;

•	THE DEBTORS’ ABILITY TO GENERATE SUFFICIENT CASH FROM OPERATIONS TO FUND THEIR CURRENT AND FUTURE OPERATIONS;

•	THE DEBTORS’ ABILITY TO PROPOSE AND IMPLEMENT A BUSINESS PLAN;

•	THE DEBTORS’ ABILITY TO PURSUE THEIR BUSINESS STRATEGIES DURING THE CHAPTER 11 CASES;

•	THE REGULATORY APPROVALS NECESSARY FOR THE DEBTORS TO EMERGE FROM THESE CHAPTER 11 CASES;

•	THE DIVERSION OF MANAGEMENT’S ATTENTION AS A RESULT OF THE CHAPTER 11 CASES;

•	INCREASED LEVELS OF EMPLOYEE ATTRITION AS A RESULT OF THE CHAPTER 11 CASES;

•	CUSTOMER RESPONSES TO THE CHAPTER 11 CASES;

•	THE IMPACT OF A PROTRACTED RESTRUCTURING ON THE DEBTORS’ BUSINESS;

•	THE DEBTORS’ ABILITY TO OBTAIN SUFFICIENT EXIT FINANCING TO EMERGE FROM CHAPTER 11 AND OPERATE SUCCESSFULLY;

•	THE DEBTORS’ ABILITY TO OBTAIN CONFIRMATION OR CONSUMMATION OF THE PLAN;

•	VOLATILITY OF THE DEBTORS’ FINANCIAL RESULTS AS A RESULT OF THE CHAPTER 11 CASES;

•	THE DEBTORS’ INABILITY TO PREDICT THEIR LONG-TERM LIQUIDITY REQUIREMENTS AND THE ADEQUACY OF THEIR CAPITAL RESOURCES;

•	THE AVAILABILITY OF CASH TO MAINTAIN THE DEBTORS’ OPERATIONS AND FUND EMERGENCE COSTS;

•	THE DEBTORS’ ABILITY TO CONTINUE AS A GOING-CONCERN;

•	THE IMPACT OF THE REORGANIZED DEBTORS’ SUBSTANTIAL INDEBTEDNESS UPON EMERGENCE FROM CHAPTER 11, INCLUDING THE EFFECT OF THEIR LEVERAGE ON THEIR FINANCIAL POSITION AND EARNINGS;

•	RISKS ASSOCIATED WITH WEAK OR UNCERTAIN GLOBAL ECONOMIC CONDITIONS AND THEIR IMPACT ON THE DOMESTIC DEMAND FOR VOICE SERVICES, BROADBAND, AND VIDEO SERVICES;

•	OTHER GENERAL ECONOMIC AND POLITICAL CONDITIONS IN THE UNITED STATES, INCLUDING THOSE RESULTING FROM RECESSIONS, POLITICAL EVENTS AND ACTS OR THREATS OF TERRORISM OR MILITARY CONFLICTS;

•	INDUSTRY CONDITIONS, INCLUDING COMPETITION AND TECHNOLOGICAL INNOVATION;

•	INCREASED COMPETITION FROM NON-TRADITIONAL COMMUNICATIONS SERVICES PROVIDERS;

•	CHANGES IN LABOR RELATIONS;

•	FLUCTUATIONS IN OPERATING COSTS;

•	SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS;

•	LEGISLATIVE OR REGULATORY REQUIREMENTS;

•	FLUCTUATIONS IN INTEREST RATES, EXCHANGE RATES, AND CURRENCY VALUES; AND

•	THE POTENTIAL IMPACT OF THE COVID-19 PANDEMIC.

TABLE OF CONTENTS

			Page

I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN		2
	A.	What is chapter 11?	2
	B.	Why are the Debtors sending me this Disclosure Statement?	3
	C.	Am I entitled to vote on the Plan?	3
	D.	What will I receive from the Debtors if the Plan is consummated?	4
	E.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, [DIP Claim,] or Priority Tax Claim?	8
	F.	Are any regulatory approvals required to consummate the Plan?	9
	G.	What happens to my recovery if the Plan is not confirmed or does not go effective?	9
	H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	9
	I.	What are the sources of Cash and other consideration required to fund the Plan?	10
	J.	Are there risks to owning the New Common Stock upon emergence from chapter 11?	10
	K.	Is there potential litigation related to the Plan?	10
	L.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?	10
	M.	How will the preservation of certain Causes of Action affect my recovery under the Plan?	11
	N.	Will there be releases and exculpation granted to parties in interest as part of the Plan?	11
	O.	What is the deadline to vote on the Plan?	15
	P.	How do I vote for or against the Plan?	16
	Q.	Why is the Bankruptcy Court holding a Confirmation Hearing?	16
	R.	What is the purpose of the Confirmation Hearing?	16
	S.	What is the effect of the Plan on the Debtors’ ongoing businesses?	16
	T.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	17
	U.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	17
	V.	Do the Debtors recommend voting in favor of the Plan?	17

IV.	THE DEBTORS’ RESTRUCTURING SUPPORT AGREEMENT AND PLAN		18
	A.	Restructuring Support Agreement	18
	B.	The Plan	18

V.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		30
	A.	The Company’s Corporate History	30
	B.	Background to the Restructuring	31

i

	C.	Development of the Plan	34
	D.	The Proposed Restructuring	36
	E.	The Company’s Business Operations	36
	F.	Regulatory Environment	40
	G.	COVID-19 Impact on Business	41
	H.	The Debtors’ Prepetition Capital Structure	42

VI.	EVENTS LEADING TO THE CHAPTER 11 FILINGS		47
	A.	Growth Transactions Overleveraging the Capital Structure and Implementation Issues	47
	B.	Industry-Specific Challenges	49
	C.	Restructuring Support Agreement, Proposed DIP Financing, and Committed Exit Facility	51
	D.	Management Compensation Related to These Chapter 11 Cases	53

VII.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES		53
	A.	Corporate Structure upon Emergence	53
	B.	Expected Timetable of the Chapter 11 Cases	54
	C.	The Debtors’ First and Second Day Relief and Other Case Matters	54
	D.	Appointment of Unsecured Creditors’ Committee	55
	E.	Schedules and Statements	55
	F.	Pacific Northwest Transaction	55
	G.	Litigation Matters	56
	H.	Potential Alternative Transactions	56

VIII.	.CERTAIN REGULATORY CONSIDERATIONS		56
	A.	FCC Consents	56
	B.	CFIUS Review	56
	C.	PUCs and Video Franchise Consents	57

IX.	RISK FACTORS		57
	A.	Bankruptcy Law Considerations	57
	B.	Risks Related to Recoveries under the Plan	61
	C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses	64
	D.	Risks Related to Regulatory Approvals for the Restructuring Transactions	69

X.	.SOLICITATION AND VOTING PROCEDURES		71
	A.	Holders of Claims Entitled to Vote on the Plan	71
	B.	Voting Instructions	71
	C.	Voting Record Date	72
	D.	Voting on the Plan	72
	E.	Voting Tabulation and Report	73
	F.	Ballots Not Counted	73

XI.	CONFIRMATION OF THE PLAN		74
	A.	Requirements for Confirmation of the Plan	74
	B.	Best Interests of Creditors/Liquidation Analysis	74
	C.	Feasibility	74
	D.	Acceptance by Impaired Classes	75
	E.	Confirmation Without Acceptance by All Impaired Classes	75

	F.	Valuation of the Debtors	76

XII.	CERTAIN SECURITIES LAW MATTERS		77
	A.	Issuance of Securities under the Plan	77
	B.	Subsequent Transfers of Securities Issued under the Plan	77

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		78
	A.	Introduction	78
	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors	80
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Class 10 Senior Notes Claims	82
	D.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Claims	87
	E.	Information Reporting and Backup Withholding	91

XIV.	RECOMMENDATION		92

Exhibit A			93

Exhibit B			94

Exhibit C			159

Exhibit D			160

Exhibit E			161

Exhibit F			162

EXHIBITS2

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Corporate Organization Chart

EXHIBIT D	Liquidation Analysis

EXHIBIT E	Financial Projections

EXHIBIT F	Valuation Analysis

[2]	Each Exhibit is incorporated herein by reference.

I.	INTRODUCTION

Frontier Communications Corporation (“Frontier”) and its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors” or the “Company”), submit this disclosure statement (this “Disclosure Statement”), pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims against and Interests in the Debtors in connection with the solicitation of votes for acceptance of the Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated May [14], 2020 (as amended, supplemented, and modified from time to time, the “Plan”).  A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.  The Plan constitutes a separate chapter 11 plan for each of the Debtors.  The rules of interpretation set forth in Article 1 of the Plan shall govern the interpretation of this Disclosure Statement.

Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan.  The summary of the Plan provided herein is qualified in its entirety by reference to the Plan.  In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

THE DEBTORS AND CERTAIN PARTIES THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT, INCLUDING HOLDERS OF MORE THAN 75 PERCENT OF SENIOR NOTES CLAIMS, SUPPORT CONFIRMATION OF THE PLAN.  THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS.  AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES.  THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT

Frontier is a national provider of telecommunications services in 25 states and the country’s fourth largest incumbent local exchange carrier (“ILEC”).  In recent years, operational challenges related to integrating recent acquisitions, shifting consumer preferences, regulatory burdens, highly competitive industry dynamics, and certain other business challenges.  Specifically, the Debtors are subject to significant state and federal regulations that are not required of their wireless and cable competitors.  These factors have caused Frontier’s capital structure to become overleveraged.  After months of extensive analysis, Frontier recognized that debt-oriented liability management transactions alone would not sufficiently improve its capital structure and that executing one or more liability management transaction(s) would at best delay maturities without comprehensively addressing the challenges inherent in its capital structure.  Accordingly, in October 2019, Frontier embarked on a proactive engagement with two ad hoc creditor groups holding over seventy-five percent of Frontier’s senior unsecured notes (such creditors, the “Consenting Noteholders”).  After months of hard-fought negotiations, Frontier commenced its chapter 11 cases (the “Chapter 11 Cases”) on April 14, 2020 (the “Petition Date”) with key creditor support from the Consenting Noteholders for a comprehensive transaction, as contemplated in the agreement between the Debtors and the Consenting Noteholders (including all exhibits thereto, the “Restructuring Support Agreement”), attached as Exhibit B along with the term sheet attached thereto as Exhibit B.

Since the Petition Date, the Debtors have worked with the Consenting Noteholders to memorialize the terms set forth in the Restructuring Support Agreement through the Plan.3  The Plan provides for a comprehensive restructuring of the Debtors’ obligations, preserves the going-concern value of the Debtors’ business, maximizes recoveries available to all constituents, and preserves thousands of jobs.  If confirmed and consummated, the Plan will substantially delever the Debtors’ balance sheet by over $10 billion in funded debt obligations and contemplates the following key terms:

•	holders of general unsecured claims will be paid in full, reinstated, or otherwise unimpaired;

•	holders of secured debt will be repaid during these Chapter 11 Cases, paid in full on the effective date of a plan of reorganization (the “Effective Date”), or reinstated;

•
holders of Senior Notes (as defined below) will receive their pro rata share of 100 percent of the common stock (subject to dilution by the Management Incentive Plan) of Reorganized Frontier, $750 million of Takeback Debt (subject to downward adjustment) on either a third lien or a to‑be-agreed-upon basis depending on treatment of the second lien notes under a plan, and unrestricted cash of Reorganized Frontier in excess of $150 million as of the Effective Date; and

•	holders of certain secured and unsecured notes held by the Debtors’ subsidiaries will be reinstated or paid in full on the Effective Date.

The formulation of the Plan is a significant achievement for the Debtors in the face of lengthy and hard‑fought negotiations.  The Debtors strongly believe that the Plan is in the best interests of the Debtors’ Estates and represents the best available alternative at this time.  For these reasons, the Debtors strongly recommend that Holders of Claims and Interests entitled to vote to accept or reject the Plan vote to accept the Plan.

The only creditor group entitled to vote on the Plan are Holders of a Senior Notes Claim (Class 10).

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

[3]
The Debtors have shared drafts of this Disclosure Statement with the official committee of unsecured creditors appointed in these Chapter 11 Cases (the “Committee”) and other parties in interest, but such parties have not yet commented.

Consummating a chapter 11 plan is the principal objective of a chapter 11 case.  A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court.  Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan.  Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all Holders of Claims whose votes on the Plan are being solicited.  This Disclosure Statement is being submitted in accordance with these requirements.

C.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold.  Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class.”  Each Class’s respective voting status is set forth below:

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
4	Revolving Credit Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
5	Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
6	First Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
7	Second Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
8	Subsidiary Secured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
9	Subsidiary Unsecured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
10	Senior Notes Claims	Impaired	Entitled to Vote
11	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
12	Section 501(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
13	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
14	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
15	Interests in Frontier	Impaired	Not Entitled to Vote (Deemed to Reject)

D.	What will I receive from the Debtors if the Plan is consummated?

The following chart provides a summary of the anticipated recovery to Holders of Claims or Interests under the Plan.  Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court.  Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and satisfy the conditions necessary to consummate the Plan.  Class 15 Interests in Frontier are not entitled to receive any distribution under the Plan.

Subject to Article VI of the Plan, each Holder of an Allowed Claim, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim, except to the extent different treatment is agreed to by the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE.  FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.4

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims	Projected Recovery Under the Plan[5]
1	Secured Tax Claims
Each Holder of an Allowed Secured Tax Claim shall receive, at the option of the applicable Reorganized Debtor:

(i) payment in full in Cash of such Holder’s Allowed Secured Tax Claim; or

(ii) equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable non-default rate under non‑bankruptcy law, subject to the option of the applicable Reorganized Debtor to prepay the entire amount of such Allowed Secured Tax Claim during such time period.
			$[●]	100%

[4]
The recoveries set forth below may change based upon changes in the amount of Claims that are Allowed (as defined in the Plan) as well as other factors related to the Debtors’ business operations and general economic conditions.  Further, the projected recoveries do not account for any dilution on account of the Post‑Emergence Management Incentive Program and, accordingly, recoveries for Holders of Allowed Claims and Allowed Interests that receive distributions of Reorganized Frontier’s New Common Stock may be lower than the projected range of recoveries set forth herein.

[5]
Any low and high ranges included in projected recoveries correspond to the valuation range in the analysis performed by Evercore and FTI (as defined below), the Debtors’ investment banker and financial advisor, and attached hereto as Exhibit D.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims	Projected Recovery Under the Plan
2	Other Secured Claims	Each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor: (i) payment in full in Cash of such Holder’s Allowed Other Secured Claim; (ii) Reinstatement of such Holder’s Allowed Other Secured Claim; (iii) delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or (iv) such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.	$[●]	100%

3	Other Priority Claims	Each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor, payment in full in Cash of such Holder’s Other Priority Claim or such other treatment rendering such Holder’s Other Priority Claim Unimpaired.	$[●]	100%

4	Revolving Credit Claims	To the extent not already satisfied in full during the Chapter 11 Cases, each Holder of an Allowed Revolving Credit Claim shall receive payment in full in Cash on the Effective Date in an amount equal to the principal portion of its Allowed Revolving Credit Claim plus ordinary course Cash interest payments on the principal portion of its Allowed Revolving Credit Claim at the non-default contract rate through the earlier of the Effective Date or repayment of the Revolving Credit Facility (as applicable).	$[●]	100%

5	Term Loan Claims
Each Holder of an Allowed Term Loan Claim shall receive ordinary course Cash interest payments at the non-default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Term Loan Facility (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Term Loan Claim shall receive either:

(i) payment in full in Cash; or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Term Loan Facility in full, Reinstatement of any such Allowed Term Loan Claim.
			$[●]	100%

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims	Projected Recovery Under the Plan
6	First Lien Notes Claims
Each Holder of an Allowed First Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed First Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the First Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed First Lien Notes Claim shall receive either:

(i) payment in full in Cash; or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the First Lien Notes in full, Reinstatement of such Claim.
			$[●]	100%

7	Second Lien Notes Claims
Each Holder of an Allowed Second Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed Second Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Second Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Second Lien Notes Claim shall receive either:

(i) payment in full in Cash; or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Second Lien Notes in full, Reinstatement of such Claim.
			$[●]	100%

8	Subsidiary Secured Notes Claims	On the Effective Date, each Allowed Subsidiary Secured Notes Claim shall be Reinstated. Each Holder of an Allowed Subsidiary Secured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Secured Notes Claim at the applicable non‑default contract rate through the Effective Date.	$[●]	100%

9	Subsidiary Unsecured Notes Claims	On the Effective Date, each Allowed Subsidiary Unsecured Notes Claim shall be Reinstated. Each Holder of an Allowed Subsidiary Unsecured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Unsecured Notes Claim at the applicable non‑default contract rate through the Effective Date.	$[●]	100%

10	Senior Notes Claims
On the Effective Date, each Holder of an Allowed Senior Notes Claim shall receive

(i) its Pro Rata share of and interest in the Incremental Payment Amount that is to be made on account of such Holders’ series of Senior Notes; and

(ii) its Pro Rata share of and interest in (after first reducing, for distribution purposes only, the amount of such Holder’s Allowed Senior Notes Claim on a dollar-for-dollar basis by the amount of Incremental Payments, and solely to the extent actually paid):

(a) 100% of Reorganized Frontier’s New Common Stock, subject to dilution by the Management Incentive Plan;

(b) the Takeback Debt, if any; and

(c) the Surplus Cash, if any.
			$[●]	[●]%

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims	Projected Recovery Under the Plan
11	General Unsecured Claims	To the extent not already satisfied during the Chapter 11 Cases, each Holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor as reasonably acceptable to the Required Consenting Noteholders: (i) payment in full in Cash of such Holder’s Allowed General Unsecured Claim; (ii) Reinstatement of such Holder’s Allowed General Unsecured Claim; or (iii) such other treatment rendering such Holder’s Allowed General Unsecured Claim Unimpaired, in each case set forth above as reasonably acceptable to the Debtors and the Required Consenting Noteholders.	$[●]	100%

12	Section 510(b) Claims	Allowed Section 510(b) Claims, if any, shall be cancelled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Section 510(b) Claims will not receive any distribution on account of such Allowed Section 510(b) Claims.	$[●]	0%

13	Intercompany Claims[6]
On the Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) Reinstated or (b) cancelled without any distribution on account of such Intercompany interests
			N/A	[100% or 0]%

14	Intercompany Interests[7]
On the Effective Date, all Intercompany Interests shall be, at the option of Reorganized Frontier, either (a) Reinstated in accordance with  Article III.G of the Plan or (b) cancelled without any distribution on account of such Intercompany Interests.
			N/A	[100% or 0]%

15	Interests in Frontier	On the Effective Date, all Interests in Frontier will be cancelled, released, and extinguished, and will be of no further force or effect.	N/A	0%

[6]	NTD: Subject to Review.

[7]	NTD: Subject to Review.

E.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, [DIP Claim,] or Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, [DIP Claims,] and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims

Except as otherwise specifically provided in the Plan, and except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment with respect to such Holder, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims [and Holders of DIP Claims]) will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Administrative Claim, an amount of Cash equal to the amount of the unpaid or unsatisfied portion of such Allowed Administrative Claim in accordance with the following:  (1) if such Administrative Claim is Allowed on or prior to the Effective Date, no later than thirty days after the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except as otherwise provided in Article II.A of the Plan, and except with respect to [Administrative Claims that are DIP Claims or] Professional Fee Claims, unless previously Filed, requests for payment of Administrative Claims (other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order of the Bankruptcy Court.

Objections to requests for payment of such Administrative Claims, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors and the requesting Holder no later than the Claims Objection Deadline for Administrative Claims.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court.

2.	[DIP Claims]

[Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, on the Effective Date, each such Holder of an Allowed DIP Claim shall receive (a) payment in full in Cash of such Holder’s Allowed DIP Claim or (b) at the Debtors’ election, and solely to the extent permitted under the DIP Facility Documents or otherwise agreed to by such Holder of an Allowed DIP Claim, such Holder’s Pro Rata share of the Exit Facility by way of having their commitments under the DIP Credit Agreement be converted into commitments under the Exit Credit Agreement in accordance with Section 2.19 of the DIP Credit Agreement.  Upon the satisfaction of the [Allowed DIP Claims] in accordance with the terms of the Plan, or other such treatment as contemplated by Article II.C of the Plan, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, terminated, and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.]

3.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

F.	Are any regulatory approvals required to consummate the Plan?

Yes.  To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, they must be obtained prior to the Effective Date.  Pursuant to 28 U.S.C. § 959(b), the Debtors intend to comply with all applicable regulatory requirements, including all requirements related to or associated with safety, health, and environmental law compliance, during the Chapter 11 Cases.  In addition, the Debtors will seek all necessary regulatory approvals, if any, from state, federal, and other applicable regulatory authorities, in connection with the Debtors’ business operations and the Plan.  Specific to the Debtors’ role as a telecommunications company, consummation of the Plan is subject to federal, and certain state and local government review and approval.

G.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their businesses.  It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan.  For a more detailed description of the consequences of an extended chapter 11 case, or of a liquidation scenario, see Article XI.B of this Disclosure Statement, entitled “Best Interests of Creditors/Liquidation Analysis,” and the Liquidation Analysis attached hereto as Exhibit D.

H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court.  Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan.  After Confirmation of the Plan by the Bankruptcy Court, there are conditions that must be satisfied or waived so that the Plan can go effective.  Initial distributions to Holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan.  See Article XI of this Disclosure Statement, entitled “Confirmation of the Plan,” and Article IX of the Plan for the conditions precedent to Consummation of the Plan.

I.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors shall fund distributions under the Plan with:  (i) Excess Cash, (ii) the New Common Stock, and (iii) the Takeback Debt or third-party market financing, as applicable.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

J.	Are there risks to owning the New Common Stock upon emergence from chapter 11?

Yes.  See Article IX of this Disclosure Statement, entitled “Risk Factors.”

K.	Is there potential litigation related to the Plan?

Parties-in-interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan as well, which objections potentially could give rise to litigation.  See Article IX.C.7 of this Disclosure Statement, entitled “The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.”

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such rejecting Classes.  The Bankruptcy Court may confirm the Plan pursuant to the “cram down” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code.  See Article IX.A.4 of this Disclosure Statement, entitled “The Debtors May Not Be Able to Secure Confirmation of the Plan.”

L.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?

The Management Incentive Plan, to be implemented with respect to Reorganized Frontier on terms and conditions determined by the New Board, provides for up to six percent of the fully diluted New Common Stock to be reserved for distribution to participants in the Management Incentive Plan.  As of the Effective Date, the New Common Stock reserved for the Management Incentive Plan will be reserved for directors, officers, and key employees of the Reorganized Debtors.  The New Common Stock being provided in connection with the Management Incentive Plan will dilute all of the New Common Stock equally.

M.	How will the preservation of certain Causes of Action affect my recovery under the Plan?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan. Unless any Cause of Action of the Debtors against an Entity is waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

N.	Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties (as described below).  The Debtors’ releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and were an essential element of the negotiations among the Debtors and the other parties to the Restructuring Support Agreement in obtaining their support for the Plan pursuant to the terms of the Restructuring Support Agreement.  The Consenting Noteholders would not have agreed to the terms and conditions of the Restructuring Support Agreement and to support the Plan pursuant thereto without the release and exculpation provisions.

IMPORTANTLY, ALL HOLDERS OF CLAIMS OR INTERESTS THAT DO NOT OPT OUT OR FILE AN OBJECTION WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES THAT EXPRESSLY OBJECTS TO THE INCLUSION OF SUCH HOLDER AS A RELEASING PARTY UNDER THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY CONSENTED TO THE RELEASE AND DISCHARGE OF ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES TO THE EXTENT SET FORTH IN THE PLAN.  THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve the going-concern value of the Debtors for the benefit of all parties in interest.  For example, certain of the Consenting Noteholders have agreed to significant reductions in the amounts of their claims against the Estates and have also agreed to equitize unsecured debt.  In addition, many of the Released Parties and Exculpated Parties are entitled to indemnification by the Debtors, which indemnification obligations are expressly preserved under the Plan.  Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

The Plan embodies a global settlement of claims and causes of action between the Debtors and the Consenting Noteholders.  Prior to the Petition Date, the Debtors negotiated a comprehensive Restructuring Support Agreement with organized groups of holders of the Senior Notes.  Such efforts culminated in the execution of the Restructuring Support Agreement that carries the support of the Consenting Noteholders, constituting over seventy-five percent of the Senior Notes.

To effectuate the global settlement embodied in the Plan, the Plan includes certain Debtor and third-party releases, an exculpation provision, and an injunction provision. These provisions comply with the Bankruptcy Code and prevailing law because, among other reasons, they are the product of extensive good faith, arms’-length negotiations, were material inducements for the Consenting Noteholders to enter into the Restructuring Support Agreement and the comprehensive settlement embodied in the Plan, and are supported by the Debtors and the Consenting Noteholders.

Based on the foregoing, the Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Second Circuit.  Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions.  The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Releases by the Debtors

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the DIP Facility, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1123(b) and Bankruptcy Rule 9019, of the releases described in Article VIII.B of the Plan by the Debtors, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in Article VIII.B of the Plan is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

2.	Releases by Holders of Claims and Interests

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the DIP Facility, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in Article VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in Article VIII.C of the Plan is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Releasing Parties or the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

3.	Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the third‑party release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documentation, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

4.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Article VIII.B of the Plan; (c) have been released pursuant to Article VIII.C of the Plan, (d) are subject to exculpation pursuant to Article VIII.D of the Plan, or (e) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former directors, managers, officers, principals, predecessors, successors, employees, agents, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.  Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.E of the Plan.

5.	Release of Liens

Except as otherwise provided in the Plan, the Plan Supplement, or any contract, instrument, release, or other agreement or document created pursuant to the Plan or Confirmation Order, on the Effective Date, and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the applicable Debtor or Reorganized Debtor, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors.  Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as requested by the Debtors or Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such documents evidencing such releases.  The presentation or filing of the Confirmation Order to or with any local, state, federal, or foreign agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

For more detail, see Article VIII of the Plan, entitled “Effect of Confirmation of the Plan,” which is incorporated herein by reference.

O.	What is the deadline to vote on the Plan?

The Voting Deadline is [●], at [●] p.m. (prevailing Eastern Time).

P.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to Holders of Claims that are entitled to vote on the Plan.  For your vote to be counted, your ballot must be properly completed, executed, and delivered as directed, so that your ballot or a master ballot including your vote is actually received by Prime Clerk LLC (“Prime Clerk”), the Debtors’ Claims, Noticing, and Solicitation Agent, on or before the Voting Deadline, i.e. [●], at [●] p.m. (prevailing Eastern Time).  See Article X of this Disclosure Statement, entitled “Solicitation and Voting Procedures,” for more information.

Q.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party-in-interest may object to Confirmation of the Plan.

The Confirmation Hearing will be scheduled by the Bankruptcy Court and all parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled.  The Confirmation Hearing may be adjourned from time to time without further notice.

R.	What is the purpose of the Confirmation Hearing?

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code and the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed and subject to satisfaction or waiver of each condition precedent in Article IX of the Plan.  For a more detailed discussion of the Confirmation Hearing, see Section XI of this Disclosure Statement.

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code.  Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

S.	What is the effect of the Plan on the Debtors’ ongoing businesses?

The Debtors are reorganizing under chapter 11 of the Bankruptcy Code.  As a result, the occurrence of the Effective Date means that the Debtors will not be liquidated or forced to go out of business.  Rather, the Plan will eliminate over $10 billion in funded debt obligations from the Debtors’ balance sheet, permitting the Reorganized Debtors to continue ongoing operations without the unsustainable burden of their existing debt load.  Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect, (2) all conditions to Consummation have been satisfied or waived (see Article IX of the Plan), and (3) the Debtors declare the Plan effective.  Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. Following the Effective Date, and unless otherwise provided in the Plan or Confirmation Order, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

T.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

The initial new board of directors of Reorganized Frontier (the “New Board”) shall be appointed and the identities of directors on the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing.  Corporate governance for Reorganized Frontier, including the New Organizational Documents, shall be consistent with this Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code, and shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.

U.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Claims, Noticing, and Solicitation Agent, Prime Clerk, via one of the following methods:

By regular mail, hand delivery, or overnight mail at:
PRIME CLERK LLC
RE: FRONTIER COMMUNICATIONS
ONE GRAND CENTRAL PLACE
60 EAST 42nd STREET, SUITE 1440
NEW YORK, NEW YORK 10165

By electronic mail at:
FTRInfo@PrimeClerk.com

By telephone (domestic toll free) at:
(877) 433-8020

By telephone (local/international) at:
(646) 442-5842

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Claims, Noticing, and Solicitation Agent at the address above or by downloading the exhibits and documents from the website of the Claims, Noticing, and Solicitation Agent at https://cases.primeclerk.com/ftr (free of charge) or the Bankruptcy Court’s website at http://www.nysb.uscourts.gov/ (for a fee).

V.	Do the Debtors recommend voting in favor of the Plan?

Yes.  The Debtors believe that the Plan provides for a larger distribution to the Debtors’ creditors than would otherwise result from any other available alternative.  The Debtors believe that the Plan, which contemplates a significant deleveraging of the Debtors’ balance sheet and enables them to expeditiously emerge from chapter 11, is in the best interest of all Holders of Claims or Interests, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

IV.	THE DEBTORS’ RESTRUCTURING SUPPORT AGREEMENT AND PLAN

A.	Restructuring Support Agreement

On April 14, 2020, the Debtors and the Consenting Noteholders entered into the Restructuring Support Agreement.  Since executing the Restructuring Support Agreement, the Debtors have further documented the terms of the restructuring contemplated thereby, including the Plan8.  The restructuring transactions contemplated by the Plan will reduce overall leverage through the equitization of approximately $10 billion of the Senior Notes.  Each of the major restructuring transactions and settlements contemplated by the Restructuring Support Agreement is described in greater detail below.  The Debtors believe that the transactions contemplated by the Restructuring Support Agreement are the best available restructuring terms under the circumstances and will allow Frontier to succeed as a restructured company after emergence from the Chapter 11 Cases.

The Restructuring Support Agreement shall be deemed assumed in its entirety pursuant to sections 105, 363, and 365 of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, upon entry of the Confirmation Order. Upon the entry of the Confirmation Order, the Restructuring Support Agreement shall be effective and binding upon all parties in interest, including, without limitation, all creditors of any of the Debtors, the Committee, and the Debtors, and their respective successors and assigns, whether in these chapter 11 cases, in any successor chapter 11 or chapter 7 cases, or upon any dismissal of any of these chapter 11 cases or any successor chapter 11 or chapter 7 cases, and shall inure to the benefit of the Consenting Noteholders and the Debtors and their respective permitted successors and assigns.

B.	The Plan

The Plan contemplates the following key terms, among others described herein and therein:

1.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good‑faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan.  The Plan shall be deemed a motion to approve the good‑faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

[8]	The key terms of the Plan are discussed in greater detail in Article IV.B of this Disclosure Statement, entitled “The Plan.”

2.	Restructuring Transactions[9]

On or before the Effective Date, the applicable Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld), or Reorganized Debtors will take any action as may be necessary or advisable to effectuate the Restructuring Transactions described in the Plan and Restructuring Transactions Memorandum, including:  (1) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation, in each case, containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the filing of any New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (4) such other transactions that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (5) the execution, delivery, and filing of the Exit Facility Documents; (6) the execution, delivery, and filing of the Takeback Debt Documents, if any; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

3.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with:  (i) Cash held on the Effective Date by or for the benefit of the Debtors, (ii) the New Common Stock, and (iii) the Exit Facility, Takeback Debt, and/or third-party market financing, as applicable.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.

Except as set forth in the Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

[9]	NTD: Subject to review.

4.	Takeback Debt

On the Effective Date, one or more of the Reorganized Debtors shall issue the Takeback Debt in the Takeback Debt Principal Amount to the Holders of Senior Notes Claims.  The Takeback Debt Documents shall provide for, among other things:

i.
an interest rate that is either (a) no more than 2.50% higher than the interest rate of the next most junior secured debt facility to be entered into by the Reorganized Debtors on the Effective Date if the Takeback Debt is secured on a third lien basis or (b) no more than 3.50% higher than the interest rate of the most junior secured debt facility to be entered into on the Effective Date if the Takeback Debt is unsecured;

ii.
a maturity of no less than one year outside of the longest-dated debt facility to be entered into by the Reorganized Debtors on the Effective Date; provided, however, that in no event shall the maturity of the Takeback Debt be longer than eight years from the Effective Date;

iii.
to the extent that the Allowed Second Lien Notes Claims are Reinstated under the Plan, the Takeback Debt will be third lien debt; provided, however, that, to the extent the Allowed Second Lien Notes Claims are paid in full in Cash during the pendency of the Chapter 11 Cases or under the Plan, the Debtors and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured within three Business Days of the Debtors’ delivery to the Consenting Noteholders of a term sheet for the financing to repay the Allowed Second Lien Notes Claims in full in Cash that contains terms and conditions reasonably acceptable to the Debtors and the Required Consenting Noteholders.

For the avoidance of doubt, all other terms of the Takeback Debt, including, without limitation, covenants and governance, shall be reasonably acceptable to the Debtors and the Required Consenting Noteholders and otherwise consistent with the Restructuring Support Agreement.  Notwithstanding anything to the contrary in the Plan, in no event shall the terms of the Takeback Debt be more restrictive than those terms contained in the Second Lien Notes Indenture.  Any terms of the Takeback Debt other than the Takeback Debt Principal Amount may be modified subject to the consent of the Debtors and the Required Consenting Noteholders.

The Takeback Debt Principal Amount is subject to downward adjustment by Consenting Noteholders holding at least sixty-six and two-thirds percent of the aggregate outstanding principal amount of Senior Notes that are held by all Consenting Noteholders (the “Determining Noteholders”).  Any such downward adjustment to the Takeback Debt Principal Amount must be determined by the Debtors and the Determining Noteholders no later than thirty days prior to the Effective Date.

On the Effective Date, one or more of the Reorganized Debtors shall execute and deliver the Takeback Debt Documents and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Transactions Memorandum.  On and after the Effective Date, the Takeback Debt Documents shall constitute legal, valid, and binding obligations of such applicable Reorganized Debtors and shall be enforceable in accordance with their respective terms.  The terms and conditions of the Takeback Debt Documents shall bind each such Reorganized Debtor and each other Entity that enters into such Takeback Debt Documents, whether as a guarantor, if any, or otherwise.  Any Entity’s acceptance of Takeback Debt shall be deemed as its agreement to the terms of the Takeback Debt Documents, as amended, amended and restated, supplemented, or otherwise modified from time to time following the Effective Date in accordance with their terms.

Confirmation shall be deemed approval of the Takeback Debt Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith) and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the Takeback Debt, including the Takeback Debt Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the Takeback Debt Documents.

In the event the Allowed Second Lien Notes Claims are Reinstated, on the Effective Date, all of the claims, liens, and security interests to be granted in accordance with the terms of the Takeback Debt Documents, (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Takeback Debt Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), subject only to such other liens and security interests as may be permitted under the Takeback Debt Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granting such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Notwithstanding anything in the Plan, the Takeback Debt may be replaced with cash proceeds of third‑party market financing that becomes available prior to the Effective Date; provided, that the third‑party market financing shall contain terms no less favorable to the Reorganized Debtors than those contemplated for the Takeback Debt.

5.	Exit Facility

On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of one or more of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms.  The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), having the priority set forth in the Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The Exit Facility and any other third-party debt facilities to be entered into on the Effective Date shall be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders.

6.	Issuance and Distribution of the New Common Stock[10]

On the Effective Date, Reorganized Frontier shall issue the New Common Stock and cause it to be transferred to Frontier pursuant to the Restructuring Transactions, the Interests in Frontier shall be cancelled, and Frontier shall transfer the New Common Stock (along with the other consideration described in the Plan) to the Holders of Senior Notes Claims in exchange for such Holders’ respective Claims against or Interests in the Debtors (including their respective Senior Notes Claims) as set forth in the table in Article III.D of this Disclosure Statement, entitled “What will I receive from the Debtors if the Plan is consummated?”.  The issuance of the New Common Stock by Reorganized Frontier and the transfer of the New Common Stock by Frontier to the Holders of Senior Notes Claims is authorized without the need for any further corporate action and without the need for any further action by Holders of any Claims or Interests.

All of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  For the avoidance of doubt, the acceptance of New Common Stock by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the New Organizational Documents, as may be amended or modified from time to time following the Effective Date in accordance with their terms.

[It is intended that the New Common Stock will be publicly traded and Reorganized Frontier will seek to obtain a listing for the New Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the date on which such New Common Stock is issued.  However, Reorganized Frontier shall have no liability if it does not or is unable to do so.  In the event the New Common Stock is listed on a recognized U.S. stock exchange, recipients accepting distributions of New Common Stock, including the Required Consenting Noteholders, shall be deemed to have agreed to cooperate with Reorganized Frontier’s reasonable requests to assist in its efforts to list the New Common Stock on a recognized U.S. stock exchange.  Subject to meeting the applicable requirements for pink sheet trading and cooperation from a market maker, in the event that listing on a recognized U.S. stock exchange has not occurred by or on the date on which such New Common Stock is issued, Reorganized Frontier will use commercially reasonable efforts to qualify the New Common Stock for trading in the pink sheets or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897-9T(d) until such time as the New Common Stock is listed on a recognized U.S. stock exchange.11]12

[10]	NTD: Process for determining foreign ownership and whether special warrants will be necessary to be discussed.

[11]	NTD: To confirm whether the New Common Stock can be listed on the OTCQX or OTCQB at emergence for tax purposes.

[12]	NTD: Proposed language with respect to Reorganized Debtors being public under review and consideration.

7.	Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) are amended pursuant to the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings under applicable state or federal law).  After the cancellation of the Interests in Frontier, the former equityholders of Frontier shall not, on account of their former ownership of Interests in Frontier, own or be deemed to own any interest, directly or indirectly, in Frontier, any Reorganized Debtor, or any of their assets.

8.	New Organizational Documents

To the extent advisable or required under the Plan or applicable non-bankruptcy law, on or prior to the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation or formation in accordance with the applicable corporate or formational laws of the respective state, province, or country of incorporation.  The New Organizational Documents of Reorganized Frontier shall, among other things: (1) authorize the issuance of the New Common Stock; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, prohibit the issuance of non‑voting equity securities.  After the Effective Date, the Reorganized Debtors may amend, amend and restate, supplement, or modify the New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, or certificates of conversion, limited liability company agreements, operating agreements, or limited partnership agreements, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

9.	Directors and Officers of the Reorganized Debtors

a.	The New Board

As of the Effective Date, the terms of the current members of the board of directors of Frontier shall expire, and, without further order of the Bankruptcy Court, the New Board of Reorganized Frontier shall be appointed.  The New Board will initially consist of directors who shall be determined by the Required Consenting Noteholders.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the commencement of the Confirmation Hearing.  [The directors of each of the subsidiary Debtors shall consist of either existing directors of such Debtor or such persons as designated in the Plan Supplement or prior to the commencement of the Confirmation Hearing, and remain in such capacities as directors of the applicable Reorganized Debtor until replaced or removed in accordance with the New Organizational Documents of the applicable Reorganized Debtor.]

From and after the Effective Date, each director (or director equivalent) of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

10.	FCC Applications and PUC Applications

The FCC Applications and PUC Applications will be filed as soon as reasonably practicable after the filing of the Plan, with respect to the Restructuring Transactions contemplated by the Plan.  The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute the FCC Applications and the PUC Applications, and shall promptly provide such additional documents or information requested by the FCC or any PUC in connection with the review of the foregoing.

Any agreements with or commitments to the FCC or any PUCs by the Debtors, including any decision to accept and/or not to oppose any proposed material conditions or limitations on any such required approvals shall require the prior approval of the Required Consenting Noteholders, not to be unreasonably withheld.

11.	Corporate Action

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, managing-members, limited or general partners, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including:  (1) selection of the directors, managers, members, and officers for the Reorganized Debtors, including the appointment of the New Board or any directors of a subsidiary Debtor; (2) the issuances, transfer, and distribution of the New Common Stock; (3) the formation of any entities pursuant to and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated hereby and thereby; (4) adoption and filing of the New Organizational Documents; (5) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (6) the entry into the Exit Facility and the execution, entry into, delivery and filing of the Exit Facility Documents; (7) the execution, delivery, and filing of the Takeback Debt Documents, if any; (8) reservation of the Management Incentive Plan Pool; and (9) all other acts or actions contemplated by the Plan or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.  On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the Exit Facility Documents, the Takeback Debt Documents, and the New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by Article IV.K of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

12.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or in any agreement, instrument, or other document incorporated in the Plan, notwithstanding any prohibition of assignability under applicable non‑bankruptcy law and in accordance with section 1141 of the Bankruptcy Code, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors (unless otherwise released or discharged pursuant to the Plan), and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of any Term Loan Claims, First Lien Notes Claims, Second Lien Notes Claims, Subsidiary Secured Notes Claims, or Other Secured Claims that are Reinstated pursuant to the Plan and Liens securing obligations under the Exit Facility Documents and the Takeback Debt).  On and after the Effective Date, except as otherwise provided in the Plan, and subject to compliance with the applicable provisions of the Communications Act, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

13.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions, all notes, bonds, indentures, Certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors (except with respect to any Claim or Interest that is Reinstated pursuant to the Plan) shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of allowing Holders to receive distributions as specified under the Plan.

14.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the directors, managers, partners, officers, authorized persons, and members thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Common Stock, the New Organizational Documents, the Exit Facility, the Takeback Debt, and any other Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

15.	Section 1145 Exemption

The shares of New Common Stock and the Takeback Debt (if applicable) being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

To the extent any shares of New Common Stock and Takeback Debt (if applicable) are issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such shares or Takeback Debt (as applicable) will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and applicable state and local securities law.

New Common Stock constituting or issued with respect to any Emergence Awards will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the Takeback Debt (if applicable), as applicable, to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

16.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

17.	Management Incentive Plan

The Management Incentive Plan Pool shall be established and reserved for grants to be made from time to time from such pool to management employees of the Reorganized Debtors at the discretion of the New Board effective as of the Effective Date.  The terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing and extent of issuance and vesting) shall be determined at the discretion of the New Board after the Effective Date; provided, that up to fifty percent of the Management Incentive Plan Pool may be allocated prior to the Effective Date as emergence grants (“Emergence Awards”) to individuals selected to serve in key senior management positions after the Effective Date (as and when such individuals are selected as contemplated by and subject to the consent rights specified in the Restructuring Support Agreement); provided, further, that the Emergence Awards will have terms and conditions (including, without limitation, with respect to form, allocation, structure, duration, timing and extent of issuance and vesting) that are acceptable to the Debtors and the Required Consenting Noteholders.

18.	Employee Matters

Except as provided in the Plan or in the Plan Supplement, or pursuant to an order of the Bankruptcy Court, or any applicable law, contract, instrument, release, or other agreement or document, all employee wages, compensation, and benefit programs, and collective bargaining agreements, including without limitation under any expired collective bargaining agreements,  in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date.  All Proofs of Claim filed for amounts due under any collective bargaining agreement and any cure obligation shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course.

19.	Qualified Defined Benefit Plan

Frontier sponsors a defined benefit pension plan covered by Title IV of the Employee Retirement Security Act of 1974, as amended (“ERISA”).  Reorganized Frontier will assume the Frontier Communications Pension Plan (the “Pension Plan”) in accordance with its terms on the Effective Date and the relevant provisions of ERISA and the Internal Revenue code.  Reorganized Frontier, and all members of its controlled group, are obligated to pay contributions to the Pension Plan necessary to satisfy the minimum funding standards under section 412 of the Internal Revenue Code and section 302 of ERISA.

20.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (2) the Debtors’ applicable written contracts, agreements, agreements of indemnity, self‑insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance.  Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non‑bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing in the Plan shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

21.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan.  Unless any Cause of Action of the Debtors against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

22.	Release of Preference Actions

On the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable nonbankruptcy law; provided that the Reorganized Debtors shall retain the right to assert counterclaims or defenses to claims asserted against the Debtors or Reorganized Debtors, as applicable, based thereon.

23.	Consenting Noteholder Fees

On the Confirmation Date, the Debtors shall pay all Consenting Noteholder Fees in Cash to the extent not already paid by the Debtors subject to receipt by the Debtors of an invoice from any Entity entitled to a Consenting Noteholder Fee and in accordance with the applicable engagement letter.  On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Consenting Noteholder Fees in Cash, to the extent not already paid by the Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Consenting Noteholder Fee for any unpaid Consenting Noteholder Fees in accordance with the applicable engagement letter.

24.	[Payment of Trustee Fees]

[On the Effective Date, the Debtors shall pay all Trustee Fees in Cash to the extent not already paid by the Debtors subject to receipt by the Debtors of an invoice from any Entity entitled to a Trustee Fee.  On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Trustee Fees in Cash, to the extent not already paid by the Debtors or the Reorganized Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Trustee Fee for any unpaid Trustee Fees.]13

25.	Payment of Board Observer Fees

On the Effective Date, the Debtors shall pay all Board Observer Fees in Cash to the extent not already paid by the Debtors.

[13]	NTD: Subject to review.

26.	Releases

The Plan contains certain releases (as described more fully in Article III.N of this Disclosure Statement), including mutual releases among the Debtors, Reorganized Debtors, and certain of their key stakeholders.  Additionally, all Holders of Claims or Interests that do not opt out or file an objection with the Bankruptcy Court in the Chapter 11 Cases that expressly objects to the inclusion of such Holder as a Releasing Party under the provisions contained in Article VIII of the Plan will be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties to the extent set forth in the Plan.

27.	Insurance Policies

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or Reorganized Debtors may deem necessary.

The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.]

V.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Company’s Corporate History

The Company’s predecessor, Citizens Utilities Company, was formed in 1935 as a utility conglomerate with electric, water, gas, and telephone businesses.  While the telephone business was a small part of the Company’s operations for most of the 20th century, the breakup of the Bell Telephone system in 1982 and successful acquisitions throughout the 1990s and early 2000s led to increased focus on telecommunications.  In 2008, the Company rebranded as Frontier Communications Corporation, exclusively focusing on the telecommunications sector.

The Company grew exponentially through a series of Growth Transactions from 2010 through 2016.  In 2010, the Company purchased the landline operations of Verizon Communications, Inc. (“Verizon”) in 14 states.  In 2014, the Company acquired AT&T’s landline operations in Connecticut.  In 2016, the Company greatly expanded into urban and suburban markets through the purchase of Verizon’s landline operations in California, Texas, and Florida (the “CTF Transaction”).  The CTF Transaction doubled the size of the Company for a second time in a six-year span.

Today, the Company conducts its business operations through Frontier and Frontier’s 99 direct and indirect subsidiaries.  Frontier and several of these subsidiaries hold PUC ILEC certifications and competitive local exchange carrier (“CLEC”), long-distance certifications, FCC Licenses, and other authorizations, all of which permit the Company to operate in certain regions and provide telecommunications services.  Frontier and nine of its current subsidiaries14 are obligors on the Debtors’ funded debt, as issuer, borrower, guarantor, and/or grantor.   Further, equity interests in several subsidiaries that are not obligors on the Debtors’ funded debt have been pledged to secure various debt instruments.  The Debtors’ corporate organizational chart is attached as Exhibit C.

B.	Background to the Restructuring

Through a series of three acquisitions between 2010 and 2016 (each, a “Growth Transaction” and together, the “Growth Transactions”), the Company transformed from a provider of telephone and DSL internet services in mainly rural areas to a large, national telecommunications provider in rural, urban, and suburban markets across 29 states (prior to the close of the Pacific Northwest Transaction, as defined below, pursuant to which the Company divested its operations in four states), with a 2019 revenue of approximately $8.1 billion.  The Company anticipated that, once fully implemented, the Growth Transactions would yield efficiencies in the form of annual operating expense savings from the consolidation of various administrative functions, and lower prices on capital expenditures.  The most recent Growth Transaction was the 2016 CTF Transaction in which the Company acquired Verizon’s landline voice, broadband, and video operations in California, Texas, and Florida, for a purchase price of $10.54 billion.  The CTF Transaction provided an opportunity for the Company, which had historically operated largely in rural areas of the United States, to expand its service territory to residential, commercial, and wholesale customers in more urban, albeit more competitive markets, with a fiber-centric network in those states.

Serving the new territories proved more difficult and expensive than the Company anticipated, and integration issues made it more difficult to retain customers.  Simultaneously, the Company faced industry headwinds stemming from fierce competition in the telecommunications sector, shifting consumer preferences, and accelerating bandwidth and performance demands, all redefining the competitive landscape for infrastructure telecommunications companies.  These conditions have contributed to the unsustainability of the Company’s outstanding funded debt obligations—which total approximately $17.5 billion as of the Petition Date.

[14]
The subsidiaries include Frontier Southwest Incorporated, Frontier Florida LLC, Frontier Communications of Iowa, LLC, Frontier Communications of Wisconsin LLC, Frontier Communications of Minnesota, Inc., Citizens Telecommunications Company of Minnesota, LLC, and Citizens Telecommunications Company of Utah, Citizens Telecommunications of Tennessee, L.L.C. and Frontier Video Services Inc. (as a grantor).  Former guarantor Frontier Communications Northwest Inc. has been sold as part of the Pacific Northwest Transaction (as defined herein)

As a result of these macro challenges and integration issues, Frontier has not been able to fully realize the economies of scale expected from the Growth Transactions, as evidenced by a loss of approximately 1.3 million customers, from a high of 5.4 million after the CTF Transaction closed in 2016 to approximately 4.1 million as of March 2020.  Frontier’s share price has dropped from $125.7015 per share in 2015 to $0.37 per share prior to the Petition Date, reflecting a $8.4 billion decrease in market capitalization.

Although substantial funded debt maturities do not come due until 2021 and 2022, in late 2018 the Debtors embarked on a proactive process to evaluate their capital structure, including the evaluation and potential implementation of one or more comprehensive transactions to deleverage outstanding debt and extend maturities.  Such transactions were contemplated with the goal of extending the duration of impending maturities and comprehensively deleveraging of the Debtors’ capital structure.

In December 2018, the Company added Robert A. Schriesheim to the Board.  Mr. Schriesheim was appointed chair of a newly formed five-person Board committee tasked with evaluating various strategic restructuring alternatives, developing a granular business plan, and identifying other transaction-related workstreams (the “Finance Committee”).  The Finance Committee worked with the Debtors’ management team and Kirkland & Ellis LLP (“Kirkland”) as restructuring counsel, along with the Debtors’ investment banker, Evercore Group L.L.C. (“Evercore”), to review available alternatives to address the Company’s capital structure.

Since its formation, the Finance Committee has engaged with the Debtors’ professionals and consultants to evaluate restructuring alternatives, analyzed the Company’s business plan, and considered various strategies for optimizing enterprise value.  To bolster these efforts with telecommunications industry-specific experience, the Debtors engaged CMA Strategy Consulting (“CMA,”) in March 2019 and FTI Consulting, Inc. (“FTI”) in June 2019 (together with Kirkland and Evercore, collectively, the “Advisors”) to aid in developing a granular business plan.  The Debtors and their Advisors reviewed, among other things, pressures on the businesses creating continued deterioration in revenue, challenges in achieving improvements in revenue and customer trends, the reduced viability of the long-term sustainability of the Debtors’ capital structure, and general headwinds prevalent in the telecommunications industry.

Additionally, the Finance Committee, as delegated by the Debtors’ Board, has strategically navigated the Debtors through an analysis of proactive options to solve for the Debtors’ upcoming 2021 and 2022 maturities and mounting pressure from various constituents, some of whom initially favored an out-of-court deleveraging transaction while others supported a comprehensive in-court reorganization.  Simultaneously with the Finance Committee’s strategic review of the various restructuring alternatives, and with the objective of maximizing optionality, the Debtors executed three significant out-of-court transactions:

•
March 2019:  The Company issued $1.65 billion of 8.00% first lien secured notes due 2027 to repay all outstanding indebtedness under its senior secured term loan A facility (previously scheduled to mature in March 2021) and its credit agreement with CoBank, ACB (previously scheduled to mature in October 2021) (the “First Lien Issuance”).

•
March and April 2019:  The Company entered into amendments to the Credit Agreement (as defined herein) to, among other things (a) extend the maturity date of $850 million of the revolving loans and commitments thereunder from February 27, 2022 to February 27, 2024 (subject to springing maturity to any tranche of existing debt with an aggregate outstanding principal amount in excess of $500 million), and (b) increase the interest rate applicable to such revolving loans by 0.25%.

[15]
Actual stock price at the peak market cap on February 25, 2015 was $8.38 per share. This price has been retroactively adjusted to reflect the Company’s 1-for-15 stock split in June 2017, so it is shown here as $8.38 times 15, or $125.70.

•
May 2019:  The Company entered into a definitive agreement to sell its northwest operations and associated assets in Washington, Oregon, Idaho, and Montana for $1.352 billion in cash, subject to certain closing adjustments, a favorable market price that will significantly enhance liquidity upon closing (the “Pacific Northwest Transaction”). The sale closed on May 1, 2020.

The Debtors used the additional liquidity from the debt transactions and optionality associated with these transactions to prolong their strategic review of their capital structure.

Frontier’s Funded Debt Maturities Schedule
(as of Petition Date)

To further the Debtors’ strategic review of its capital structure, in June 2019, Frontier added three new directors—Kevin L. Beebe, Paul M. Keglevic, and Mohsin Y. Meghji—to the Board and Finance Committee, who collectively brought substantial telecommunications experience and strategic restructuring and turnaround expertise to the Board.  The Debtors continued to evaluate various liability management options to address future maturity walls and the need for capital, including additional asset sales and an “uptier” debt-for-debt exchange, amongst other alternatives with various degrees of legal risk and execution difficulty.  Though each of these transactions would provide the Debtors with near‑term liquidity, each presented implementation issues and ultimately would not achieve the Debtors’ goal of a comprehensive deleveraging.

For example, substantial asset sales would likely be restricted under the secured debt documents, as well as face potential regulatory approvals associated with the FCC and state‑level PUCs.  The Debtors also thoroughly evaluated multiple approaches to an “uptier” debt-for-debt exchange that would extend their liquidity runway beyond 2022.  However, initial results of the Debtors’ business plan projections suggested that these proposed transactions would not provide sufficient deleveraging.  Even if maturities were extended, without a massive infusion of capital, there was not a clear path for the Debtors to materially grow the business to achieve a natural deleveraging.  Further implementation risks were identified, as an “uptier” debt-for-debt exchange involving certain Senior Notes could be challenged by other series of Senior Notes and lead to potential protracted litigation.

In summer 2019, the Debtors identified several investment opportunities to expand their fiber network to increase competitiveness and market share.  Fiber provides faster broadband network services to customers than copper cables.  The Debtors recognized a number of opportunities to invest in fiber network within its existing copper broadband markets, rural lower speed markets, and adjacent expansion markets.  However, the Debtors’ capital structure constrained their ability to execute such initiatives.  The Debtors’ inability to access cash to fund these growth opportunities also hindered their capacity to use such opportunities to stabilize revenue and adjusted EBITDA.  Furthermore, the Debtors were unable to pursue accretive mergers and acquisitions and other strategic transactions because of the limitations imposed by the Debtors’ funded debt liability overhang.

Consequently, in September 2019, after approximately nine months of robust analysis and discussion, it became apparent that a debt-oriented liability management transaction alone was unlikely to achieve sufficient deleveraging to allow the Debtors to re-access the capital markets, rightsize its capital structure, and/or adequately reinvest in the business to sustain or grow business performance.  Put another way, the Debtors could not grow into their existing capital structure and, therefore, needed a more comprehensive restructuring of their balance sheet.  As a result, the Debtors pivoted to discussions regarding a comprehensive restructuring transaction and began engaging with the representatives of certain holders of the $10.95 billion outstanding aggregate principal amount of the unsecured senior notes and debentures issued by Frontier (the “Senior Notes”).

C.	Development of the Plan

In the fall of 2019, the Debtors began to engage formally with certain ad hoc groups comprised of holders of the Senior Notes.  In initial discussions, one group of principals and advisors holding Senior Notes was represented by Akin Gump Strauss Hauer & Feld LLP (“Akin”) (as counsel) and Ducera Partners LLC (“Ducera”) (as financial advisor), (the “AG Notes Group”), and the second group was represented by Milbank LLP (“Milbank”) (as counsel) and Houlihan Lokey Capital Inc. (“Houlihan”) (as financial advisor) (the “MB Notes Group”).16  By October 2, 2019, Akin, Ducera, Milbank and Houlihan had executed non-disclosure agreements that allowed the Debtors to provide confidential information regarding the Debtors’ business with the intent to facilitate a consensual transaction.  Over the next several weeks, the Debtors coordinated a series of discussions with these groups’ advisors, initially to open dialogue and foster engagement, and eventually maturing into more specific and comprehensive discussions, including “deep dive” business plan discussions.

All the while, the Debtors continued to take responsibility for the health of the overall enterprise.  As the Debtors continued to take action to improve their operational, financial, and strategic position, recognizing that closing a comprehensive restructuring may not be possible in the near-term, the Board decided to evaluate a leadership change.  On December 3, 2019, the Board appointed Mr. Bernard L. Han, who began serving as an advisor to Frontier in October 2019, as Frontier’s President and Chief Executive Officer.  Mr. Han has more than thirty years of experience, serving more than eleven years in the communications industry in various senior roles at DISH Network, including as chief financial officer and chief operating officer.

[16]
The primary divide between the subgroups is that members of the AG Notes Group hold Senior Notes with an approximately $315 million interest payment that was due on March 15, 2020.  The Debtors elected to forgo the interest payment on the CTF Notes and entered into a grace period permitted under the relevant indentures.

During this time, the Debtors encouraged the AG Notes Group and MB Notes Group to coalesce in order to streamline negotiations regarding a potential transaction.  On December 9, 2019, the AG Notes Group and MB Notes Group—which collectively hold over seventy-five percent of the Senior Notes—formally retained Altman Vilandrie & Co. (“Altman”) to serve as consultant to each of their respective groups.  Though the groups indicated that their expected interests were not completely aligned, given their equal priority in the Debtors’ capital structure, the Debtors engaged with the AG Notes Group, the MB Notes Group, their respective advisors, and Altman, as one unitary group (collectively, the “Noteholder Groups”).

On January 15, 2020, certain of the Noteholder Groups’ principals signed non‑disclosure agreements to facilitate discussions regarding potential transactions to address the Debtors’ capital structure and held several meetings to discuss the Debtors’ performance, including go-forward business plans.  In February and March of 2020, the Debtors and the Noteholder Groups exchanged several term sheets and held multiple in‑person and telephonic meetings in an attempt to achieve a restructuring transaction.  Meanwhile, the Debtors also opened a dialogue with advisors representing other various stakeholders. Specifically, this included an ad hoc group representing certain of the Debtors’ secured funded indebtedness, led by Paul, Weiss, Rifkind, Wharton & Garrison LLP (as counsel) and PJT Partners LP (as financial advisors) to gain consensus across the Debtors’ capital structure and ensure consensual post-petition financing.

As the negotiations progressed, the Debtors and the Noteholder Groups honed in on a narrow set of key issues to reach consensus on a term sheet that would serve as the cornerstone of a comprehensive restructuring.  The Debtors elected to forgo an interest payment due March 15, 2020, on certain of the Senior Notes and entered into a sixty-day grace period in order to continue the negotiation process and evaluate potential economic structures that would be key to building consensus.

During the grace period, the COVID-19 pandemic created a public health and economic crisis in the United States.  Because of the resulting market disruption, it became clear to the Debtors’ management team that ongoing business risks could pose potential liquidity challenges that were previously unforeseen, and would likely cause the Debtors to miss their business forecasts.  Though the Debtors continued to engage with the Noteholder Groups to maximize consensus, as the COVID-19 pandemic unfolded, it became apparent that preserving cash on hand was vital for the Debtors given indefinite potential liquidity challenges and market uncertainty.  The parties came to an impasse on certain final points and were unable to settle upon a consensual term sheet across the Noteholder Groups.  On March 27, 2020, after being unable to reach an agreement during initial negotiations with the Noteholder Groups, the parties publicly cleansed17 the parties’ term sheets.  The Debtors and the Consenting Noteholders continued to engage through their respective advisors to close out final key points.

On April 14, 2020, after extensive, arms’‑length negotiations that played out over several months, the Debtors executed the Restructuring Support Agreement with the Consenting Noteholders, which is expected to put the Debtors on a path toward maximizing stakeholder recoveries, allowing operational continuity, and ensuring a viable enterprise upon emergence.

[17]	See Frontier Communications Corporation, Regulation F-D Disclosure (Form 8‑K) (Mar 27, 2020).

D.	The Proposed Restructuring

After a series of proposals and counter-proposals, the Debtors and the Noteholder Groups made meaningful progress on the terms of a comprehensive restructuring, pursuant to the contemplated restructuring terms set out in the Restructuring Support Agreement.  As a result of proactive, extensive negotiations with the Noteholder Groups, the Debtors began the Chapter 11 Cases with a Restructuring Support Agreement in-hand that contemplates a value‑maximizing restructuring transaction, which has the support of holders of more than seventy-five percent of the Senior Notes.  The Debtors filed the Chapter 11 Cases to implement their restructuring pursuant to the terms of the Plan contemplated by the Restructuring Support Agreement, thereby bolstering their long‑term growth prospects and providing opportunities to expand their businesses.  The Restructuring Support Agreement, which represents the successful culmination of months of restructuring efforts and numerous compromises and concessions by the Consenting Noteholders, gives the Debtors the best opportunity to maximize value for the benefit of all of their stakeholders.  The following graphic compares the Debtors’ current capital structure with the proposed post-emergence capital structure contemplated by the Restructuring Support Agreement.

Debtors’ Pro Forma Capital Structure

The Restructuring Support Agreement set the Debtors on a path to file the Plan in order to effectuate their balance sheet restructuring within the first 30 days of these Chapter 11 Cases. The Debtors stand positioned to emerge from chapter 11 as a stronger and better-capitalized enterprise that is better able to leverage their national platform and go-forward investments for sustained success.  Accordingly, in the weeks leading to filing the Plan and this Disclosure Statement, the Debtors’ have worked with key constituents in formulating these documents.

E.	The Company’s Business Operations

As of March 31, 2020, the Company had approximately 4.1 million total customers, comprised of approximately 3.5 million broadband subscribers and 621 thousand video subscribers, and 17,400 employees, operating in 29 states (25 states after the close of the Pacific Northwest Transaction).18  The Company’s management team oversees the Company’s operations from the Company’s headquarters in Norwalk, Connecticut.  Additionally, several managerial functions are performed outside of the Company’s headquarters.  These include, but are not limited to, payroll processing, procurement functions, information technology, marketing, and functions in other regions within the Company’ service territory.

[18]
These figures reflect the Company prior to the May 1, 2020 close of the Pacific Northwest Transaction.  Revenues for the sold territories represent approximately seven percent of consolidated revenue for the year ended December 31, 2019.

Company’s Service Territories

1.	The Company’s Infrastructure

As described above, the Company principally operates as an ILEC providing traditional landline, voice, and data services to consumers.   The Company’s network is extensive, consisting of over 180,000 route miles of fiber and approximately 6,400 fiber-connected cell towers (serving approximately 7,200 carrier cell sites on those towers), after the Pacific Northwest Transaction.  The Company connects to households, business locations, and cell towers in its service territories using a combination of fiber optic, copper, and wireless technologies.  The Company also owns fiber optic and copper cable, which are the primary transport technologies between the Company’s central offices, remote facilities, and interconnection points with other telecommunications carriers.

To focus investment and better respond to ongoing technological changes, the Company requires capital to potentially upgrade to its copper network to fiber in key locations across the current service territories to increase its competitiveness for consumer, commercial, and wholesale customers, including mobile network operators.  The Company has previously sought, and intends to continue to seek, state and/or federal subsidies for the expansion and enhancement of broadband in rural areas within certain of the Company’s current service areas.  In addition, the Company anticipates reducing costs by sharing best practices across its operations, centralizing and standardizing functions and processes, and deploying more updated technologies and systems that increase efficiency and profitability.

2.	The Company’s Services and Products

Frontier Revenue Mix (2019 Revenue)

As a diversified telecommunications company, the Company provides a broad portfolio of communications services. The Company offers its services to all types of residential and business customers.  In 2019, residential accounted for 51 percent of total revenue, while commercial, which includes business and wholesale accounted for 44 percent, and regulatory accounted for 5 percent of total revenue.19  The Company’s key products and services include data and internet, video, voice, access, managed IT solution, hardware resale, and a broad range of complex communications services across their customer base.   The Company also serves high-cost rural areas that have been historically underserved by telecommunications infrastructure, aided by federal funding received through the Connect America Fund (“CAF”).  The Company’s wholesale business serves carrier customers from the largest national operators (i.e., Verizon, AT&T, etc.) to mid-market managed service providers, as well as hyperscalers (i.e., Google, Netflix, etc.).  Carrier customers buy both voice and data services to augment their own network infrastructure.  The following highlights the Company’s primary services.

Internet and Data Services.  The Company offers a comprehensive range of broadband and networking services, utilizing a mix of fiber and copper networks.  The principal residential consumer service the Company provides is broadband internet service for 2.7 million residential subscribers after the Pacific Northwest Transaction.  In certain of its consumer networks, the Company has a high concentration of aged copper wireline facilities, which provide internet service to customers at non-competitive speeds.  The Company’s fiber network, pro forma for the Pacific Northwest Transaction, stretches 180,000 miles and is available to over 20 percent of the Company’s service areas, based on broadband-serviceable homes passed. The Company provides internet and data services to commercial customers, including a complete portfolio of Ethernet, dedicated internet, software defined wide area network, managed Wi-Fi, time division multiplexing data transport, and optical transport services.

[19]	Regulatory revenue includes revenues generated from cost subsidies from state and federal authorities, including the $332 million in Connect America Fund Phase II funding in 2019.

Video Services.  The Company offers video services under the Verizon FiOS brand in portions of California, Texas, Florida, and Indiana, and under the Vantage brand in portions of Connecticut, North Carolina, South Carolina, Minnesota, Illinois, New York, and Ohio. The Company also offers satellite TV video service to its customers under an agency relationship with DISH Networks in additional markets.  Residential customers account for most of the Company’s video revenue.  The modern trend towards video “cord cutting,” mitigation to over-the-top video content, and the ongoing rise in video content prices have led to a decline in video revenue streams.

Voice Services.  The Company provides voice services, including “traditional voice” services, VoIP, long-distance, and voice messaging services, to consumer and commercial customers in all of its markets.  Long-distance service to and from points outside the Company’s operating properties are provided by interconnection with the facilities of interexchange carriers.  Approximately 31 percent of Company revenue for 2019 was derived from voice services, including “traditional voice” TDM voice, which continues to be a diminishing portion of the Company’s business.

3.	Government Funded Rural Telecommunication Initiatives

In addition to revenue from service offerings, the Company has received funds from FCC and state led programs that are intended to replace prior telephone high cost service subsidies and support voice and/or data services in high-cost, unserved and underserved areas.  On the federal side, the FCC’s CAF program has historically provided funding in certain areas across the Company’s footprint. In August 2019, the FCC established the Rural Digital Opportunity Fund (“RDOF”), a $20.4 billion program aimed at subsidizing the deployment of a high-speed broadband network and voice service in certain unserved and underserved rural areas over the next decade.  On the state side, certain but not all states have state universal services and/or specific grant programs to support voice and/or data service in high cost, hard‑to‑serve areas.

The Company has expanded broadband access in states with large rural populations, such as Indiana, Nebraska, and West Virginia through the CAF program.  The Company has accepted CAF Phase II (“CAF-II”) funding in certain of its 25 states, which provides $332 million, including approximately $19 million in the four states being divested in the Pacific Northwest Transaction, in annual support through 2021 in exchange for a commitment to make 10/1 Mbps broadband available to approximately 774,000 locations in these areas (of which approximately 41,000 locations are in states divested as part of the Pacific Northwest Transition).   In 2019, the FCC adopted a report and order to establish RDOF as the successor to the CAF program.  In the report and order, the FCC proposed a two-phased reverse auction to assign RDOF funding totaling up to $20.4 billion of support over ten years.  In the first phase, the FCC plans to offer up to $16 billion in support over ten years ($1.6 billion annually) to service providers that commit to offer a certain minimum internet speed service, in eligible underserved locations (measured by at least 25/3 Mbps and voice service based on the FCC’s current maps).  In March 2020, the FCC released a public notice seeking comment on the proposed rules for the first phase of the RDOF auction, which the FCC expects to begin in October 2020.  While the RDOF program has not been finalized, it could result in a material change in the level of funding the Company receives from the FCC as early as 2022.

In addition, twelve states have state universal service funds, from which the Company receives funding to support voice and/or broadband service build out in rural communities.  The approximate benefit is approximately $26 million (of which approximately $6 million is in states divested as part of the Pacific Northwest Transaction).

F.	Regulatory Environment

The Company’s operations are subject to varying degrees of federal, state, and local regulation, each of which require unique regulatory authorizations for the Company’s regulated service offerings.  The Company is authorized by the FCC to provide domestic, interstate, and international telecommunications services pursuant to Section 214 of the Communications Act.  In addition, the Company or its subsidiaries hold wireless licenses issued by the FCC, as well as authorizations issued by state PUCs to provide intrastate telecommunications.  The Company may be subject to financial sanctions and/or operational restrictions, including revocation of operating authority, if it fails to satisfy any FCC or state PUC requirements for its FCC and state PUC licenses and authorizations, such as the payment of regulatory fees, contribution to universal service funds, or compliance with reporting obligations and service quality/performance obligations.

1.	Federal Communications Commission / CFIUS / FTC

At the federal level, the FCC generally exercises jurisdiction over information services, interstate or international telecommunications services, and facilities to the extent they are used to provide, originate, or terminate interstate or international services.

The FCC’s authority to review any proposed transaction, including reorganization in bankruptcy, is triggered by the assignment or transfer of the Company’s FCC Licenses.  When an entity files for bankruptcy, FCC Licenses are assigned as a matter of law from the licensee to the licensee as debtor-in-possession.  The FCC considers this to be an involuntary assignment and requires that the licensee file a notification with the FCC within 30 days of the bankruptcy filing.  Thereafter, FCC approval will be required to assign the FCC Licenses to Reorganized Frontier pursuant to the conditions set forth in the Plan.  Applications requesting such FCC approval will have to detail the change in control of Reorganized Frontier in order to account for the New Common Stock acquired by the holders of the Senior Notes.  If such holders of the New Common Stock include foreign persons with significant stakes, review by Team Telecom, an interagency review body, may be required in order to allow Team Telecom to assess the national security risks, if any, posed by the Plan.

Ownership or control by foreign persons of Reorganized Frontier could also result in review by the Committee on Foreign Investment in the United States (“CFIUS”), which would also focus on the national security implications of such foreign ownership or control upon emergence.  The CFIUS assessment is separate from, but complementary to, the national security review conducted by Team Telecom and described above.

2.	State PUCs

The Company operates as an ILEC in 25 states after the Pacific Northwest Transection.  PUCs generally exercise jurisdiction over intrastate voice and related telecommunications services.  Certain state agencies, including attorneys general, monitor and exercise oversight related to consumer protection issues, including marketing, sales, provision of services, and service charges.

Under the Federal Telecommunications Act of 1996, state regulatory commissions have jurisdiction to set certain rates, arbitrate, and review interconnection disputes and agreements between ILECs and competitive local exchange carriers, in accordance with rules set by the FCC.

In certain of the jurisdictions in which the Company operates, the proposed reorganization is considered a “transfer of control” and, therefore, is subject to regulatory approval based upon public interest legal standards.  In some states where the Company operates as an ILEC, the PUCs also require prior approval for certain ILEC financing transactions in which the assets or operations of the ILEC will be encumbered or the ILEC is assuming or guaranteeing affiliate debt obligations.  Additionally, in some states the Company is subject to operating restrictions and minimum service quality standards, and needs to provide “universal service” as a “carrier of last resort” in its service territory.  Failure to satisfy these requirements may result in financial sanctions and/or operational restrictions, including revocation of operating authority.

3.	Local Regulatory Bodies

Local governments often regulate the public rights-of-way necessary to install and operate networks and may require service providers to obtain licenses or franchises regulating their use of those rights-of-way.  In addition, in some states where the Company provides video services, it may be subject to transfer of control provisions for its cable TV/video services contained in local franchise agreements with local municipalities and government authorities.

4.	Federal Trade Commission

The Federal Trade Commission maintains oversight of the Company’s general consumer business practices, including advertising and other disclosures and representations.

5.	Pacific Northwest Transaction

In May 2019, Frontier entered into a definitive agreement to sell its operations and associated assets in Washington, Oregon, Idaho, and Montana for $1.352 billion in cash, subject to certain closing adjustments, including adjustments for working capital and certain pension and retiree medical liabilities.    The Debtors’ motion to assume the definitive agreement for the Pacific Northwest Transaction and to approve the Pacific Northwest Transaction was approved on April 24, 2020 and the Court entered an order April 27, 2020 [Docket No. 168] (the “Pacific Northwest Order”).20 Subsequently, on May 1, 2020, Frontier completed the sale for $1.131 billion in net proceeds (net of funding certain pension and other retiree medical liabilities, funding certain escrows and other closing adjustments).21  In connection with the sale, the Company has entered into a transition services agreement with the purchaser to provide various network and support services for a minimum of six months post-closing.

G.	COVID-19 Impact on Business

The Debtors also entered these Chapter 11 Cases amid the COVID-19 pandemic.  As the COVID-19 pandemic develops, governments, corporations and other authorities may continue to implement restrictions or policies that adversely impact consumer spending, business spending, the economy, and the Debtors’ businesses. Specific government initiatives, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), provide potential relief for the Debtors’ customers and businesses.

[20]
As part of the relief provided in the Pacific Northwest Order, the Debtors dismissed the Chapter 11 Cases of the four entities sold pursuant to the transaction: (a) Citizens Telecommunications Company of Idaho, No. 20-22510 (RDD); (b) Citizens Telecommunications Company of Montana, No. 20-22523 (RDD); (c) Citizens Telecommunications Company of Oregon, No. 20-22547 (RDD); and (d) Frontier Communications Northwest Inc., No. 20-22500 (RDD).

[21]	Sale proceeds net of funding certain pension and other retiree medical liabilities and funding certain escrows and other closing adjustments.

Frontier understands the importance of its network services during these times, and the Company remains committed to keeping customers connected, safe and informed.  On March 13, 2020, in response to the COVID-19 pandemic, over 550 providers of critical communications services, including Frontier, took the FCC Keep Americans Connected pledge, pursuant to which providers agreed for the following sixty days: (a) not to terminate service to any residential or small business customers because of their inability to pay their bills due to the disruptions caused by the coronavirus pandemic; (b) to waive any late fees that any residential or small business customers incur because of their economic circumstances related to the coronavirus pandemic; and (c) to open their Wi-Fi hotspots to any American in need.  Many states in which the Company operates have issued executive orders prohibiting the disconnection of services for customers for the length of the state of emergency.

In addition to committing to the Keep Americans Connected Pledge, the Debtors’ response to COVID-19 includes limiting their product offerings to those that do not require a field service employee to enter a customer’s home and directing most non-field service employees to work from home.  Thus far only a few of the Debtors’ employees have been tested positive for COVID-19.  Through March 31, 2020, the Debtors have not experienced any disruptions in their supply chain; however, some of their business partners those operating outside of the United States, have been more greatly impacted which has affected their service levels and distribution of work.

While overall the operational and financial impact to the Debtors of the COVID-19 pandemic for the three months ended March 31, 2020 were not significant, the Debtors continue to closely monitor the ongoing impact to their employees, their customers, their business and their results of operations.  The Debtors continue to closely monitor the ongoing impact of the COVID-19 pandemic to their employees, its customers, its business, and its results of operations.  Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes on the Debtors are uncertain at this time.

Frontier continues to closely monitor the ongoing impact of the COVID-19 pandemic to its employees, its customers, its business and its results of operations.  Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes on the Company are uncertain at this time.

H.	The Debtors’ Prepetition Capital Structure[22]

As of the Petition Date, the Debtors were liable for approximately $17.5 billion of funded debt obligations.  The table below summarizes the Debtors’ prepetition capital structure as of the Petition Date:

[22]	See Frontier Communications Corporation, Completion of Acquisition or Disposition of Assets (Form 8‑K) (May 1, 2020).

Capital Structure (as of Petition Date)

1.	Frontier Issued First Priority Debt

a.	JP Morgan Credit Facilities

On February 27, 2017, the Debtors entered into a first amended and restated credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, pursuant to which Frontier combined its revolving credit agreement, dated as of June 2, 2014, and its term loan credit agreement, dated as of August 12, 2015 (as amended to date, the “Credit Agreement”).  Under the Credit Agreement, the Debtors have a $1.695 billion senior secured term loan facility (the “Term Loan Facility”) maturing on June 15, 2024 and an $850 million secured revolving credit facility maturing on February 27, 2024 (the “Revolving Credit Facility,” collectively with the Term Loan Facility, the “Credit Facilities”), in each case, subject to the maturity acceleration provisions described below.

The maturities of the Term Loan Facility and the Revolving Credit Facility, in each case if still outstanding, will be accelerated in the following circumstances:  (a) if, 91 days before the maturity date of any series of Senior Notes (as defined herein) maturing in 2020, 2023 and 2024, more than $500 million in principal amount remains outstanding on such series; or (b) if, 91 days before the maturity date of the first series of Senior Notes maturing in 2021 or 2022, more than $500 million in principal amount remains outstanding, in the aggregate, on the two series of Senior Notes maturing in such year.

The determination of interest rates for the Term Loan Facility and Revolving Credit Facility under the Credit Agreement is based on margins over the Alternate Base Rate (as defined in the Credit Agreement) (the “ABR Loans” referred to in the Credit Agreement), or over the Adjusted LIBOR Rate (as defined in the Credit Agreement) (the “Eurodollar Loans” referred to in the Credit Agreement), at the election of Frontier.  Interest rate margins on the Revolving Credit Facility (ranging from 1.00% to 2.00% for ABR Loans and 2.00% to 3.00% for Eurodollar Loans) are subject to adjustment based on Frontier’s Leverage Ratio (as defined in the Credit Agreement).  The interest rate on the Revolving Credit Facility as of December 31, 2019 was Adjusted LIBOR Rate plus 3.00%.  The collateral securing the Credit Agreement is limited to the equity interests of certain subsidiaries of Frontier and substantially all personal property of Frontier Video Services, Inc.  As of the Petition Date, Frontier had borrowings of $749 million outstanding under the Revolving Credit Facility (with letters of credit issued under the Revolving Credit Facility totaling an additional $101 million).

On March 15, 2019, the Debtors used proceeds from the offering of First Lien Notes, together with cash on hand, to repay in full the outstanding borrowings under its $1.625 billion senior secured term loan A facility, which otherwise would have matured in March 2021, as described below.  In addition, in March 2019 and April 2019, the Debtors amended the Credit Agreement to, among other things (a) extend the maturity date of the Revolving Credit Facility from February 27, 2022 to February 27, 2024, (b) increase the interest rate applicable to such revolving loans by 0.25% and (c) make certain modifications to the debt and restricted payment covenants.

b.	First Lien Notes

On March 15, 2019, Frontier issued $1.65 billion aggregate principal amount of 8.000% First Lien Notes due 2027 (the “First Lien Notes”) pursuant to the indenture, dated as of March 15, 2019, by and among Frontier, as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

Each of the Company’s subsidiaries that guarantees the Debtors’ Credit Facilities (the “Guarantors”) guaranteed the First Lien Notes.  The First Lien Notes are secured on a first-priority basis by a security interest that is pari passu with the first lien security interest securing the Debtors’ obligations under the Credit Agreement.

The First Lien Notes mature on April 1, 2027 and bear interest at a rate of 8.000% per annum.  Interest on the First Lien Notes is payable to holders of record semi-annually in arrears on April 1 and October 1 of each year.

c.	Industrial Development Revenue Bonds

As of the Petition Date, the Debtors had a total of approximately $14 million outstanding aggregate principal amount of industrial development revenue bonds due May 1, 2030.

2.	Frontier Issued Second Priority Debt

a.	Second Lien Notes

On March 19, 2018, Frontier issued $1.6 billion aggregate principal amount of 8.500% Second Lien Notes due April 1, 2026 (the “Second Lien Notes”)  pursuant to an indenture, dated as of March 19, 2018, by and among Frontier, as issuer, the Guarantors and Wilmington Savings Fund Society FSB, as successor trustee and collateral agent (the “Second Lien Notes Indenture”).  The Guarantors guaranteed the Second Lien Notes.

The Second Lien Notes bear interest at a rate of 8.500% per annum.  Interest on the Second Lien Notes is payable to holders of record semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2018.  On July 3, 2018, Frontier amended the collateral package for the Second Lien Notes as a result of changes to the collateral package securing Frontier’s Credit Facilities to replace certain subsidiary equity pledges with pledges of the equity interest of certain first-tier subsidiaries of Frontier.

3.	Frontier’s Senior Notes

As of the Petition Date, Frontier has issued approximately $10.95 billion aggregate principal amount of unsecured senior notes.  This unsecured debt is not guaranteed by any of Frontier’s subsidiaries. All Senior Notes (as defined herein) are pari passu in right of payment.

a.	CTF Notes

On September 25, 2015, as part of the financing of the CTF Transaction, Frontier completed a private offering of $6.6 billion aggregate principal amount of unsecured senior notes (the “CTF Notes”).  In June 2016, Frontier completed an exchange offer of registered senior notes for the privately placed senior notes.  Frontier issued the CTF Notes pursuant to an indenture, as amended or supplemented, dated as of September 25, 2015, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee.

As of the Petition Date, the Debtors had $5.84 billion outstanding aggregate principal amount of CTF Notes, comprised of: (a) $55 million aggregate principal amount of notes bearing interest at a rate of 8.875% per annum, due September 15, 2020; (b) $2.19 billion aggregate principal amount of notes bearing interest at a rate of 10.500% per annum, due September 15, 2022; and (c) $3.60 billion aggregate principal amount of notes bearing interest at a rate of 11.000%, due September 15, 2025.

b.	Legacy Notes

As of the Petition Date, the Debtors had $5.11 billion outstanding aggregate principal amount of senior unsecured notes and debentures that were obligations of the Debtors prior to the CTF Transaction (the “Legacy Notes”).  The Legacy Notes comprise: (a) $172 million aggregate principal amount of notes bearing interest at a rate of 8.500% per annum, due April 15, 2020 (the “2020 April Notes”); (b) $89 million aggregate principal amount of notes bearing interest at a rate of 9.250% per annum, due July 1, 2021 (the “2021 July Notes”); (c) $220 million aggregate principal amount of notes bearing interest at a rate of 6.250% per annum, due September 15, 2021 (the “2021 September Notes”); (d) $500 million aggregate principal amount of notes bearing interest at a rate of 8.750% per annum, due April 15, 2022 (the “2022 April Notes”); (e) $850 million aggregate principal amount of notes bearing interest at a rate of 7.125% per annum, due January 15, 2023 (“2023 Notes”); (f) $750 million aggregate principal amount of notes bearing interest at a rate of 7.625% per annum, due April 15, 2024 (“2024 Notes”); (g) $775 million aggregate principal amount of notes bearing interest at a rate of 6.875% per annum, due January 15, 2025 (the “2025 January Notes”); (h) $138 million aggregate principal amount of debentures bearing interest at a rate of 7.000% per annum, due November 1, 2025 (“2025 November Notes”); (i) $2 million aggregate principal amount of debentures bearing interest at a rate of 6.800% per annum, due August 15, 2026 (“2026 Notes”);  (j) $346 million aggregate principal amount of notes bearing interest at a rate of 7.875% per annum, due January 15, 2027 (“2027 Notes”);  (k) $945 million aggregate principal amount of notes bearing interest at a rate of 9.000% per annum, due August 15, 2031 (“2031 Notes”); (l) $1 million aggregate principal amount of debentures bearing interest at a rate of 7.680% per annum, due October 1, 2034 (“2034 Notes”); (m) $125 million aggregate principal amount of debentures bearing interest at a rate of 7.450% per annum, due July 1, 2035 (“2035 Notes”); and (n) $193 million aggregate principal amount of debentures bearing interest at a rate of 7.050% per annum, due October 1, 2046 (“2046 Notes”).

4.	Secured Debt Issued by Subsidiaries

As of the Petition Date, Frontier Southwest Incorporated had $100 million outstanding aggregate principal amount of secured notes due November 15, 2031 issued pursuant to that certain indenture, as amended, restated, or supplemented, dated as of June 1, 1940, by and between Frontier Southwest Incorporated (formerly known as GTE Southwest Incorporated, and prior thereto, Southwestern Associated Telephone Company), as issuer, and BOKF, NA (as successor to First National Bank in Dallas), as trustee (the “Verizon Secured Notes”).  The Verizon Secured Notes accrue at an interest rate of 8.500%.

As of the Petition Date, Citizens Utilities Rural Company had approximately $6 million outstanding aggregate principal amount in Rural Utilities Service (“RUS”) loan contracts due January 3, 2028 that accrue at an interest rate of 6.154%.

5.	Unsecured Debt Issued by Subsidiaries

As of the Petition Date, Frontier California Inc. had $200 million outstanding aggregate principal amount of unsecured notes due May 15, 2027 issued pursuant to that certain indenture, as amended or supplemented, dated as of December 1, 1993, by and between Frontier California Inc. (formerly known as GTE California Inc.), as issuer, and U.S. Bank Trust National Association (as successor to Bank of America National Trust and Savings Association), as trustee (the “Unsecured Frontier California Notes”).  The Unsecured Frontier California Notes accrue at an interest rate of 6.750% per annum.

As of the Petition Date, Frontier Florida LLC had $300 million outstanding aggregate principal amount of unsecured notes due on February 1, 2028 issued pursuant to that certain indenture, as amended or supplemented, dated as of November 1, 1993, by and between Frontier Florida LLC (formerly known as GTE Florida Inc.), as issuer, and U.S. Bank National Association (as successor to NationsBank of Georgia, National Association), as trustee (the “Unsecured Frontier Florida Notes”).  The Unsecured Frontier Florida Notes accrue at an interest rate of 6.860% per annum.

As of the Petition Date, Frontier North Inc. had $200 million outstanding aggregate principal amount of unsecured notes due February 15, 2028 issued pursuant to that certain indenture, dated as of January 1, 1993, by and between the Frontier North Inc. (formerly known as GTE North Inc.), as issuer, and U.S. Bank National Association (as successor to The First National Bank of Chicago), as trustee (the “Unsecured Frontier North Notes”).  The Unsecured Frontier North Notes accrue at an interest rate of 6.730 per annum%.

As of the Petition Date, Frontier West Virginia Inc. (formerly known as Verizon West Virginia Inc., and prior thereto, The Chesapeake and Potomac Telephone Company of West Virginia) had $50 million outstanding aggregate principal amount of unsecured notes due October 15, 2029 (the “Unsecured Frontier West Virginia Notes”).  U.S. Bank Trust National serves as the paying agent23 under the Unsecured Frontier West Virginia Notes.  The Unsecured Frontier West Virginia Notes accrue at an interest rate of 8.400 per annum%.

[23]
The First Day Declaration improperly referred to U.S. Bank as the successor trustee for the Unsecured Frontier West Virginia Notes.  Through this Disclosure Statement, the Debtors are providing notice to all relevant parties that U.S. Bank is not the successor trustee to the Unsecured Frontier West Virginia Notes.

6.	Frontier Common Stock

Shares of Frontier’s common stock have traded on the NASDAQ Global Select Market under the symbol “FTR.”  All outstanding shares of common stock are publicly owned.  On December 16, 2019, the Company was notified by The Nasdaq Stock Market (“Nasdaq”) that it was not in compliance with NASDAQ’s Listing Rule 5450(a)(1), as the minimum bid price of their common stock had been below $1.00 per share for 30 consecutive business days. Under NASDAQ’s rules, the notification of noncompliance had no immediate effect on the listing or trading of Frontier’s common stock and the Company had 180 days, or until June 15, 2020, to achieve compliance.24

On April 15, 2020, the Company received a notification letter from the listing qualifications department staff of NASDAQ indicating that, as a result of the Chapter 11 Cases and in accordance with NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ determined that the Company’s common stock would be delisted. On April 29, 2020, NASDAQ filed a Form 25 with the Securities and Exchange Commission to delist the common stock from the NASDAQ Global Select Market. Trading of Frontier’s common stock now occurs on the OTC Pink Market under the symbol “FTRCQ.”

As of March 31, 2020, and before taking the Pacific Northwest Transaction that closed on May 1, 2020, into account, Frontier had federal net operating loss carry forwards (“NOLs”) of approximately $2.2 billion available to offset its future federal taxable income, taking into account the retroactive changes under the CARES Act.  Frontier’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  In general, an ownership change occurs if the aggregate stock ownership of certain stockholders of a corporation (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). On July 1, 2019, Frontier adopted a shareholder rights plan (the “Rights Plan”) intended to reduce the likelihood of an ownership change.  Under the Rights Plan, Frontier’s shareholders of record as of the close of business on July 11, 2019 received one preferred share purchase right for each share of common stock outstanding.  If a shareholder (or group) acquires beneficial ownership of 4.9 percent or more of the outstanding shares of Frontier’s common stock without prior approval of their Board of Directors or without meeting certain customary exceptions, the preferred share purchase rights would become exercisable under the Rights Plan, and entitle shareholders (other than the acquiring shareholder or group) to purchase additional shares of Frontier at a significant discount and result in significant dilution in the economic interest and voting power of acquiring shareholder or group.  Prior to the filing, Frontier determined that the Restructuring Transaction, the entry into the Restructuring Support Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transaction and the other transaction contemplated by the Plan and definitive documents are “Exempted Transaction” as defined in the Rights Plan.

VI.	EVENTS LEADING TO THE CHAPTER 11 FILINGS

A.	Growth Transactions Overleveraging the Capital Structure and Implementation Issues

1.	The Growth Transactions

The telecommunications industry has been defined by continued growth and consolidation through mergers and acquisitions.  By 2008, the Debtors had shed all of their other utility businesses to operate exclusively as a telecommunications provider.  By 2009, the Debtors were the primary landline telecommunications provider in many rural areas, serving as the ILEC provider to 1.39 million customers.25  The Debtors offered, in various forms, local telephone, long-distance calling, directory services, and DSL internet service.  The Debtors also established bundled television services through a partnership with DISH Network Corporation.26

[24]	See Frontier Communications Corporation, Periodic Report on Form 8-K (Dec. 20. 2019).
[25]	See Frontier Communications Corporation, Annual Report 2010 (Form 10‑K) (Feb. 25, 2011), page 9.
[26]	Id. at page 4.

Around this time, industry competitors expressed interest in exiting landline communications.  Seizing on the opportunity to expand its ILEC operations, the Debtors embarked on a series of three acquisitions, the Growth Transactions, that transformed the Debtors from a regional provider of telephone and DSL internet to a national provider of these services.

2010 Verizon Transaction.  In 2009, the Debtors were offered the opportunity, through an acquisition of certain of Verizon’s businesses, to expand their portfolio and to become the largest “rural” communication provider.  Through the transaction, the Debtors recognized an opportunity to bring broadband to new markets and entered into an agreement to acquire the defined assets and liabilities of the local exchange business and related landline activities of Verizon in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia, and Wisconsin, and in portions of California bordering Arizona, and Nevada (the “2010 Verizon Transaction”).  The 2010 Verizon Transaction was financed with approximately $5.2 billion of common stock (Verizon shareholders received 678.5 million shares of Frontier common stock) plus the assumption of approximately $3.2 billion principal amount of unsecured notes.27  Following closure of the 2010 Verizon Transaction on July 1, 2010, the Debtors had 3.5 million customers, 1.7 million broadband connections and 14,800 employees.28

2014 AT&T Transaction.  On October 24, 2014, the Debtors acquired the wireline properties of AT&T in Connecticut for a purchase price of $2.0 billion in cash, excluding adjustments for working capital (the “2014 AT&T Transaction”).  The Debtors entered Connecticut as an opportunity to leverage their network, information technology, engineering, administrative services, and procurement capabilities to realize scale and cost synergies29 Following the 2014 AT&T Transaction, the Debtors owned and operated the wireline broadband, voice, and video business and statewide fiber network that provides services to residential, commercial, and wholesale customers in Connecticut.  To finance the transaction, the Debtors completed a registered debt offering.  The Debtors used the net proceeds from the offering of these notes, together with borrowings of $350 million under a since-retired term loan, and cash on hand, to finance the transaction.30

2016 CTF Transaction.  On February 5, 2015, the Debtors entered into the CTF Transaction with Verizon to acquire Verizon’s wireline operations that provide services to residential, commercial, and wholesale customers in California, Texas, and Florida for $10.54 billion.31  Economies of scale were a large driver of the CTF Transaction.32  The Debtors acquired 3.7 million voice connections, 2.2 million broadband connections, and 1.2 million FiOS video connections through the CTF Transaction.  As a result of the CTF Transaction, the Debtors doubled in size, increasing their network to 5.4 million customers, 4.3 million broadband connections, and 28,300 employees.33

The Debtors financed the CTF Transaction through a mix of debt and equity issuances: a private debt offering of $6.6 billion of CTF Notes, a $1.5 billion senior secured delayed-draw term loan facility,34 and a registered offering of $2.75 billion of preferred and common stock.35  The CTF Transaction closed on April 1, 2016.36

[27]	Id. at page 3.
[28]	Id. at page 2.
[29]	See Frontier Communications Corporation, Annual Report 2014 (Form 10‑K) (Feb. 24, 2015), page 5.
[30]	Id. at page 2.
[31]	See Frontier Communications Corporation, Annual Report 2016 (Form 10‑K) (Feb. 28, 2017), page 2.
[32]	See Frontier Communications Corporation, Press Release, (Feb. 5, 2015).
[33]	Id.
[34]	See Frontier Communications Corporation, Press Release, (Aug. 13, 2015).
[35]	Id.
[36]	See Frontier Communications Corporation, Quarterly Report Q1 2016 (Form 10-Q) (May 5, 2016).

2.	Operational Issues After Expansion

While the Growth Transactions transformed the Debtors’ businesses, there were integration issues associated with such expansion following the CTF Transaction.  The Debtors received public complaints from customers about the pace and progress of the integration.  As a result, the Debtors began to face customer loss after the CTF Transaction in the newly acquired territories.  In turn, to refocus resources on servicing legacy customers in these territories, the Debtors limited their marketing efforts, resulting in low customer growth in the new regions that were acquired in the Growth Transactions.

B.	Industry-Specific Challenges

1.	Needed Infrastructure Updates Due to Constrained Capital Structure

The telecommunications industry is undergoing significant changes in technology and consumer uses, preferences, and expectations.  Wireless growth has been exponential and customers have “cut the cord” to the Debtors’ services.  These customers have no tethered voice service and may use wireless service for internet access.  Even within the “wireline” sector, the introduction of fiber-optics has allowed new entrants and existing competitors with access to capital to introduce networks in the Debtors’ markets that are competitive with the Debtors’ existing copper-based networks.  Although expensive to deploy, fiber-based networks can provide faster broadband speeds and more robust capacity.  Customer expectations and requirements have shifted because of the positive effect of these differences on broadband speeds, bandwidth, capacity, and performance.

The Debtors require a technology upgrade to their infrastructure, principally by enhancing their fiber-based footprint, which requires significant investment and capital expenditures.  Several investment opportunities exist, and continue to exist, for the Debtors.  With additional capital, the Debtors would have the flexibility to modernize certain of their existing copper-based networks with optical fiber, expanding the reach of the Debtors’ existing fiber-based networks into areas most suitable and attractive for growth, and providing fiber backhaul for towers and small cell deployments.  However, given the Debtors’ current capital constraints, the Debtors do not have access to capital to make these necessary infrastructure investments.  Increased liquidity and decreased debt servicing costs will make pursuing these strategic enhancements to technology and equipment feasible in many areas.

2.	Competition and Shifting Industry Preferences

Competition within the telecommunications industry is intense.  Technological advances as well as regulatory and legislative changes have enabled a wide range of historically non-traditional communications service providers to compete with traditional providers, including the Debtors.  The Debtors have experienced substantial, and in some cases complete, revenue attrition of intercarrier compensation (the charges other telecommunications pay to terminate traffic on the Debtors’ network) at the federal level and are still rate regulated by some state PUCs. In certain jurisdictions, the Debtors are subject to significant state and federal regulations, including, but not limited to, service quality performance standards that measure the Debtors on installation and repair intervals, customer service metrics, and outage frequency and duration, and carrier of last resort obligations, where the Debtors must bring landline facilities to anyone requesting voice service regardless of complexity or cost.  Wireless, VOIP, and cable competitors are not subject to these same regulations and, as a result, have lower cost structures.  The industry has also experienced substantial consolidation in recent years.  All of these factors create downward pressure on the demand for and pricing of the Debtors’ services.  The Debtors primarily compete with:

•
Cable operators: In a majority of the Debtors’ markets, cable operators offer similar high speed internet, video, and voice services, and compete with the Debtors aggressively for consumer and business customers on speed and price.

•
Wireless carriers: Wireless operators offer internet, video, and voice services and compete with the Debtors for consumer and business customers by offering packages with mobility and increasingly large data caps that utilize or will utilize the latest 5G technology to mobile customers.

•
Satellite providers: In all of the Debtors’ markets, satellite operators offer high speed internet, voice, and/or video services and compete with the Debtors aggressively for consumer and business customers on both price and performance.

•
Online video providers: Some consumers are opting for internet-delivered video services through online service providers rather than traditional, multi-channel video.  This practice is commonly called “cord cutting.”[37]  In response, the Debtors have taken steps to deliver such content to consumers.

•
Competitive fiber operators: In many of the Debtors’ markets, competitive operators have developed fiber network to compete with the Debtors’ internet and data services, primarily for business and carrier customers.

Additionally, the importance of reliable broadband and demand for faster broadband speeds is increasing.  The FCC changed its definition of what constitutes advanced broadband capabilities for certain purposes to 25 megabits per second (Mbps) download and 3 Mbps upload (25/3) from the standard of 4 Mbps download and 1 Mbps upload (4/1) set in 2010.38  Additionally, the percentage of total fixed connections in the US with a download speed of at least 25 Mbps has grown from 44 percent in 2014, to nearly 70 percent as of December 2017.39  This trend emphasizes that the Debtors need to update their infrastructure from their current predominantly copper-based networks to better compete in the industry.

Coupled with these challenges, shifting consumer preferences away from traditional landline telephone and television services have impacted the Debtors’ bottom line.  As customers resort to voice and video “cord cutting,” the Debtors have seen a decrease in both their voice and video subscription services.  In the last 20 years, wireline ILECs’ share of the voice market has declined from greater than 60 percent to less than 10 percent nationwide, driven by losses to wireless, CLEC and cable competitors.40  During this same period, wireless connections increased by more than 250 percent from under 100 million to more than 348 million connections.41  Further, near‑ubiquitous 4G wireless coverage has made wireless-only phone service a much more viable option for consumers than it has been historically.  With upgrades to 5G service, wireless operators will increasingly compete for broadband customers.

[37]	FCC, 2018 Communications Marketplace Report.
[38]	FCC, 2015 Broadband Progress Report.
[39]	FCC, Internet Access Services as of Dec. 31, 2017.
[40]	FCC, Voice Telephone Services Reports and Local Telephone Competition Reports, https://www.fcc.gov/voice-telephone-services-report.
[41]	Id.

Given the increasing reliance of consumers on a fast broadband connection, the Debtors have a unique opportunity to invest in modernizing their network to improve speeds, quality, and performance.  Further, the increase in video cord cutting also presents an opportunity for the Debtor to focus more on broadband products rather than content, where the Debtors are increasingly less competitive.

For video services, the Debtors have lost approximately 300,000 net video subscribers across all markets in the last two years.42   At the same time, programming or “content” costs for video services have increased, with video streaming providers like Amazon and Netflix entering and capturing a substantial share of the market.  Therefore, costs for content have risen such that incurring acquisition costs to add new customers to the Debtors’ video product are not consistently profitable.

As previously described, the Debtors’ businesses rely on certain government funding programs.  Currently, it appears that the CAF-related cash flows are likely to expire or decline beginning in 2022.  However, the CAF program will be replaced by the new RDOF program, the first phase of which is scheduled for auction in October 2022.  The RDOF may also provide an opportunity for the Debtors to upgrade existing areas, and the first phase of this program may include as many as one million locations in the Debtors’ service territories. Considering the Debtors’ extensive reach in rural areas, success or failure in the RDOF auction will impact the Debtors and their ability to provide more robust services in its service territory.

C.	Restructuring Support Agreement, Proposed DIP Financing, and Committed Exit Facility

1.	Restructuring Support Agreement

The Restructuring Support Agreement contemplates a comprehensive reorganization achieved through a plan that will result in a substantial deleveraging of the Debtors’ balance sheet by over $10 billion in funded debt obligations while paying in full all non-funded debt claims against the Debtors.  The key financial components and commitments of the restructuring are as follows:

•	all holders of secured debt will be repaid during these Chapter 11 Cases, paid in full on the Effective Date, or reinstated;

•
holders of Senior Notes will receive their pro rata share of 100 percent of the common stock (subject to dilution by the Management Incentive Plan) of Reorganized Frontier, $750 million of Takeback Debt (subject to downward adjustment) on either a third-lien or a to-be-agreed-upon basis depending on treatment of the second lien notes under a plan, and unrestricted cash of Reorganized Frontier in excess of $150 million as of the Effective Date;

•	holders of general unsecured claims will be paid in full, reinstated, or otherwise unimpaired by the restructuring;

•	holders of certain secured and unsecured notes held by the Debtors’ subsidiaries will be reinstated or paid in full at the effective date; and

[42]	See Frontier Communications Corporation, Annual Report 2019 (Form 10‑K) (Mar. 31, 2020), page 35.

•
Consenting Noteholders are entitled to designate two observers to the Company’s Board (one from each of the Noteholder Groups), who will be entitled to participate in Board and Finance Committee discussions and deliberations, while the Restructuring Support Agreement is effective.

The level of consensus for this comprehensive reorganization reflects the efforts undertaken by the Debtors and the Consenting Noteholders, and the parties’ belief in the Debtors’ prospects as a reorganized enterprise.  Importantly, the plan contemplated by the Restructuring Support Agreement proposes to pay in full all non-funded debt.  In so doing, the Restructuring Support Agreement is intended to minimize any potential adverse effects to the Debtors’ businesses and thus positioning the Debtors for a prompt confirmation of a plan of reorganization and a successful regulatory approval process.  The filed Plan memorializes the terms set forth in the Restructuring Support Agreement.

2.	Proposed DIP Financing

In a true testament to the strength of Frontier’s reorganizational prospects, Frontier has been able secure fully‑committed new money financing of up to $460 million in debtor-in-possession financing through the DIP Facility.  Goldman Sachs Bank USA (“Goldman”) will act as administrative agent and lead arranger for the DIP Facility.  Pursuant to the DIP Credit Agreement, the Debtors have agreed to pay certain fees in connection with the extension of credit under the DIP Facility, which are included in the budget pertaining to the DIP Facility.

The Debtors did not seek approval of the DIP Facility at the first day hearing on April 16, 2020, but they did seek interim approval of a proposed adequate protection package and authorization of payments to holders of Subsidiary Unsecured Notes.  The Debtors were originally scheduled to seek approval of the DIP Facility at the “second day” hearing on May 22, 2020.  On May 13, 2020, the Debtors filed the Notice of Adjournment of Hearing on Final Approval of DIP Financing and Related Motion to Redact the DIP Letters [Docket No. 268] that adjourned the hearing on the DIP Facility to June 29, 2020 at 10 a.m. (prevailing eastern time) (the “DIP Hearing”).

The availability of the DIP Facility will provide additional liquidity, along with the over $1 billion in liquidity from the Pacific Northwest Transaction, to fund these Chapter 11 Cases and the Debtors’ general corporate operations, and signal to the Debtors’ customers, vendors, employees, and lenders that operations will continue in the ordinary course.  Given the DIP Facility lenders’ existence within the prepetition capital structure and their willingness to provide relationship capital in excess of historical participation, the DIP Facility is attractively price, especially considering the current condition of the capital markets.  Finally, the DIP Facility establishes favorable exit financing within these volatile capital markets, thereby materially de-risking the Debtors’ emergence from chapter 11.  The Debtors believe the DIP Facility will maximize the value of the Debtors’ estates as they seek to implement the restructuring contemplated by the Plan.

3.	Committed Exit Financing

To ensure the Debtors have sufficient liquidity upon emergence from these Chapter 11 Cases to continue operations in the ordinary course and effectuate their go‑forward business plan, upon the Effective Date, the DIP Facility provides for certain mechanisms by which the DIP Facility will be converted to an exit revolving credit facility, replacing the Debtors’ current Revolving Credit Facility.  In short, all borrowings and undrawn commitments under the DIP Facility will, upon satisfaction of applicable conditions, be converted into a senior secured revolving exit facility (the “Exit Facility”).  This exit commitment, to convert the DIP Facility into the Exit Facility (rather than seeking to be paid in cash in full at emergence), provides the Debtors with a clear and reliable path to emerge from chapter 11 in an expeditious manner with a stronger balance sheet.

4.	Case Milestones under the Restructuring Support Agreement towards Confirmation

As provided in the Restructuring Support Agreement, the Debtors and the Consenting Noteholders agreed to certain milestones, of which the remaining are as follows:

Event	Date
File the Plan and Disclosure Statement and motion for approval of the Disclosure Statement and associated solicitation procedures	May 14, 2020
Disclosure Statement Order Entered	July 13, 2020
Commence Solicitation	No later than three (3) Business Days after entry of the Disclosure Statement Order
Confirmation Order Entered	August 12, 2020

D.	Management Compensation Related to These Chapter 11 Cases

Frontier offered the Debtors’ Senior Executive Vice President, Chief Legal Officer, and Chief Transaction Officer, Mark D. Nielsen, the opportunity to receive a success bonus upon the occurrence of certain specified events and pursuant to certain terms and conditions contained in a letter agreement dated July 17, 2019.  The prepetition employment contract of the Debtors’ Executive Vice President, Chief Transaction Officer, and Chief Legal Officer provides for a restructuring success fee totaling $1 million to be paid in two equal parts upon plan confirmation and the effective date, referenced in the Debtors’ Motion for Entry of Interim and Final Orders Authorizing the Debtors to (I) Pay Prepetition Employee Wages, Salaries, Other Compensation, and Reimbursable Employee Expenses and (II) Continue Employee Benefits Programs [Docket No. 26].

VII.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES

A.	Corporate Structure upon Emergence

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

To implement the restructuring contemplated by the Plan, the Debtors intend to take a number of steps after Confirmation of the Plan (but prior to emergence from chapter 11) to re-cast their corporate structure and put in place their new capital structure.  The following conditions shall have been satisfied or waived pursuant to the Plan:

•	The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order and in full force and effect;

•	Reorganized Frontier’s New Common Stock shall have been issued;

•	The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court;

•	Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained; and

•
The Professional Fee Escrow Account shall have been established and funded with cash.  The Debtors anticipate that they will be able to execute all of the foregoing steps in a timely fashion on or prior to emergence from chapter 11.

B.	Expected Timetable of the Chapter 11 Cases

The Debtors expect to move forward through these Chapter 11 Cases pursuant to the milestones set out in the Restructuring Support Agreement and referenced in Article VI.C.4 of this Disclosure Statement.  No assurances can be made, however, that the Bankruptcy Court will enter various orders on the timetable anticipated by the Debtors.

C.	The Debtors’ First and Second Day Relief and Other Case Matters

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors filed several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases, minimize disruption to the Debtors’ operations, and effectuate the terms of the Plan, by, among other things:  (1) continuing to utilize the Debtors’ prepetition cash management system, including with respect to intercompany transactions; (2) paying certain prepetition claims in the ordinary course of business; (3) paying prepetition wages and certain administrative costs related to those wages; (4) paying certain taxes and fees that accrued or arose in the ordinary course of business before the Petition Date; (5) providing adequate assurance of payment for future utility services; (6) maintaining and administering existing customer programs; (7) approving certain procedures regarding the transfer of stock of Frontier to preserve the value of certain tax attributes; (8) continuing insurance policies and honor existing obligations in respect thereof; and (9) authorizing and approving the assumption of the Pacific Northwest Transaction Purchase Agreement, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases.  A brief description of each of the First Day Motions and the evidence in support thereof is set forth in the Declaration of Carlin Adrianopoli, Executive Vice President of Strategic Planning, in Support of Chapter 11 Petitions and First Day Motions (the “First Day Declaration”) [Docket No. 3].  At a hearing on April 16, 2020, the Bankruptcy Court approved each of the First Day Motions.

The Debtors did not seek approval of the DIP facility at the first day hearing, but did seek interim approval of a proposed adequate protection package and authorization of payments to holders of subsidiary unsecured debt.  At the hearing on April 16, 2020, the Court granted the Debtors’ motion for adequate protection on an interim basis [Docket No. 89].  The DIP Hearing is currently scheduled for June 29, 2020 at 10:00 a.m.

The First Day Motions, the First Day Declaration, and all orders for relief granted in the Chapter 11 Cases, can be viewed free of charge at https://cases.primeclerk.com/ftr.

The Debtors also filed several other motions subsequent to the Petition Date to further facilitate the smooth and efficient administration of these Chapter 11 Cases and ease administrative burdens, including a motion to retain professionals utilized in the ordinary course of business that seeks to establish procedures for the retention and compensation of certain professionals utilized by the Debtors in the ordinary course operation of their businesses. In addition, the Debtors filed a number of retention applications seeking to retain certain professionals postpetition pursuant to sections 327 and 328 of the Bankruptcy Code, including: Kirkland as legal counsel [Docket No. 205]; Evercore as investment banker [Docket No. 196]; Ernst & Young LLP, as valuation, accounting, and tax services providers [Docket No. 194]; FTI as advisors pursuant to section 363 of the Bankruptcy Code; [Docket No. 197]; KPMG LLP as audit, tax compliance, and tax consulting services providers [Docket No. 193]; Prime Clerk as administrative advisor [Docket No. 207]; Communications Media Advisors, LLC (d/b/a CMA Strategy Consulting) as telecommunications services consultants [Docket No. 207]; PricewaterhouseCoopers LLP as tax advisors [Docket No. 199]; Delta Partners Corp., as business and marketing consultants [Docket No. 200]; Cravath, Swaine & Moore LLP as special counsel [Docket No. 192]; Wilkinson Barker Knauer, LLP, as regulatory counsel [Docket No. 201]; and Willkie Farr & Gallagher LLP as special counsel [Docket No. 203].

The foregoing professionals, among others, are each, in part, responsible for the administration of the Chapter 11 Cases.  The postpetition compensation of all of the Debtors’ professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code is subject to the approval of the Court.  The hearing on these motions, certain second day motions, and the final relief on certain of the First Day Motions is set to be heard on May 22, 2020 at 10:00 a.m. (prevailing Eastern Time).

D.	Appointment of Unsecured Creditors’ Committee

On April 23, 2020, the U.S. Trustee filed the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 142].  The seven-member Committee is currently composed of the following members: The Pension Benefit Guaranty Corporation, the Communication Workers of America, AT&T Services, Inc., The Bank of New York Mellon, Cathy Bailey, Connecticut Light and Power Company d/b/a Eversource Energy, and U.S. Bank National Association. The Committee has selected Kramer Levin Naftalis & Frankel LLP as its legal counsel, Alvarez & Marsal North America, LLC as its financial advisor, and UBS Securities LLC as investment banker.

E.	Schedules and Statements

The Debtors are currently due to file their Schedules of Assets and Liabilities and Statements of Financial Affairs (“Schedules and Statements”) by May 28, 2020.  The Debtors filed a motion to extend the filing date of such Schedules and Statements until June 25, 2020.  [Docket No. 204].  The Debtors intend to file part of the Schedules and Statements by May 28, 2020 and file the remaining portions by June 25, 2020.

F.	Pacific Northwest Transaction

At a hearing on April 24, 2020, the Court granted the Debtors’ amended motion to assume the definitive agreement for the Pacific Northwest Transaction, dated as of May 28, 2019, subject to customary adjustments.  The Court entered the Pacific Northwest Order on April 27, 2020 and on May 1, 2020 the sale closed.  For a further discussion of the Pacific Northwest Transaction, see Section V.F.4.

G.	Litigation Matters

In the ordinary course of business, the Debtors are parties to certain lawsuits, legal proceedings, collection proceedings, and claims arising out of their business operations.  The Debtors cannot predict with certainty the outcome of these lawsuits, legal proceedings, and claims.  With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases.

H.	Potential Alternative Transactions

The Restructuring Support Agreement contemplates that the Debtors may pursue alternative transactions that may provide for higher or better value to the Debtors’ stakeholders.  Since the Petition Date, the Debtors and their advisors have evaluated potential alternative transactions with a number of potentially interested parties.  Certain of these parties have received due diligence, met with the Debtors’ management team, and/or have provided offers.

VIII.	CERTAIN REGULATORY CONSIDERATIONS

The Company’s operations are subject to federal, state, and local regulation, each of which require unique regulatory authorizations for the Company’s regulated service offerings.  Obtaining approval from the FCC and certain state PUCs is generally required for the issuance, renewal, transfer of control, assignment, or modification of such regulatory authorizations.

A.	FCC Consents

The FCC’s authority to review any proposed transaction, including reorganization in bankruptcy, is triggered by the assignment or transfer of FCC Licenses held by Frontier.  When an entity files for bankruptcy, the FCC Licenses are assigned as a matter of law from the licensee to the licensee as debtor-in-possession.  The FCC considers this to be an involuntary assignment of the license and requires that the licensee file a notification with the FCC within 30 days of the bankruptcy filing. Thereafter, FCC approval will be required to assign the FCC Licenses to Reorganized Frontier pursuant to the conditions set forth in the Plan.  Applications requesting such FCC approval will have to detail the change in control of Reorganized Frontier in order to account for the New Common Stock acquired by the holders of the Senior Notes.  If such holders of the New Common Stock are foreign persons, review by Team Telecom, an interagency review body, may be required in order to allow Team Telecom to assess the national security risks, if any, posed by the Plan.  Timing of approvals associated with emergence will be difficult to predict.

B.	CFIUS Review

CFIUS, through powers delegated by the President of the United States, is authorized to conduct investigations of, and subsequently suspend or prohibit, any investment, acquisition, merger, takeover or other transaction that (i)(A) would result in foreign control of a U.S. business or (B) where a foreign person makes a non-controlling investment in certain U.S. businesses that affords it specific rights, and (ii) could impact the national security of the United States.  Depending on the ultimate foreign ownership of the New Common Stock of Frontier and governance rights afforded to such stockholders, submitting a declaration or notice to CFIUS may be advisable, if not required.  The CFIUS assessment process is separate from, but complementary to, the national security review conducted by Team Telecom and described above.  Timing of approvals associated with emergence will be difficult to predict.

C.	PUCs and Video Franchise Consents

Many states have processes for approving chapter 11-related transfers of control of LECs that are similar to those of the FCC. State PUC approval for transfer of control of holders of PUC authorizations is required in several states in which the Company operates.  PUCs will generally evaluate whether the transfer of control and the Company’s ongoing ownership and operation of holders of PUC authorizations is in “public interest.”  See “Risk Factors – Risks Related to Regulatory Approvals for the Restructuring Transactions” for discussion of PUC Approvals required for the Restructuring Transactions.

PUCs also typically have the authority to inquire about the state of regulated entities at any time. If Frontier’s financial position or service quality performance were to deteriorate dramatically, it is possible that that state PUCs could examine the situation, either by contacting Frontier privately or by conducting hearings.    The Debtors are the subject of investigations by state PUCs in certain states, which may have an impact on the timing of PUC Approvals in such states and/or lead to the imposition of financial sanctions and/or operational restrictions, including revocation of operating authority.  Certain state PUCs also may seek to participate in or closely monitor the Company’s bankruptcy court proceedings.

In addition, prior approval may be required to emerge from chapter 11 under certain of the Company’s video franchises.

IX.	RISK FACTORS

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan.  Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Bankruptcy Law Considerations

Although the Debtors believe that the Chapter 11 Cases will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case.  Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed.

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims or Allowed Interests under the Plan, but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan, or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

For further discussion regarding the regulatory impact of the Chapter 11 Cases is more fully set forth in Article IX.D, Risks Related to Regulation

1.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent.  If such conditions precedent are not waived or not met, the Effective Date will not take place.

3.	The Debtors May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan or transaction.  There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Allowed Claims and Allowed Interests as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

4.	The Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that:  (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, and although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will confirm the Plan.  A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met.  If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims or Allowed Interests against them would ultimately receive with respect to their Claims or Interests.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.  Any such modifications could result in less favorable treatment of any non-accepting Class of Claims or Interests, as well as any Class junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.  Changes to the Plan may also delay the confirmation of the Plan and the Debtors’ emergence from bankruptcy.

5.	Nonconsensual Confirmation

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es).  The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.  In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

6.	Continued Risk After Consummation

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in demand for telecommunications services, changes in telecommunications technology, and increasing expenses.  See Article IX.C of this Disclosure Statement, entitled “Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses.”  Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed.  As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose a plan and prohibits creditors and others from proposing a plan.  The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions.  If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan.

Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases.  Adequate funds may not be available when needed or may not be available on favorable terms.

7.	The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code.  In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

8.	The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection.  Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

9.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date will occur after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur, including due to those risks outlined as part of the regulatory process.

10.	Risk of Termination of the Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the parties the ability to terminate the Restructuring Support Agreement if various conditions are not satisfied.  Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Company’s relationships with regulators, government agencies, vendors, suppliers, employees, and customers.  If the Restructuring Support Agreement is terminated, each vote or any consent given by any Consenting Noteholders (as defined in the Restructuring Support Agreement) prior to such termination will be deemed null and void from the first instance.

11.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims.  The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates.  Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement.  Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed.  Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

12.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable.  The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved.  If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts and have agreed to make further contributions, including, but not limited to, agreeing to significant reductions in the amounts of their Claims against the Debtors’ Estates, equitizing certain funded debt, but only if they receive the full benefit of the Plan’s release and exculpation provisions.  The Plan’s release and exculpation provisions are an inextricable component of the Restructuring Support Agreement and Plan and the significant deleveraging and financial benefits that they embody.

B.	Risks Related to Recoveries under the Plan

1.	The Reorganized Debtors May Not Be Able to Achieve their Projected Financial Results

The Reorganized Debtors may not be able to achieve their projected financial results.  The financial projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States and world economies in general, and the industry in which the Debtors operate in particular.  Although the Debtors believe that the financial projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized.  If the Debtors do not achieve their projected financial results, the value of the recoveries under the Plan may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date.  Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

2.	A Liquid Trading Market for the New Common Stock May Not Develop

Subject to meeting the applicable listing standards, Reorganized Frontier will seek to obtain a listing for the New Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the date on which such New Common Stock is issued.  The Debtors make no assurance that they will be able to list the New Common Stock on a recognized U.S. stock exchange, or, even if the Debtors do, that liquid trading markets for shares of New Common Stock will develop.  The liquidity of any market for shares of New Common Stock will depend upon, among other things, the number of holders of such securities, Reorganized Frontier’s financial performance, and the market for similar securities, none of which can be determined or predicted.  Accordingly, there can be no assurance that an active trading market for these securities will develop, nor can any assurance be given as to the liquidity or prices at which such securities might be traded.  In the event an active trading market does not develop, holders of the New Common Stock may have difficulty in selling their securities should they desire to do so and the price of the New Common Stock may decline.

3.	The Trading Price for the Shares of New Common Stock May Be Depressed Following the Effective Date

Assuming that the Effective Date occurs, shares of New Common Stock will be issued to Holders of certain Classes of Claims (as applicable).  In addition, Holders of Claims that receive New Common Stock may seek to sell such securities in an effort to obtain liquidity.  These sales and the volume of New Common Stock available for trading could cause the trading price for the New Common Stock to be depressed, particularly in the event no established trading market develops for these securities.

4.	The Implied Valuation of the New Common Stock is Not Intended to Represent the Trading Value of the New Common Stock

The Reorganized Debtors’ valuation is not intended to represent the trading value of the New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict.  If a market were to develop, actual market prices of such securities at issuance will depend on the following considerations, among other things:  (a) prevailing interest rates; (b) conditions in the financial markets; (c) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities.  The actual market price of the New Common Stock may be volatile.  Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall.  Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued under the Plan does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets.

5.	Certain Holders of New Common Stock and Takeback Debt May Be Restricted in their Ability to Transfer or Sell their Securities

To the extent that the Securities issued under the Plan, including shares of New Common Stock and the Takeback Debt (if applicable), are issued pursuant to section 1145(a)(1) of the Bankruptcy Code, such securities may be resold by the holders thereof without registration under the Securities Act unless the holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such securities, or is deemed an “affiliate” within the meaning of the Securities Act.  Resales by Holders of Claims (as applicable) who receive New Common Stock or Takeback Debt (if applicable) pursuant to the Plan that are deemed to be “underwriters” or “affiliates” would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable state or local securities laws.  Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act.

The Debtors make no representation regarding their ability to register any Securities or the availability of an exemption from registration for any holder of New Common Stock or Takeback Debt to freely resell their securities.  See Article XII to this Disclosure Statement.

6.	Restricted Securities Issued under the Plan May Not Be Resold or Otherwise Transferred Unless They Are Registered Under the Securities Act or an Exemption from Registration Applies

To the extent that Securities issued pursuant to the Plan, including shares of Common Stock and the Takeback Debt (if applicable), are not exempt from registration by section 1145(a)(1) of the Bankruptcy Code, such Securities may be issued pursuant to section 4(a)(2) under the Securities Act or another available exemption and will be deemed “restricted securities” that may not be sold, exchanged, assigned or otherwise transferred unless they are registered, or an exemption from registration applies, under the Securities Act.  Under Rule 144, the public resale of restricted securities is permitted if certain conditions are met, and these conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144.

Under Rule 144, a non-affiliate who has not been an affiliate of the issuer during the preceding three months may resell restricted securities after a six-month holding period unless certain current public information regarding the issuer is not available at the time of sale, in which case the non-affiliate may resell after a one-year holding period.  An affiliate may resell restricted securities after a six-month holding period but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale, and notice requirements of Rule 144.  Although the Debtors currently expect that the current public information requirement will be met when the six-month holding period expires, they cannot guarantee that resales of the restricted securities will qualify for an exemption from registration under Rule 144.  In any event, holders of restricted securities should expect to be required to hold their restricted securities for at least six months.

Whether any particular person would be an underwriter or an affiliate would depend upon various facts and circumstances applicable to that person. Accordingly, we make no representation concerning the ability of a person to dispose of the Securities issued under the Plan. Persons who receive Securities under the Plan are urged to consult their own legal advisor with respect to the restrictions applicable under the federal or state securities laws and the circumstances under which securities may be sold in reliance on such laws.

7.	Risks Related to Reinstatement Pursuant to Section 1124(2) of the Bankruptcy Code

The Debtors may reinstate Class 5, Class 6, Class 7, Class 8 and Class 9 pursuant to section 1124(2) of the Bankruptcy Code.  Reinstatement, or the failure to reinstate, the applicable claims in accordance with section 1124(2) of the Bankruptcy Code could materially affect distributions available to holders of Allowed Claims under the Plan.

8.	The Debtors May Be Controlled by Significant Holders

Pursuant to the Plan, holders of Class 10 Senior Notes Claims are expected to acquire all of the New Common Stock, subject to dilution by the Management Incentive Plan.  If such holders of New Common Stock were to act as a group, such holders would be in a position to control all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the Interests in Reorganized Frontier.

9.	New Common Stock is Subject to Dilution

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from New Common Stock issued in connection with the Management Incentive Plan, including any Emergence Awards, and the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

10.	Reorganized Frontier’s Charter and Bylaws Could Deter Takeover Attempts

Various provisions of Reorganized Frontier’s certificate of incorporation and by-laws, and Delaware law, could make acquiring control of Reorganized Frontier without the requisite support of the Board difficult for a third party, even if the change of control would be beneficial to a recipient of New Common Stock. The existence of these provisions could deprive certain recipients of New Common Stock of an opportunity to sell their shares of New Common Stock at a premium over the prevailing market price. The potential inability of holders of New Common Stock to obtain a control premium could, in certain instances, depress any future trading prices of New Common Stock.

11.	The Federal Income Tax Consequences of the Plan to the Debtors and Holders of Claims and Interests are Highly Complex

The federal income tax consequences of the Plan to the Debtors, the Reorganized Debtors, and Holders of Claims are highly complex and will depend on, among other things, whether the Restructuring Transactions are consummated as a Taxable Transaction or a Recapitalization Transaction (as each is defined below), potentially uncertain technical issues, and certain issues that cannot be known until after the Effective Date occurs.  These tax considerations are discussed in detail below in “Certain United States Federal Income Tax Consequences of the Plan,” and Holders of Claims should carefully review that section of this Disclosure Statement and consult their own tax advisors regarding the tax implications of the Plan.

C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses

An additional discussion of the risks as well as important factors that could cause results to differ from forward looking statements contained in this disclosure statement associated with the Debtors’ business operations is set forth in Frontier Communications’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 31, 2020 and Frontier Communications’ Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 4, 2020.   Both filings can be located on the Debtors’ website at https://investor.frontier.com/Docs.  Specifically, these filings have further discussion on the impact of the COVID-19 Pandemic on the Debtors’ businesses.

1.	The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Fund their Operations and Service their Indebtedness

The Reorganized Debtors’ ability to generate cash to fund their operations and make scheduled payments on or refinance their debt obligations following emergence depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control.  The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to fund their operations and pay the principal, premium, if any, and interest on their indebtedness or to refinance it on acceptable terms or at all.

2.	The Debtors Will Be Subject to Various Risks and Uncertainties Associated with the Chapter 11 Cases

For the duration of the Chapter 11 Cases, the Debtors’ operations, including their ability to execute their business plan will be subject to the risks and uncertainties associated with bankruptcy.  These risks include the following: (a) the Debtors’ creditors or other third parties who have interests in the Chapter 11 Cases may take actions or make decisions that are inconsistent with and detrimental to the plans the Debtors believe to be in their best interests; (b) the Debtors may be unable to obtain Bankruptcy Court approval with respect to certain matters in the Chapter 11 Cases from time to time; (c) the Bankruptcy Court may not agree with the Debtors’ objections to positions taken by other parties; (d) the Debtors may not be able to confirm and consummate the Plan or may be delayed in doing so; (e) the Debtors may not be able to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (f) the Debtors may not be able to obtain and maintain normal credit terms with vendors, strategic partners, and service providers; (g) the Debtors may not be able to continue to invest in their products and services, which could hurt their competitiveness; (h) the Debtors may not be able to enter into or maintain contracts that are critical to their operations at competitive rates and terms, if at all; (i) the Debtors may be exposed to risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (j) the Debtors may be exposed to risks associated with third parties seeking and obtaining Bankruptcy Court approval to (i) terminate or shorten the Debtors’ exclusivity period to propose and confirm the Plan, (ii) appoint a chapter 11 trustee, or (iii) convert the Chapter 11 Cases to chapter 7 liquidation cases; and (k) the Debtors’ customers may choose to do business with their competitors.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways.  For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ ability to compete and their relationship with customers, business partners, vendors, suppliers, service providers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition, particularly if the Chapter 11 Cases are protracted.  Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities.  Because of the risks and uncertainties associated with the Chapter 11 Cases, the ultimate impact of events that occur during these proceedings will have on the Debtors’ business, financial condition, and results of operation cannot be accurately predicted or quantified.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses

While the Restructuring Support Agreement contemplates the confirmation of the Plan within the first 120 days of the Petition Date, the Debtors will still need to meet certain regulatory approvals prior to emergence. The Debtors’ future results will be dependent upon the timely and successful confirmation and implementation of a plan of reorganization.  If a restructuring is protracted, it could adversely affect the Debtors’ operating results, including their relationships with advertising customers, business partners, and employees.  The longer the Chapter 11 Cases continue, the more likely it is that the Debtors’ customers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and seek to establish alternative commercial relationships.  If the Debtors experience a protracted reorganization, there is a significant risk that the value of the enterprise would be substantially eroded to the detriment of all stakeholders. So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization.  Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	The Debtors Operations or Ability to Emerge from Bankruptcy May be Impacted by the Continuing COVID-19 Pandemic

The continued spread of COVID-19 could have a significant impact on the Debtors’ business. On a macro level, this pandemic has dampened global growth and ultimately could lead to an economic recession.  Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes on the Company are uncertain at this time.

5.	Financial Results May Be Volatile and May Not be Indicative of Future Financial Performance

The Financial Projections attached hereto as Exhibit E are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations.  These variations may be material and may adversely affect the value of the New Common Stock and the ability of the Debtors to make payments with respect to their indebtedness.  Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses, contract terminations and rejections, and claims assessments significantly impact the Debtors’ consolidated financial statements.  As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date.  In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization.  The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets.  The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors.  There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the board of directors may make after fully evaluating the strategic direction of the Debtors and their business plan.  Any deviations from the Debtors’ existing business plan would necessarily cause a deviation.

6.	The Debtors Operate in a Highly Competitive Industry

The Debtors operate in the highly competitive telecommunications industry, and they may not be able to maintain or increase their current customers and revenues following their emergence from the Chapter 11 Cases.  The Debtors compete with other traditional communications providers, as well as historically non-traditional communications service providers, such as cable operators, wireless carriers, and online video providers, many of which are subject to less regulation and have lower cost structures than the Debtors.  Market shares are subject to change for various reasons, including through consolidation of the Debtors’ competitors through processes such as mergers and acquisitions, which could have the effect of reducing the Debtors’ revenues in a specific market.  In certain jurisdictions, the Debtors are subject to significant state and federal regulations, including, but not limited to, service quality performance standards that measure the Debtors on installation and repair intervals, customer service metrics, and outage frequency and duration, and carrier of last resort obligations, where the Debtors must bring landline facilities to anyone requesting voice service regardless of complexity or cost.  Wireless, VOIP, and cable competitors are not subject to these same regulations and, as a result, have lower cost structures.

In fact, the communications industry has experienced substantial consolidation in recent years through processes such as mergers and acquisitions. The Debtors’ competitors may develop technology, products, or services that are equal or superior to those the Debtors provide or that achieve greater market acceptance and brand recognition than the Debtors’ achieve.  Additionally, consumer and commercial customers may be hesitant to purchase products or services from the Debtors during the Chapter 11 Cases.  Further, there is historical precedent of competitors in the industry attempting to poach customers using aggressive marketing tactics, speculating that a distressed communications company will liquidate.  It also is possible that new competitors may emerge and rapidly acquire significant market share.  An increased level of competition may lead to a downward pressure on the pricing of the Debtors’ services, as the Debtors attempt to retain customers, or may cause the Debtors to lose customers to their competitors who offer lower prices that the Debtors are unable or unwilling to match.  The Debtors’ ability to compete effectively depends, in part, on their ability to achieve a competitive cost structure during the Chapter 11 Cases, reverse their customer losses, and continue to provide high-quality services.  If they cannot do so, then their business, financial condition, and operating results would be adversely affected.

The Debtors might not be able to meet the technological needs or expectations of our customers, and may lose customers as a result. The telecommunications industry is subject to significant changes in technology, and replacing or upgrading their infrastructure to keep pace with such technological changes could result in significant capital expenditures. If the Debtors do not replace or upgrade technology and equipment and manage broadband speeds and capacity as necessary, they might not be able to compete effectively, because they will not be able to meet the needs or expectations of their customers.

In addition, the Debtors cannot predict which of the many possible future technologies, products, or services will be important in order to maintain their competitive position or what expenditures will be required to develop and provide these technologies, products, or services.  Their ability to compete successfully will depend on the effectiveness of capital expenditure investments in their properties, their marketing efforts, their ability to anticipate and respond to various competitive factors affecting the industry, including a changing regulatory environment that may affect their business and that of their competitors differently, new services that may be introduced, changes in consumer preferences, or habits, demographic trends, economic conditions, and pricing strategies by competitors.  Increasing competition may reduce the Debtors’ revenues and increase their marketing and other costs, as well as require them to increase their capital expenditures and thereby decrease their cash flows.

7.	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising out of the Chapter 11 Cases

In the future, the Reorganized Debtors may become parties to litigation.  In general, litigation can be expensive and time consuming to bring or defend against.  Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results.  It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan.  It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, or the final resolution of such litigation.  The effect of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material.

8.	Workforce Risks

Certain of the Debtors’ employees are represented by unions and subject to collective bargaining agreements.  Debtors and, in the future, Reorganized Debtors, cannot predict the outcome of negotiations of the collective bargaining agreements covering their respective employees.  If the Debtors or the Reorganized Debtors are unable to reach new agreements or renew existing agreements, employees subject to collective bargaining agreements may engage in strikes, work slowdowns or other labor actions, which could materially disrupt Debtors or the Reorganized Debtors ability to provide services.  New labor agreements or the renewal of existing agreements may impose significant new costs on Debtors or the Reorganized Debtors, which could adversely affect Debtors’ or the Reorganized Debtors’ financial condition and results of operations in the future.

Further, as a result of the Chapter 11 Cases, the Debtors may experience increased levels of employee attrition, and their employees likely will face considerable distraction and uncertainty.  A loss of key personnel or material erosion of employee morale could adversely affect the Debtors’ business and results of operations.  The Debtors’ ability to engage, motivate and retain key employees or take other measures intended to motivate and incent key employees to remain with them through the pendency of the Chapter 11 Cases is limited by restrictions on implementation of incentive programs under the Bankruptcy Code.  The loss of services of members of our senior management team could impair the Debtors’ ability to execute their strategy and implement operational initiatives, which would be likely to have a material adverse effect on their financial condition, liquidity and results of operations.

9.	The Debtors May Have Substantial Indebtedness Upon Emergence From Chapter 11

The terms of the Plan contemplate that upon the Effective Date, the Debtors will have substantial funded debt obligations upon emergence.  The substantial amount of indebtedness thereunder could have important consequences to the Debtors, including:

•	limiting their ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of their business strategy or other purposes;

•	limiting their ability to use operating cash flow in other areas of their business because the Debtors must dedicate a substantial portion of these funds to service debt;

•	increasing their vulnerability to general adverse economic and industry conditions, including increases in interest rates;

•	limiting their ability to capitalize on business opportunities and to react to competitive pressures; and

•	limiting their ability or increasing the costs to refinance indebtedness.

10.	The Chapter 11 Cases May Give Rise to Unfavorable Tax Consequences for the Debtors

The consummation of the Chapter 11 Cases may have an adverse tax impact on the Debtors.  The Restructuring Transactions may be structured as a Taxable Transaction (as defined below) or a Recapitalization Transaction (as defined below).  In either case, there is a risk that the Restructuring Transaction could give rise to a U.S. federal income tax liability. If an “ownership change” were to occur prior to the conclusion of the Chapter 11 Cases, any tax liability recognized in connection with any transaction, particularly in a Taxable Transaction, could be meaningfully increased.

In addition, the Debtors expect to be required to significantly reduce certain of their tax attributes, including net operating loss carryforwards, as a result of any cancellation of indebtedness income realized in connection with the Chapter 11 Cases. Holders of Allowed Claims should carefully review Section XIII of this Disclosure Statement, entitled “Certain United States Federal Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors.

D.	Risks Related to Regulatory Approvals for the Restructuring Transactions

The Debtors can provide no assurance that the required regulatory and government consents will be obtained in connection with the Restructuring Transactions. In addition, even if all required regulatory and other governmental consents are obtained and the closing conditions are satisfied, no assurance can be given as to the terms, conditions, and timing of the approvals or clearances.

1.	There Will Be FCC Approval Requirements in Connection with Emergence from Chapter 11

The consent of the FCC is required for the assignment of any FCC licenses or for the transfer of control of an entity that holds or controls any FCC licenses.  Except in the case of “involuntary” assignments and transfers of control, prior consent of the FCC is required before an assignment of FCC licenses or a transfer of control of FCC licensees may be consummated.

Upon the commencement of the Chapter 11 Cases, the Debtors, many of which either hold or control entities holding FCC Licenses, changed to debtor-in-possession status.  The FCC considers this change in status to be an “involuntary” assignment, and after-the-fact approval of this involuntary assignment is necessary.  The Company’s subsidiaries that hold FCC licenses were required to file applications notifying the FCC of the involuntary, pro forma assignment of the Company’s FCC Licenses to the Company’s licensees as debtor-in-possession.  The Company filed the required applications on or around May 1, 2020.

 The FCC treats emergence from bankruptcy by a licensee or its parent company as a “voluntary” assignment of FCC licenses or a transfer of control of FCC licensees.  Prior approval of the FCC is required for such voluntary transfers or assignments.  Because the Plan involves, among other things, the issuance and transfer of New Common Stock that will effect a substantial change in the ownership of the Debtors under the Communications Act, the Debtors’ emergence from bankruptcy pursuant to the Plan will require FCC Approval.  The Debtors will file FCC Applications to effectuate the transfer of control to effectuate the assignment or transfer of control of the FCC Licenses with the FCC as soon as reasonably practicable after the date of the Plan.  The FCC will place the FCC Applications on public notice for up to 30 days (depending upon the nature of the FCC Application), during which period interested parties will have the opportunity to file petitions to deny the FCC Applications.  If petitions to deny or other objections are filed against the FCC Applications, the applicants will have an opportunity to file an opposition, with the petitioner then having an opportunity to file a reply.  After the pleading cycle concludes, the FCC will consider the FCC Applications and the filings made by the parties to the proceeding.

If the FCC finds the FCC Applications are in compliance with the Communications Act, finds the parties to the applications qualified and finds that the Restructuring Transactions contemplated by the Plan are in the public interest, the FCC will grant the FCC Applications after the close of the public notice period (and after review and denial of any petitions to deny or other objections) and after the bankruptcy court has released its order confirming the Plan.  There is no time limit on how long the FCC may consider the FCC Applications before acting on them, but the FCC has a stated goal of processing all transfer applications within 180 days.

Once the FCC has granted a transfer application, it will issue a public notice of the grant.  Interested parties that filed a petition to deny the grant of any of the FCC Applications may file for reconsideration for a period of 30 days following public notice of the grant.  If the grant is made by the FCC’s staff under delegated authority, the FCC may reconsider the action on its own motion for a period of 40 days following issuance of public notice of the grant.  Parties to the FCC Applications are free to close upon the grant of FCC Approval even if petitions for reconsideration are filed, but the consummation will be subject to any further order that the FCC might issue upon reconsideration.  Although highly unusual, the FCC may rescind a grant of consent upon reconsideration if it finds that doing so would serve the public interest, convenience and necessity.

          Pursuant to the FCC Ownership Procedures Order, any individual or entity that will hold New Common Stock upon emergence will be required to provide an Ownership Certification. If, based upon information provided in the Ownership Certifications, it is determined that the aggregate foreign ownership of Reorganized Frontier is likely to exceed twenty-five percent (25%), a petition to obtain a declaratory ruling from the FCC allowing the ownership of Reorganized Frontier to exceed the foreign ownership limits set forth in Section 310(b) of the Communications Act of 1934, as amended, will be required. If such a petition for declaratory ruling is filed, the FCC will refer the petition and FCC Applications to “Team Telecom” (a group of Executive Branch agencies, including the Departments of Justice and Homeland Security and the Federal Bureau of Investigation) for coordination and recommendations on national security and foreign policy issues raised by the transaction. The FCC also will refer the FCC Applications to Team Telecom if such FCC Applications report a 10% or greater direct or indirect owner of Reorganized Frontier that is not a U.S. citizen. In the event Team Telecom review is required, the timeline to receive the FCC Approvals for the Company’s emergence from Chapter 11 may be lengthened.43

2.	There May Be CFIUS Approval Requirements in Connection with Emergence from Chapter 11

Depending on ultimate foreign ownership and control of the Company after emergence, it is possible that obtaining regulatory approval from CFIUS would be advisable, if not required.  CFIUS looks at various indicia of control or certain minority rights when assessing the potential national security threats posed by an investment in or acquisition of a U.S. business by a foreign individual or entity.  The CFIUS assessment process is separate from, but complementary to, the national security review conducted by Team Telecom and described above.

3.	There Will Likely Be State Regulatory Approval Requirements in Connection with Emergence from Chapter 11

Many state PUCs have processes similar to those of the FCC, for approving transfers of control of telecommunications carriers, like the Company, pursuant to chapter 11 proceedings.

Upon the commencement of the Chapter 11 Cases, the Debtors many of which either hold or control entities holding state PUC authorizations, filed notices informing the state PUCs with jurisdiction over the Debtors’ operations of the Debtors’ entry into chapter 11 and change to debtor-in-possession status. The Debtors also will need to obtain PUC Approvals to emerge from chapter 11 from PUCs in certain states, including Arizona, California, Connecticut, Illinois, Minnesota, New York, Pennsylvania, and West Virginia.  The level of review undertaken by state PUCs, and the length of time to complete such review, varies by state.  The Company is the subject of ongoing investigations by certain state PUCs, which may have an impact on the timing of receipt of PUC Approvals in such states and/or lead to the imposition of financial sanctions and/or operational restrictions, including revocation of operating authority.  In addition, certain state PUCs may impose conditions on the approval of the Restructuring Transactions, including commitments to make significant capital expenditures to improve intrastate service.

[43]	NTD: Process for determining foreign ownership to be discussed.

State filings or approvals may also be required for certain Plan-related financing arrangements.  If PUC approval is required for any such Plan-related financing arrangements, such requests are typically combined and processed with the applicants’ transfer of control applications.

In addition, prior approval may be required to emerge from chapter 11 under certain of the Company’s video franchises.  Depending on the jurisdiction, the franchising authority may be the PUC or another state agency, a local municipality or county, or a combination thereof.

X.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, which is accompanied by a ballot or ballots to be used for voting on the Plan, is being distributed to the Holders of Claims or Interests in those Classes that are entitled to vote to accept or reject the Plan.  Holders of Claims entitled to vote should carefully read the below voting instructions.

A.	Holders of Claims Entitled to Vote on the Plan

Under the provisions of the Bankruptcy Code, not all holders of claims against or interests in a debtor are entitled to vote on a chapter 11 plan.  The table in Article III.C of this Disclosure Statement, entitled “Am I entitled to vote on the Plan?,” provides a summary of the status and voting rights of each Class (and, therefore, of each Holder of a Claim or Interest within such Class absent an objection to the Holder’s Claim or Interest) under the Plan.

As shown in the table, the Debtors are soliciting votes to accept or reject the Plan only from Holders of Claims in Class 10 Senior Notes Class (collectively, the “Voting Class”).  The Holders of Claims in the Voting Class are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan.  Accordingly, Holders of Claims in the Voting Class have the right to vote to accept or reject the Plan.

The Debtors are not soliciting votes from Holders of Claims or Interests in all other Classes.  Additionally, certain Holders of Claims in the Voting Class, such as those Holders whose Claims have been disallowed or are subject to a pending objection, are not entitled to vote to accept or reject the Plan.

B.	Voting Instructions

1.	Solicitation Agent

The Debtors have proposed to retain Prime Clerk to act, among other things, as the solicitation agent (the “Solicitation Agent”) in connection with the solicitation of votes to accept or reject the Plan.  The Solicitation Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan and will file the voting report as soon as practicable after the Voting Deadline.  The only class eligible to vote on the Plan is Class 10 Senior Notes Claims.

2.	Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to Class 10 Holders of Senior Notes Claims entitled to vote:

•	the appropriate Ballot and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope;

•	the Cover Letter; and[44]

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

C.	Voting Record Date

The Voting Record Date is [●], 2020.  The Voting Record Date is the date on which it will be determined which holders of Claims in the Voting Class are entitled to vote to accept or reject the Plan and whether Claims have been properly assigned or transferred under Bankruptcy Rule 3001(e) such that an assignee or transferee, as applicable, can vote to accept or reject the Plan as the holder of a Claim or Interest.

D.	Voting on the Plan

The Voting Deadline is [●], at [●] p.m (prevailing Eastern Time).  In order to be counted as votes to accept or reject the Plan, all ballots must be (a) electronically submitted utilizing the online balloting portal maintained by the Claims, Noticing, and Solicitation Agent on or before the Voting Deadline (but only if the instructions included with your ballot permit submission of your ballot via the online balloting portal); or (b) properly executed, completed, and delivered (either by using the envelope provided, by first class mail, overnight courier, or personal delivery) so that the ballots (or a master ballot reflecting your vote, as applicable) are actually received by the Claims, Noticing, and Solicitation Agent on or before the Voting Deadline at the following address:

DELIVERY OF BALLOTS

PRIME CLERK LLC
RE: FRONTIER COMMUNICATIONS
ONE GRAND CENTRAL PLACE
60 EAST 42nd STREET, SUITE 1440
NEW YORK, NEW YORK 10165

IMPORTANT NOTE:  If you hold Notes Claims and received an envelope addressed to your nominee, please return your ballot to your nominee (or otherwise follow the instructions of your nominee to submit your vote), allowing enough time for your nominee to cast your vote on a master ballot before the Voting Deadline.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE CLAIMS, NOTICING, AND SOLICITATION AGENT TOLL FREE AT (877) 433-8020 OR LOCAL/INTERNATIONAL AT (646) 442-5842.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

[44]	NTD: To discuss if the Ballot will include a questionnaire on foreign ownership.

E.	Voting Tabulation and Report

Unless the Debtors decide otherwise, Ballots received after the Voting Deadline may not be counted.  A Ballot will be deemed delivered only when the Solicitation Agent actually receives the executed Ballot as instructed in the applicable voting instructions.  No Ballot should be sent to the Debtors, the Debtors’ agents (other than the Solicitation Agent) or the Debtors’ financial or legal advisors.

The Bankruptcy Code may require the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan or if the Debtors waive a material condition to confirmation of the Plan.  In that event, the solicitation will be extended to the extent directed by the Bankruptcy Court.

In the event a designation of lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected.

The Debtors will file with the Bankruptcy Court, as soon as practicable after the Voting Deadline, a voting report (the “Voting Report”) prepared by the Solicitation Agent.  The Voting Report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity (each an “Irregular Ballot”), including those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged.  The Voting Report also shall indicate the Debtors’ intentions with regard to such Irregular Ballots.  Neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

F.	Ballots Not Counted

No ballot will be counted toward Confirmation if, among other things:  (1) it is illegible or contains insufficient information to permit the identification of the Holder of the Claim or Interest; (2) it was transmitted by means other than as specifically set forth in the ballots; (3) it was cast by an entity that is not entitled to vote on the Plan; (4) it was cast for a Claim listed in the Debtors’ schedules as contingent, unliquidated, or disputed for which the applicable Claims Bar Date has passed and no Proof of Claim was timely filed; (5) it was cast for a Claim that is subject to an objection pending as of the Voting Record Date; (6) it was sent to the Debtors, the Debtors’ agents/representatives (other than the Claims, Noticing, and Solicitation Agent), the administrative agents under the Credit Facilities, or the Debtors’ financial or legal advisors instead of the Claims, Noticing, and Solicitation Agent; (7) it is unsigned; or (8) it is not clearly marked to either accept or reject the Plan or it is marked both to accept and reject the Plan.  However, the Debtors may waive any defects or irregularities as to any particular Ballot at any time, either before or after the close of voting, and any such waivers shall be documented in the Voting Report.

ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR THAT IS OTHERWISE NOT IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER WILL NOT BE COUNTED. 45

[45]
For any ballot cast via electronic mail, a format of the attachment must be found in the common workplace and industry standard format (i.e., industry-standard PDF file) and a received date and time in the Claims and Balloting Agent’s inbox will be used as a timestamp for a receipt.

XI.	CONFIRMATION OF THE PLAN

A.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are:  (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of Holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code.  The Debtors believe that:  (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

B.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or an equity interest in such impaired class either (1) has accepted the plan or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7.

Attached hereto as Exhibit D and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors.  As demonstrated by the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan.  Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.  The Liquidation Analysis takes into account all intercompany liabilities on the Debtors’ books and records and all Claim Holders’ estimated recoveries therein reflect the collection on intercompany claims.

If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, the Debtors’ businesses may be liquidated pursuant to the provisions of a chapter 11 liquidating plan.  In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7.  Thus, a chapter 11 liquidation may result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs.  Any distribution to Holders of Claims or Interests (to the extent Holders of Interests would receive distributions at all) under a chapter 11 liquidation plan would most likely be substantially delayed.  Most importantly, the Debtors believe that any distributions to creditors in a chapter 11 liquidation scenario would fail to capture the significant going concern value of their businesses, which is reflected in the New Common Stock to be distributed under the Plan.  Accordingly, the Debtors believe that a chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan.  As part of this analysis, the Debtors have prepared their projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”).  Creditors and other interested parties should review Article IX of this Disclosure Statement, for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit E and incorporated herein by reference.  Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan.  A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.46

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan.  Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such Class that vote on the Plan actually cast their ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan.  Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such Class that vote on the Plan actually cast their ballots in favor of acceptance.

Pursuant to Article III.E of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

E.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class.  Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

[46]
A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code, and subject to the terms of the Restructuring Support Agreement.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan.  The test does not require that the treatment be the same or equivalent, but that treatment be “fair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly.  A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class.  As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement.  With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank.  With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Allowed Interests in that Class.  The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

F.	Valuation of the Debtors

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-Confirmation going concern value of the Debtors.  Accordingly, the Debtors, with the assistance of their advisors, produced the Valuation Analysis (the “Valuation Analysis”) that is set forth in Exhibit F attached hereto and incorporated herein by reference.  As set forth in the Valuation Analysis, the Debtors’ going-concern value recoveries to creditors under the Plan are substantially higher than the recoveries such creditors would receive in a hypothetical liquidation of the Frontier enterprise under chapter 7 of the Bankruptcy Code, as illustrated in the Liquidation Analysis.  Accordingly, the Valuation Analysis further supports the Debtors’ conclusion that the treatment of Classes under the Plan is fair and equitable and otherwise satisfies the Bankruptcy Code’s requirements for confirmation.

For the avoidance of doubt, all parties in interest shall not be deemed (a) to accept or acquiesce to any methodology utilized by the Debtors or their advisors in preparing the Valuation Analysis, or (b) to accept or acquiesce to any proposed value for the Reorganized Debtors.  All parties in interest reserve their rights to set forth their own estimates of the enterprise value of the Reorganized Debtors in connection with Plan Confirmation.

XII.	CERTAIN SECURITIES LAW MATTERS

The shares of New Common Stock and the Takeback Debt (if applicable) being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder. The Debtors believe shares of the New Common Stock, the options, or other equity awards (including any New Common Stock underlying such awards) to be issued pursuant to the post-emergence Management Incentive Program will be issued pursuant to a registration statement or another available exemption from registration under the Securities Act and other applicable law.

A.	Issuance of Securities under the Plan

Section 1145(a)(1) of the Bankruptcy Code exempts the offer, issuance, and distribution of securities under a plan of reorganization from registration under section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities when such securities are to be exchanged for claims or principally in exchange for claims and partly for cash or property. In general, securities issued under section 1145 of the Bankruptcy Code may be resold without registration unless the recipient is an “underwriter” with respect to those securities.  In reliance upon this exemption, the Debtors believe that the offer, issuance, and distribution under the Plan of the New Common Stock and the Takeback Debt (if applicable) will be exempt from registration under the Securities Act and state securities laws with respect to any such Holder who is not deemed to be an “underwriter” as defined in section 1145(b) of the Bankruptcy Code.

To the extent any shares of New Common Stock and Takeback Debt (if applicable) are issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such shares, units, and Takeback Debt (if applicable) will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

B.	Subsequent Transfers of Securities Issued under the Plan

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who, except with respect to ordinary trading transactions of an entity that is not an issuer:

•
purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if that purchase is with a view to distributing any security received in exchange for such a claim or interest;

•	offers to sell securities offered under a plan of reorganization for the holders of those securities;

•
offers to buy those securities from the holders of the securities, if the offer to buy is (i) with a view to distributing those securities; and (ii) under an agreement made in connection with the plan of reorganization, the completion of the plan of reorganization, or with the offer or sale of securities under the plan of reorganization; or

•	is an issuer with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

You should confer with your own legal advisors to help determine whether or not you are an “underwriter.”

Persons (i) who receive securities that are exempt under section 1145 of the Bankruptcy Code but who are “underwriters” or “affiliates,” or (ii) who receive securities issued under the Plan that are “restricted securities” would, however, be permitted to sell such securities without registration if an available resale exemption exists, including the exemptions provided by Rule 144 or Rule 144A under the Securities Act to the extent available.

Persons who receive Securities under the Plan are urged to consult their own legal advisor with respect to the restrictions applicable under the federal or state securities laws and the circumstances under which securities may be sold in reliance on such laws.

The foregoing summary discussion is general in nature and has been included in this Disclosure Statement solely for informational purposes. We make no representations concerning, and do not provide, any opinions or advice with respect to the Securities or the bankruptcy matters described in this Disclosure Statement.  In light of the uncertainty concerning the availability of exemptions from the relevant provisions of federal and state securities laws, we encourage each Holder and party in interest to consider carefully and consult with its own legal advisors with respect to all such matters.  Because of the complex, subjective nature of the question of whether a Security is exempt from the registration requirements under the federal or state securities laws or whether a particular Holder may be an underwriter, we make no representation concerning the ability of a person to dispose of the Securities issued under the Plan.

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the consummation of the Plan to the Debtors, Reorganized Debtors, and certain Holders of Claims entitled to vote on the Plan.  It does not address the U.S. federal income tax consequences to Holders of Claims or Interests not entitled to vote to accept or reject on the Plan.  This summary is based on the Tax Code, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the IRS, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such changes, or new or differing interpretations, could significantly affect the U.S. federal income tax consequences described below.  The Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not address non-U.S., state, local or non-income tax consequences of the Plan (including such consequences with respect to the Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (including persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, banks, mutual funds, insurance companies, U.S. Holders who prepare “applicable financial statements” (as defined in Section 451 of the Tax Code), financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), trusts, governmental authorities or agencies, dealers and traders in securities, subchapter S corporations, persons who hold Claims or who will hold any consideration received pursuant to the Plan as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy).  Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of Section 1221 of the Tax Code).  This summary also assumes that Claims will be treated in accordance with their form for U.S. federal income tax purposes and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of Section 897 of the Tax Code.  The U.S. federal income tax consequences of the consummation of the Plan to the Debtors and Holders of Claims described below also may vary depending on the nature of any Restructuring Transactions that the Debtors engaged in.  This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity.  Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are Holders of Claims should consult their tax advisors regarding the U.S. federal income tax consequences of the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors

1.	Characterization of Restructuring Transactions

The tax consequences of the implementation of the Plan to the Debtors will differ depending on whether the Restructuring Transactions are structured as a taxable sale of the assets and/or stock of any Debtor (a “Taxable Transaction”) or as a recapitalization of the Debtors (a “Recapitalization Transaction”). Although not free from doubt, the Debtors currently expect that the Restructuring Transactions will be structured as a Taxable Transaction. The discussion below assumes that the Restructuring Transactions are structured as a Taxable Transaction.  If the Debtors (in conjunction with other parties in interest) determine, prior to the Effective Date, that the Restructuring Transactions will be structured as a Recapitalization Transaction (or under another alternative structure), a supplemental disclosure will be filed containing a discussion of certain tax consequences of such Recapitalization Transaction (or other alternative structure).

If the Restructuring Transactions are structured as a Taxable Transaction, the Debtors will generally realize gain or loss upon the transfer (or deemed transfer) in an amount equal to the difference between the fair market value of the assets transferred (or deemed to be transferred by virtue of a Section 338(h)(10) election or otherwise) by the Debtors and the Debtors’ tax basis in such assets.  Realized gains, if any, may be offset by losses and deductions, which may include interest deductions that may be (or become) available under Section 163(j) of the Tax Code, and losses that may be available with respect to the stock of the Debtors; provided that any such gain that is ordinary in nature may not be offset by capital losses.  Any taxable gain remaining after such offsets would result in a cash tax liability.  The Debtors do not currently anticipate that the Restructuring Transactions, if structured as a Taxable Transaction, will give rise to material federal cash tax liabilities; however, because the amount of gain recognized and availability of losses are subject to some uncertainty, the Debtors cannot be certain that no federal cash tax liability will arise in a Taxable Transaction. If a Reorganized Debtor purchases (or is deemed to purchase) assets or stock of any Debtor pursuant to a Taxable Transaction, the Reorganized Debtor will take a fair market value basis in the transferred assets or stock.  However, if a Taxable Transaction involves a purchase of stock, the Debtor whose stock is transferred will retain its basis in its assets, unless the Debtors and/or Reorganized Debtors timely make certain elections provided for under the Tax Code to treat such stock purchase as the purchase of the Debtors’ assets. Reorganized Frontier generally will not succeed to any of Frontier’s existing tax attributes.

2.	Cancellation of Indebtedness Income and Reduction of Tax Attributes

In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration with a value less than the amount of such indebtedness.  The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) amount of Cash paid, (ii) the issue price of any new indebtedness of the debtor issued, and (iii) the fair market value of any other consideration (including stock of the debtor or a party related to the debtor) given in satisfaction of such indebtedness at the time of the exchange. Unless an exception or exclusion applies, COD Income constitutes taxable income like any other item of taxable income.

However, under Section 108 of the Tax Code, a debtor will not be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding.  Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to Section 108 of the Tax Code.  Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined.  In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards, (b) general business credit carryovers, (c) minimum tax credit carryover, (d) capital loss carryovers, (e) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject), (f) passive activity loss and credit carryovers, and (g) foreign tax credit carryovers.  Alternatively, a debtor may elect first to reduce the basis of its depreciable assets pursuant to Section 108(b)(5) of the Tax Code.  [Carryover of disallowed interest expense would not be a tax attribute subject to such reduction unless future Treasury Regulations provide to the contrary.] Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

The Treasury Regulations address the method and order for applying tax attribute reduction to an affiliated group of corporations. Under these Treasury Regulations, the tax attributes of each debtor member of an affiliated group of corporations that is excluding COD Income are first subject to reduction before reducing tax attributes of other members of such group.  To the extent the debtor member’s tax basis in stock of a lower-tier member of the affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member.  If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to reduce certain remaining consolidated tax attributes of the affiliated group.

As a result of the Restructuring Transactions, the Debtors expect to realize COD Income. The amount of COD Income and, accordingly, the amount of tax attributes required to be reduced, will depend on the fair market value (or, in the case of debt instruments, the adjusted issue price) of the non-Cash consideration to be received by Holders of Claims under the Plan.  These amounts cannot be known with certainty until after the Effective Date and, as a result, the total amount of attribute reduction as a result of the Plan cannot be determined until after the Effective Date. Depending on the amount of COD Income, if the Restructuring Transactions are structured as a Recapitalization Transaction, some of the Reorganized Debtors’ tax basis in their assets may be reduced by COD Income that is not absorbed by the NOLs and other tax attributes.

The attribute reduction rules described above would not be expected to apply to the tax basis of the assets of the Reorganized Debtors if the Restructuring Transactions are structured as a Taxable Transaction.

3.	Limitation of NOL Carryforwards and Other Tax Attributes

Following the Effective Date, the Debtors anticipate that, to the extent the Reorganized Debtors succeed to the Debtors’ tax attributes (i.e., if the Restructuring Transactions are structured as a Recapitalization Transaction), any NOL carryforwards, capital loss carryovers, tax credit carryovers, and certain other tax attributes (such as losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change) of the Reorganized Debtors that are not reduced according to the COD Income and attribute reduction rules described above and that are allocable to periods before the Effective Date (collectively, the “Pre-Change Losses”) may be subject to limitation under Sections 382 and 383 of the Tax Code as a result of an “ownership change” of the Reorganized Debtors by reason of the transactions consummated pursuant to the Plan.

Under Sections 382 and 383 of the Tax Code, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. The rules of Section 382 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that the distribution of the New Common Equity pursuant to the Plan in a Recapitalization Transaction will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre-Change Losses will be subject to limitation unless an exception to the general rules of Section 382 of the Tax Code applies.

For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change. While proposed Treasury Regulations would significantly modify the calculation and treatment of net unrealized built-in gains and losses, those regulations are not expected to apply to the Reorganized Debtors, and the remainder of this discussion assumes they will not apply.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” for ownership changes (currently 1.47% for ownership changes occurring in May 2020). The Section 382 limitation may be increased to the extent that the corporation recognizes certain built-in gains in their assets during the five-year period following the ownership change, or is treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65. Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Class 10 Senior Notes Claims

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan, structured as a Taxable Transaction.  Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

1.	General U.S. Tax Considerations

a.	Consequences to the Holders of Class 10 Senior Notes Claims

Pursuant to the Plan, in exchange for full and final satisfaction, compromise, settlement, release, and discharge of their Class 10 Senior Notes Claims, each Holder of an Class 10 Senior Notes Claim will receive its Incremental Payment and its Pro Rata share of (a) the New Common Stock, subject to dilution by the Management Incentive Plan, (b) the Takeback Debt, and (c) the Surplus Cash. Each such Holder’s exchange of its Class 10 Senior Notes Claims for such consideration should be treated as a taxable exchange under Section 1001 of the Tax Code. Accordingly, other than with respect to any amounts received that are attributable to accrued but unpaid interest (or original issue discount, if any), each U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (x) the sum of the Incremental Payment, fair market value of the New Common Stock, the “issue price” of the Takeback Debt, and the amount of Surplus Cash received in respect of the Class 10 Senior Notes Claim and (y) such U.S. Holder’s adjusted basis, if any, in such Claim.  The character of such gain or loss will be determined by a number of factors, including, among other things, the tax status of the U.S. Holder, the rules regarding “market discount” (described below) and accrued but unpaid interest (or original issue discount), and whether and to what extent the U.S. Holder had previously claimed a bad-debt deduction with respect to its Claim. If recognized gain or loss is capital in nature, it generally would be long-term capital gain or loss if the U.S. Holder held its Claim for more than one year as of the Effective Date.  Such U.S. Holder’s tax basis in the New Common Stock and the Takeback Debt received, as applicable, should equal the fair market value of such property as of the Effective Date. Such U.S. Holder’s holding period in the New Common Stock and the Takeback Debt received should begin on the day after the Effective Date.

b.	Accrued Interest and Original Issue Discount

A portion of the consideration received by U.S. Holders of Class 10 Senior Notes Claims in respect thereof may be attributable to accrued but unpaid interest (or original issue discount) on such Claims.  Such amount should be taxable to that U.S. Holder as ordinary interest income if such accrued interest (or original issue discount) has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.  Conversely, U.S. Holders of Class 10 Senior Notes Claims may be able to recognize a deductible loss to the extent that any accrued interest (or original issue discount) on such Claims was previously included in the Holder’s gross income but was not paid in full by the Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.

If the fair market value of the consideration received by a U.S. Holder of Class 10 Senior Notes Claims pursuant to the Plan is not sufficient to fully satisfy all principal and interest on such Claims, the extent to which such consideration will be attributable to accrued but unpaid interest [(or original issue discount)] is unclear.  Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims, if any. Certain legislative history and case law indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. Holders should consult their tax advisors regarding the deductibility of accrued but unpaid interest and the proper allocation of the consideration received by them under the Plan between principal and accrued but unpaid interest.

c.	Market Discount

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a U.S. Holder exchanging the debt instruments constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim.  In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, in each case, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition of an Class 10 Senior Notes Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claim was considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued).  Holders should consult their tax advisors concerning the application of the market discount rules to their Claims.

d.	Issue Price

The determination of the “issue price” of the Takeback Debt will depend, in part, on whether such debt instruments and other property issued to the Holder, or the property surrendered by the Holder, under the Plan are treated as traded on an “established securities market” at any time during the 60-day period ending thirty (30) days after the Effective Date.  In general, a debt instrument (or the stock or property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) a qualifying national securities exchange, (ii) certain qualifying interdealer quotation systems, or (iii) certain qualifying non-U.S. securities exchanges; (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value; or (c) in certain situations the price quotations are readily available from dealers, brokers or traders.  The issue price of a debt instrument that is traded on an established market (or that is issued for stock or securities so traded) would be the fair market value of such debt instrument (or such stock or securities so traded) on the issue date as determined by such trading; provided if both the property exchanged and the property received therefor are treated as traded, the trading price of the property so received controls.  The issue price of a debt instrument that is neither so traded nor issued for stock or securities so traded would be its stated principal amount (provided that the interest rate on the debt instrument exceeds the applicable federal rate published by the IRS).  Debt issues under $100 million are not treated as traded for these purposes.

Where, as here, creditors receiving debt instruments are also receiving other property in exchange for their claims, the “investment unit” rules may also apply to the determination of the issue price for any debt instrument received in exchange for their claims.  In general, if all of the components (other than cash) of the “investment unit” are publicly traded (as described above), then the issue price of the investment unit, as a whole, is determined as the aggregate of the market value of each of the components of the “investment unit” allocating the issue price of the investment unit to each of the investment unit’s components on the basis of each component’s fair market value.  In the event that some, but not all, of the property composing the “investment unit” is publicly traded, then the application of the investment unit rules is unclear.  If the claims being exchanged for the investment unit are publicly traded prior to the exchange, the trading value of such claims may set the issue price for the investment unit, with such issue price being allocated among the components of the investment unit in proportion to their fair market value.  Alternatively, if the new debt instrument is publicly traded, the trading price of the new debt instrument may control the issue price of the new debt instrument, without regard to the potential application of the investment unit rules.  The Debtors expect to take the position that if the Takeback Debt is traded, then such trading values will be used to determine the issue price of the Takeback Debt, even if other portions of the investment unit are not traded, but no assurance can be given that the IRS will agree with this view.

In general, U.S. Holders of Claims must follow the Debtors’ determination of issue price with respect to each debt instrument issued under the Plan, unless any such Holders specifically discloses its disagreement with such determination on its own tax return.  The Debtors will publish their determination of the issue price in accordance with applicable Treasury Regulations.

e.	Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent tax on, among other things, gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

f.	Limitation of Use of Capital Losses

U.S. Holders who recognize capital losses as a result of the distributions under the Plan will be subject to limits on their use of capital losses.  For non-corporate U.S. Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains.  Non-corporate U.S. Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years.  For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains.  U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years.  Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

2.	U.S. Tax Consequences of Owning and Disposing of New Common Stock Received Under the Plan

a.	Distributions on New Common Stock

Any distributions made on account of the New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Frontier as determined under U.S. federal income tax principles. Certain qualified dividends received by a non-corporate taxpayer are taxed at preferential rates. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares of the New Common Stock (determined on a share-by-share basis).  Any such distributions in excess of the U.S. Holder’s basis in its shares of the New Common Stock (determined on a share-by-share basis) generally will be treated as capital gain.  Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for a dividends-received deduction.  However, the dividends-received deduction is only available if certain holding period requirements are satisfied.  The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions.  In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed.

b.	Sale, Redemption, or Repurchase of New Common Stock

Unless a non-recognition provision applies, and subject to the market discount rules discussed above, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Common Stock.  Such capital gain will be long-term capital gain if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder held the New Common Stock for more than one year.  Long-term capital gains of a non-corporate taxpayer generally are taxed at preferential rates.  The deductibility of capital losses is subject to certain limitations as described above.

3.	U.S. Tax Consequences of Owning and Disposing of Takeback Debt Received Under the Plan

a.	Ownership, Interest and Original Issue Discount on Takeback Debt

Stated interest paid on Takeback Debt to a U.S. Holder will be includible in the U.S. Holder’s gross income as ordinary interest income at the time interest is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

If the “stated redemption price at maturity” of the Takeback Debt received by U.S. Holders exceeds the “issue price” of the Takeback Debt (as determined pursuant to the “issue price” discussion above) by an amount equal to or greater than a statutorily defined de minimis amount, the Takeback Debt will be considered to be issued with original issue discount for U.S. federal income tax purposes.  The stated redemption price at maturity of the Takeback Debt is the total of all payments due on the Takeback Debt other than payments of “qualified stated interest.”  In general, qualified stated interest is stated interest that is payable unconditionally in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (or at certain qualifying floating rates).

For purposes of determining whether there is original issue discount, the de minimis amount is generally equal to one fourth of one percent of the principal amount of the Takeback Debt multiplied by the number of complete years to maturity from their original issue date, or if the Takeback Debt provide for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity (as determined under applicable Treasury Regulations).  If the Takeback Debt is issued with original issue discount, a U.S. Holder generally (i) will be required to include the original issue discount in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the Takeback Debt, in advance of the receipt of the cash attributable to such original issue discount and regardless of the holder’s method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any cash payment on the Takeback Debt that is attributable to previously accrued original issue discount that has been included in its income.

b.	Acquisition Premium or Amortizable Bond Premium on Takeback Debt

If a U.S. Holder’s initial tax basis in the Takeback Debt is greater than the issue price of such debt but less than the stated principal amount of such debt, such Takeback Debt will have an “acquisition premium.”  Under the acquisition premium rules, the amount of original issue discount that must be included in gross income with respect to the applicable Takeback Debt for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.  Alternatively, if a U.S. Holder’s initial tax basis in Takeback Debt exceeds its stated principal amount, the U.S. Holder will be considered to have acquired the Takeback Debt with “amortizable bond premium” and will not be required to include any original issue discount in income.  A U.S. Holder may generally elect to amortize the bond premium over the remaining term of the Takeback Debt on a constant yield method as an offset to stated interest when includible in income under such Holder’s regular accounting method.  If a U.S. Holder elects to amortize bond premium, such Holder must reduce its tax basis in the Takeback Debt by the amount of the premium used to offset stated interest. If a U.S. Holder does not elect to amortize the bond premium, that premium will decrease the gain or increase the loss otherwise recognized on disposition of the Takeback Debt.  If a U.S. Holder’s initial tax basis in the Takeback Debt is less than the issue price of such debt, see the “market discount” discussion above.

c.	Sale, Redemption, or Repurchase of Interests in the Takeback Debt

Upon the sale, exchange or other taxable disposition of the Takeback Debt, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid interest (or original issue discount), which will generally be taxable as interest) and the U.S. Holder’s adjusted tax basis in their interest in the Takeback Debt.  A U.S. Holder’s initial tax basis in the Takeback Debt will be increased by any previously accrued original issue discount and decreased by any payments on the Takeback Debt other than qualified stated interest.  Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the interest in the Takeback Debt has been held for more than one year at the time of its sale, exchange or other taxable disposition.  Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains.  The deductibility of capital losses is subject to limitations as discussed above.

D.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Claims

1.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Notes Claims

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan, structured as a Taxable Transaction, and includes only certain U.S. federal income tax consequences of the Plan to Non‑U.S. Holders.  The discussion does not include any non-U.S. tax considerations.  The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex.  Non-U.S. Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

a.	Gain Recognition

Any gain realized by a Non-U.S. Holder on the exchange of its Class 10 Senior Notes Claims generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder.  In order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

b.	Accrued but Unpaid Interest (and Original Issue Discount)

Payments made to a Non-U.S. Holder under the Plan that are attributable to accrued but unpaid interest (or original issue discount) generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non-U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the stock of the Debtors and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or original issue discount) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but unpaid interest (or original issue discount) at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but unpaid interest (or original issue discount) that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued but unpaid interest (or original issue discount).  For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

2.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Common Stock

a.	Dividends on New Common Stock

Any distributions made with respect to New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Frontier’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a Non-U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Non-U.S. Holder’s basis in its shares. Subject to the “U.S. real property holding corporation” discussion below, any such distributions in excess of a Non-U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange (and the respective excess distributions as proceeds from a sale or exchange).

Except as described below, dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate or exemption from tax, if applicable).  A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments.  Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If Reorganized Frontier is considered a “U.S. real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”), distributions to a Non-U.S. Holder will generally be subject to withholding by Reorganized Frontier at a rate of 15 percent to the extent they are not treated as dividends for U.S. federal income tax purposes.  In the event the New Common Stock is regularly traded on an established securities market, withholding would not be required if the Non-U.S. Holder does not directly or indirectly own more than 5 percent of the value of such interest during a specified testing period. However, even if the New Common Stock is regularly traded on an established securities market, non-dividend distributions to Non-U.S. Holders who directly or indirectly own more than 5 percent of the value of the New Common Stock during a specified testing period will generally be subject to the 15 percent withholding tax described above. Exceptions to such withholding may also be available to the extent a Non-U.S. Holder furnishes a certificate qualifying such Non-U.S. Holder for a reduction or exemption of withholding pursuant to applicable Treasury Regulations. The Debtors have not yet determined whether the New Common Stock, if publicly traded as the Debtors and the Consenting Noteholders intend, will be regularly traded on an established securities market on, or any time after, the Effective Date.

In general, a corporation is a USRPHC as to a Non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the Tax Code and applicable Treasury Regulations) equals or exceeds 50 percent of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of the 5-year period ending on the effective time of the applicable disposition or the period of time the Non-U.S. Holder held such interest.  The Debtors have not determined whether they are, or whether Reorganized Frontier will be (as of the Effective Date or at any point in the future), a USRPHC. If the Debtors are unable to make such determination, Reorganized Frontier may withhold on distributions to a Non-U.S.  Holder to the extent they are not treated as dividends for U.S. federal income tax purposes. Each Non-U.S. Holder should consult its tax advisor regarding the possible impact of the USRPHC rules.

b.	Sale, Redemption, or Repurchase of New Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Common Stock  unless:

i.
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

ii.
such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

iii.	Reorganized Frontier is or has been during a specified testing period a USPRHC.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Common Stock.

If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its New Common Stock under the Foreign Investment in Real Property Tax Act (“FIRPTA”).  Taxable gain from the disposition of an interest in a USRPHC (generally equal to the difference between the amount realized and such Non-U.S. Holder’s adjusted tax basis in such interest) will constitute effectively connected income.  Further, the buyer of the New Common Stock will be required to withhold a tax equal to 15 percent of the amount realized on the sale.  The amount of any such withholding would be allowed as a credit against the Non-U.S. Holder’s federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder properly and timely files a tax return with the IRS.  In general, the FIRPTA provisions will not apply if (a) the Non-U.S. Holder does not directly or indirectly own more than 5 percent of the value of such interest during a specified testing period, and (b) such interest is regularly traded on an established securities market.  In the event the New Common Stock is regularly traded on an established securities market, the withholding obligation described above would not apply, even if a Non-U.S. Holder is subject to the substantive FIRPTA tax.

3.	U.S. Tax Consequences of Owning and Disposing of Takeback Debt Received Under the Plan

a.	Payments on Takeback Debt

Subject to the discussion below regarding “FATCA,” payments to a Non-U.S. Holder with respect to the Takeback Debt that are treated as interest, including payment attributable to any original issue discount (see discussion above) generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non-U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the stock of the Reorganized Debtors, and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or original issue discount) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but unpaid interest (or original issue discount) at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

Subject to the discussion below regarding “FATCA,” a Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to interest, including any OID.

For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

b.	Sale, Redemption, or Repurchase of Interests in the Takeback Debt

Subject to the discussion below regarding “FATCA,” any gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of the Take-Back Debt (other than an amount representing accrued but untaxed interest (or original issue discount) on the Takeback Debt, which is subject to the rules discussed above under “Payments on Takeback Debt”) generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the disposition occurs and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder.  Subject to the discussion below regarding “FATCA,” in order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

4.	FATCA

Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including dividends, if any, on shares of New Common Stock and U.S.-source interest (including original issue discount) paid in respect of the Takeback Debt), and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include the New Common Stock and Takeback Debt). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S. source interest or dividends have been eliminated under proposed Treasury Regulations that may be relied on until final regulations become effective. Each Non-U.S. Holder should consult its tax advisor regarding the possible impact of these rules on such Non-U.S. Holder.

BOTH U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THESE RULES ON SUCH HOLDERS’ EXCHANGE OF ANY OF ITS CLAIMS PURSUANT TO THE PLAN AND ON ITS OWNERSHIP OF NEW COMMON STOCK.

E.	Information Reporting and Backup Withholding

The Debtors, Reorganized Debtors, and applicable withholding agents will withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements.  The IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident.  In general, information reporting requirements may apply to distributions or payments made under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption).  The current backup withholding rate is 24 percent.  Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the Holder to a refund from the IRS to the extent it results in an overpayment of tax, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.  Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM UNDER THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-US, OR OTHER TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.	RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other available scenario.  Accordingly, the Debtors recommend that Holders of Senior Notes Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: May 14, 2020	Frontier Communications Corporation on behalf of itself and all other Debtors

/s/ Mark D. Nielsen
Mark D. Nielsen Executive Vice President, Chief Legal Officer, and Chief Transaction Officer Frontier Communications Corporation

Exhibit A

Plan of Reorganization

[Filed Contemporaneously herewith]

Exhibit B

Restructuring Support Agreement

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS.  THIS RESTRUCTURING SUPPORT AGREEMENT AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO THE TERMS OF ANY CONFIDENTIALITY AGREEMENTS (AS DEFINED HEREIN).

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached hereto in accordance with Section 15.02, this “Agreement”) is made and entered into as of April 14, 2020 (the “Execution Date”), by and among the following parties (each of the following described in sub‑clauses (i) and (ii) of this preamble, collectively, the “Parties”):1

i.
Frontier Communications Corporation, a company incorporated under the Laws of Delaware (“Frontier”), and each of its direct and indirect subsidiaries listed on Exhibit A to this Agreement that has executed and delivered counterpart signature pages to this Agreement to the Noteholder Groups Counsels (the Entities in this clause (i), collectively, the “Company Parties”); and

ii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Senior Notes Claims that have executed and delivered counterpart signature pages to this Agreement on the Execution Date or subsequently delivered a Joinder or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Noteholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms (a) set forth in this Agreement and (b) as specified in the restructuring term sheet attached as Exhibit B hereto (as may be amended, supplemented, or modified from time to time in accordance with the terms hereof, the “Restructuring Term Sheet”) (such transactions as described in, and in accordance with, this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

[1]
Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 of this Agreement or the Restructuring Term Sheet (as defined below), as applicable.

WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement (including the exhibits hereto).

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.            Definitions and Interpretation.

1.01.      Definitions.  The following terms shall have the following definitions:

“1991 Notes Indenture” means that certain Base Indenture, dated as of August 15, 1991, by and between Frontier, as issuer, and JPMorgan Chase Bank, N.A., as successor trustee, as amended, supplemented, or modified from time to time.

“2001 Notes Indenture” means that certain Indenture, dated as of August 16, 2001, by and between Frontier, as issuer, and JPMorgan Chase Bank, N.A., as successor trustee, as amended, supplemented, or modified from time to time.

“2006 Notes Indenture” means that certain Indenture, dated as of December 22, 2006, by and between Frontier, as issuer, and The Bank of New York, as trustee, as amended, supplemented, or modified from time to time.

 “2009 Notes Indenture” means that certain Base Indenture, dated as of April 9, 2009, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“2010 Notes Indenture” means that certain Indenture, dated as of April 12, 2010, by and between New Communications Holdings Inc., as issuer, and the Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“2015 Notes Indenture” means that certain Base Indenture, dated as of September 25, 2015, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

2

“2020 April Notes” means the 8.500% unsecured notes due April 15, 2020, issued pursuant to the 2010 Notes Indenture.

“2020 September Notes” means the 8.875% unsecured notes due September 15, 2020, issued pursuant to the 2015 Notes Indenture.

“2021 July Notes” means the 9.250% unsecured notes due July 1, 2021, issued pursuant to the 2009 Notes Indenture.

“2021 September Notes” means the 6.250% unsecured notes due September 15, 2021, issued pursuant to the 2009 Notes Indenture.

“2022 April Notes” means the 8.750% unsecured notes due April 15, 2022, issued pursuant to the 2010 Notes Indenture.

“2022 September Notes” means the 10.500% unsecured notes due September 15, 2022, issued pursuant to the 2015 Notes Indenture.

“2023 Notes” means the 7.125% unsecured notes due January 15, 2023, issued pursuant to the 2009 Notes Indenture.

“2024 Notes” means the 7.625% unsecured notes due April 15, 2024, issued pursuant to the 2009 Notes Indenture.

“2025 January Notes” means the 6.875% unsecured notes due January 15, 2025, issued pursuant to the 2009 Notes Indenture.

“2025 November Notes” means the 7.000% unsecured debentures due November 1, 2025, issued pursuant to the 1991 Notes Indenture.

“2025 September Notes” means the 11.000% unsecured notes due September 15, 2025, issued pursuant to the 2015 Notes Indenture.

“2026 Notes” means the 6.800% unsecured debentures due August 15, 2026, issued pursuant to the 1991 Notes Indenture.

“2027 Notes” means the 7.875% unsecured notes due January 15, 2027, issued pursuant to the 2006 Notes Indenture.

“2031 Notes” means the 9.000% unsecured notes due August 15, 2031, issued pursuant to the 2001 Notes Indenture.

“2034 Notes” means the 7.680% unsecured debentures due October 1, 2034, issued pursuant to the 1991 Notes Indenture.

“2035 Notes” means the 7.450% unsecured debentures due July 1, 2035, issued pursuant to the 1991 Notes Indenture.

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“2046 Notes” means the 7.050% unsecured debentures due October 1, 2046, issued pursuant to the 1991 Notes Indenture.

“Affiliate” has the meaning set forth in the Restructuring Term Sheet.

“Agents” means any administrative agent, collateral agent, or other agent or similar entity under the Credit Agreement or the DIP Credit Agreement.

“AG Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the AG Group Representatives.

“AG Group Representatives” means Akin and Ducera.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Akin” means Akin Gump Strauss Hauer & Feld LLP, as counsel to the AG Notes Group.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties, in each case, other than the Restructuring Transactions.

“Altman” means Altman Vilandrie & Company, as advisor to the Noteholder Groups.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

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“Benefit Agreement” means any employment, consulting, incentive compensation, bonus, deferred compensation, severance, change of control, retention, stock purchase, equity, or equity-based compensation or similar agreement between a Company Party or its subsidiaries, on the one hand, and any employee, officer, director, or consultant of a Company Party or any of its subsidiaries (each a “Service Provider”), on the other hand.

“Benefit Plan” means any “employee benefit plan” (as defined in section 3(3) of ERISA (whether or not subject to ERISA)) and each other benefit or compensation, bonus, savings, pension, profit-sharing, retirement, deferred compensation, incentive compensation, stock ownership, equity or equity-based compensation, paid time off, perquisite, fringe benefit, vacation, change of control, severance, retention, salary continuation, disability, death benefit, hospitalization, medical, life insurance, welfare benefit or other plan, program, policy, arrangement or agreement sponsored, maintained or contributed to or required to be maintained or contributed to by a Company Party or its subsidiaries, in each case, providing benefits to any Service Provider or any of their respective dependents or with respect to which a Company Party or any of its subsidiaries or Affiliates has any liability, contingent or otherwise.

“Board” means the board of directors of Frontier.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” has the meaning set forth in the Restructuring Term Sheet.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Compensation Consultant” means that certain compensation consultant retained jointly by the Noteholder Groups.

“Confidentiality Agreement” means an executed confidentiality agreement between the Company and a Consenting Noteholder, including provisions thereunder with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Date” means the date on which Confirmation occurs.

“Confirmation Order” has the meaning set forth in the Restructuring Term Sheet.

“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement.

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“Credit Agreement” means that certain credit agreement, dated as of February 27, 2017, as amended, modified, or supplemented from time to time, by and among Frontier, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time thereto.

“Debtors” means Frontier and its affiliates and subsidiaries that file chapter 11 petitions.

“Definitive Documents” means the documents set forth in Section 3.01.

“DIP Budget” means that certain budget provided pursuant to the terms of the DIP Credit Agreement, including any updates delivered or provided with respect thereto.

“DIP Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the DIP Facility Documents.

“DIP Credit Agreement” means that certain credit agreement evidencing the DIP Facility in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement, and pursuant to the term and conditions to be set forth in the DIP Orders.

“DIP Facility” means that certain debtor-in-possession financing facility to be provided to the Company Parties in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement, and pursuant to the terms and conditions of the DIP Orders.

“DIP Facility Documents” means, collectively, the DIP Credit Agreement, the DIP Budget, and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents.

“DIP Lenders” means the lenders providing the DIP Facility under the DIP Facility Documents.

“DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Ducera” means Ducera Partners LLC, as financial advisor to the AG Notes Group.

“Entity” has the meaning set forth in the Restructuring Term Sheet.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement and including any equity security (as such term is defined in Bankruptcy Code section 101(16)) in a Company Party).

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“ERISA” means the Employee Retirement Income Act of 1974, as amended.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Exit Credit Agreement” means that certain credit agreement evidencing the Exit Facility in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement.

“Exit Facility” means that certain credit facility to be provided to the Company Parties in accordance with the terms, and subject in all respect to the conditions, as set forth in this Agreement.

“Exit Facility Documents” means, collectively, the Exit Credit Agreement, and all other agreements, documents, and instruments delivered or entered into in connection with the Exit Facility, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents

“FCC” has the meaning set forth in Section 3.01.

“First Day Pleadings” means the “first-day” pleadings that the Company Parties intend to file upon the commencement of, or determine are necessary or desirable to file in connection with, the Chapter 11 Cases.

“Final DIP Order” means the final order by the Bankruptcy Court authorizing the Debtors’ entry into the DIP Facility Documents.

“Finance Committee” means the finance committee of the Board.

“First Lien Notes” means the 8.000% first lien secured notes due April 1, 2027, issued by Frontier pursuant to the First Lien Notes Indenture.

“First Lien Notes Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the First Lien Notes or the First Lien Notes Indenture.

“First Lien Notes Indenture” means that certain Indenture, dated as of March 15, 2019, by and among Frontier, as issuer, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“Florida Sale Leaseback Transaction” means that certain proposed sale leaseback transaction to be entered into by the Company Parties with respect to the following properties: (a) 610 East Zack Street, Tampa, FL 33602; (b) 1701 Ringling Boulevard, Sarasota, FL 34236; (c) 821 1st Avenue North, St. Petersburg, FL 33701; and (d) 1280 Cleveland Street, Clearwater, FL 33755.

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“Frontier” has the meaning set forth in the preamble to this Agreement.

“Houlihan” means Houlihan Lokey Capital, Inc., as financial advisor to the MB Notes Group.

“IDRB” means the 6.200% industrial development revenue bonds due May 1, 2030, issued pursuant to the IDRB Loan Agreement.

“IDRB Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the IDRB or IDRB Loan Agreement.

“IDRB Loan Agreement” means that certain Loan Agreement, dated as of May 1, 1995, by and among Citizens Utilities Company and The Industrial Development Authority of the County of Maricopa, as issuer, as amended, modified, or supplemented from time to time.

“Incremental Payments” has the meaning set forth in the Restructuring Term Sheet.

“Interim DIP Order” means the interim order by the Bankruptcy Court authorizing the Debtors’ entry into the DIP Facility Documents.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Management Incentive Plan” means the management incentive plan to be implemented with respect to Reorganized Frontier in accordance with the terms, and subject in all respects to the conditions, as set forth in the Restructuring Term Sheet.

“MB Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the MB Group Representatives.

“MB Group Representatives” means Houlihan and Milbank.

“Milbank” means Milbank LLP, as counsel to the MB Notes Group.

“Milestones” means the milestones set forth in Section 4.

“New Common Stock” means the common stock of Reorganized Frontier to be issued on the Plan Effective Date.

“NOL Rights Plan” means that certain Section 382 Rights Agreement, dated as of July 1, 2019, between Frontier and Computershare Trust Company, N.A., as Rights Agent, as amended, restated, modified, supplemented, or replaced from time to time.

“Noteholder Groups” means, together, the MB Notes Group and the AG Notes Group.

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“Noteholder Groups Counsels” means, together, Akin and Milbank.

“Noteholder Representatives” means Akin, Altman, Ducera, Houlihan and Milbank.

“New Organizational Documents” means the organizational and governance documents for the Reorganized Debtors and any subsidiaries thereof, including, as applicable, the certificates or articles of incorporation, certificates of formation or certificates of limited partnership, bylaws, limited liability company agreements, or limited partnership agreements, stockholder or shareholder agreements, the Registration Rights Agreement, the identity of proposed members of the Reorganized Frontier Board, indemnification agreements, and registration rights agreements (or equivalent governing documents of any of the foregoing).

“October Three” means October Three Consulting LLC, as pension advisor to the MB Notes Group.

“Outside Date” means the date that is twelve (12) months after the Petition Date (the “Initial Outside Date”); provided, that (a) the Initial Outside Date may be extended for two (2) additional three (3) month periods (for a total of fifteen (15) months and then eighteen (18) months from the Petition Date, respectively), in each case, solely to the extent that the Company Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Plan Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit (including the FCC and PUCs) necessary for the occurrence of the Plan Effective Date and (b) the Parties shall negotiate in good faith for a further reasonable extension of the Outside Date if the Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Plan Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit (including the FCC and PUCs) necessary for the occurrence of the Plan Effective Date by the Outside Date as extended pursuant to clause (a) hereof.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Senior Notes Claims who meets the requirements of Section 9.01.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.

“Petition Date” means the date on which each of the Debtors file its respective petition for relief commencing its Chapter 11 Case.

“Plan” means the joint chapter 11 plan of reorganization to be filed by the Debtors in the Chapter 11 Cases to implement the Restructuring Transactions in accordance with this Agreement and the Definitive Documents.

“Plan Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with the terms of the Plan, and the Plan is substantially consummated according to its terms.

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“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed by the Debtors with the Bankruptcy Court.

“PNW Purchase Agreement” means that certain Purchase Agreement, dated as of May 28, 2019, by and among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC.

“PNW Sale” means the sale of all the issued and outstanding equity interest of certain subsidiaries of Frontier and Frontier Communications ILEC Holdings LLC that operate Frontier’s businesses in Washington, Oregon, Idaho, and Montana to Northwest Fiber, LLC as reflected in the PNW Purchase Agreement.

“PNW Sale Assumption Motion” means the motion filed by the Debtors seeking approval of the Debtors’ assumption of the PNW Purchase Agreement and the PNW Sale, including all actions taken or required to be taken in connection with the implementation and consummation of, and performance under, the PNW Purchase Agreement, including the Transition Services Agreement, attached as Exhibit B thereto.

“PUC” has the meaning set forth in Section 3.01.

“RDOF” means the Rural Digital Opportunity Fund program administered by the FCC.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Senior Notes Claims (or enter with customers into long and short positions in Senior Notes Claims), in its capacity as a dealer or market maker in Senior Notes Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Registration Rights Agreement” means any agreements providing registration rights to the Consenting Noteholders or any other parties, in each case, on account of the New Common Stock.

“Reorganized Frontier” means either (a) Frontier, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, or (b) a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Stock to be distributed pursuant to the Plan.

“Reorganized Frontier Board” means the board of directors (or other applicable governing body) of Reorganized Frontier.

“Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, including Reorganized Frontier.

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“Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders then holding, controlling, or having the ability to control, greater than fifty and one‑tenth percent (50.1%) of the aggregate outstanding principal amount of Senior Notes Claims that are held by all Consenting Noteholders as of such date.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Revolving Credit Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Revolving Credit Facility provided for in the Credit Agreement.

“Revolving Credit Facility” means that certain prepetition senior secured revolving credit facility provided for under the Credit Agreement in the original aggregate principal amount of $850 million, subject to adjustment from time to time.

“RSA Effective Date” has the meaning set forth in the Restructuring Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Second Lien Notes” means the 8.500% second lien secured notes due April 1, 2026, issued by Frontier pursuant to the Second Lien Notes Indenture.

“Second Lien Notes Claims” means any Claim against a Debtor arising from or based upon the Second Lien Notes, the Second Lien Notes Indenture, or any guarantee and ancillary documents executed in connection with the Second Lien Notes Indenture.

“Second Lien Notes Indenture” means that certain Indenture, dated as of March 19, 2018, by and among Frontier, as issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee and collateral agent, as amended, supplemented, or modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes” means, collectively, the 2020 April Notes, the 2020 September Notes, the 2021 July Notes, the 2021 September Notes, the 2022 April Notes, the 2022 September Notes, the 2023 Notes, the 2024 Notes, the 2025 January Notes, the 2025 November Notes, the 2025 September Notes, the 2026 Notes, the 2027 Notes, the 2031 Notes, the 2034 Notes, the 2035 Notes, and the 2046 Notes.

“Senior Notes Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Senior Notes or the Senior Notes Indenture.

“Senior Notes Indentures” means, collectively, the 1991 Notes Indenture, the 2001 Notes Indenture, the 2006 Notes Indenture, the 2009 Notes Indenture, the 2010 Notes Indenture, and the 2015 Notes Indenture.

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“Solicitation Commencement Date” means the date that the Company Parties commence solicitation of votes to approve or reject the Plan from holders of Senior Notes Claims.

“Specified Material Actions” has the meaning set forth in Section 7.02(i) of this Agreement.

“Solicitation Materials” means any materials related to the solicitation of votes for the Plan pursuant to sections 1123, 1126, and 1143 of the Bankruptcy Code.

“Specified Period” means, with respect to each Consenting Noteholder, the period commencing as of the date such Consenting Noteholder, as applicable, executes this Agreement until the Termination Date, as to such Consenting Noteholder.

“Takeback Debt” has the meaning set forth in the Restructuring Term Sheet.

“Takeback Debt Documents” means, collectively, such agreements, documents, and instruments delivered and entered into in connection with the Takeback Debt, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents.

“Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the Credit Agreement in the original aggregate principal amount of $1.74 billion by and between certain of the Debtors as obligors or guarantors and the lenders thereto.

“Term Loan Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Term Loan Credit Facility provided for in the Credit Agreement.

“Term Sheets” means, collectively, the terms sheets attached as exhibits to this Agreement, including the Restructuring Term Sheet.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, or 13.04.

“Transfer” means to sell, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit D.

“Trustees” means, collectively, any indenture trustee, collateral trustee, or other trustee or similar entity under the Senior Notes Indentures.

“Virtual Separation” has the meaning set forth in the Restructuring Term Sheet.

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“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1998 or any similar state, local or foreign Law which calls for advance notification, wage or benefits continuation in the event of layoffs, closure or all or part of a business or operation, or relocation of work.

1.02.      Interpretation.  For purposes of this Agreement:

(a)         in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)         capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)         unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)         unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)         unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)          the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)         captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)         references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)          the use of “include” or “including” is without limitation, whether or not they are in fact followed by those words or words of like import; and

(j)          the use of “writing,” written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

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Section 2.            Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)         each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to the Noteholder Groups Counsels;

(b)         holders of at least sixty-six and two-thirds percent (66.67%) of the aggregate outstanding principal amount of Senior Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(c)         all of the accrued and outstanding, reasonable and documented fees, costs, and expenses of the following advisors shall have been paid in full and in cash: (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank, and (vi) October Three; and

(d)         counsel to the Company Parties shall have given notice to the Noteholder Groups Counsels in the manner set forth in Section 15.10 of this Agreement (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have been satisfied or waived in accordance with this Agreement.

Section 3.            Definitive Documents.

3.01.      The Definitive Documents governing the Restructuring Transactions shall include the following:  (A) the Plan (and any and all exhibits annexes and schedules thereto); (B) the Confirmation Order; (C) the Disclosure Statement and the other Solicitation Materials; (D) the Disclosure Statement Order; (E) all pleadings filed by the Company Parties in connection with the Chapter 11 Cases (or related orders), including the First Day Pleadings and all orders sought pursuant thereto; (F) the Plan Supplement; (G) the DIP Facility Documents; (H) the DIP Orders; (I) the Exit Facility Documents; (J) the Takeback Debt Documents; (K) the New Organizational Documents; (L) any key employee incentive plan or key employee retention plan; (M) all documentation with respect to any post-emergence management incentive plan, including the Management Incentive Plan; (N) any other disclosure documents related to the issuance of the New Common Stock; (O) any new material employment, consulting, or similar agreements; (P) any and all filings as may be required under the rules of the Federal Communications Commission (the “FCC”) and/or any state public utility commission (“PUC”) in connection with the Chapter 11 proceedings; and (Q) any and all other deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments or other documents reasonably desired or necessary to consummate and document the transactions contemplated by this Agreement or the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto).

3.02.      The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion.  Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14.  Further, subject to and without limiting any additional consent or approval rights of the Parties specified elsewhere in this Agreement or in the Restructuring Term Sheet, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided, that the New Organizational Documents shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.

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Section 4.            Milestones.  The following Milestones shall apply to this Agreement unless extended or waived in writing by the Company Parties and the Required Consenting Noteholders; provided, however, that in the event that the Bankruptcy Court is unable to hear the Chapter 11 Cases or is otherwise inaccessible to the Company Parties for reasons related to COVID‑19, the Company Parties and the Required Consenting Noteholders agree to negotiate in good faith with respect to a reasonable extension of any of the following Milestones, as appropriate:

(a)          no later than one (1) Business Day after the Petition Date, the Debtors shall file with the Bankruptcy Court the DIP Motion (including the proposed Interim DIP Order) and the PNW Sale Assumption Motion;

(b)         no later than three (3) Business Days after the RSA Effective Date, the Debtors shall have used commercially reasonable efforts to deliver to the Consenting Noteholders the Debtors’ “base case” business plan;

(c)         no later than ten (10) Business Days after the RSA Effective Date, the Debtors shall have used commercially reasonable efforts to deliver to the Consenting Noteholders (i) the Debtors’ “reinvestment” sensitivity case and (ii) an alternative “reinvestment” sensitivity case for the Reorganized Debtors as set forth in the Restructuring Term Sheet;

(d)         no later than five (5) Business Days after the RSA Effective Date, the Finance Committee shall have commenced a selection process for the Reorganized Debtors with respect to certain key management positions;

(e)         no later than 8:00 a.m., prevailing Eastern Time April 15, 2020, the Debtors shall commence the Chapter 11 Cases and file the First Day Pleadings;

(f)          no later than five (5) Business Days after the Petition Date, the Company Parties shall file all applications or notifications related to entry into Chapter 11 proceedings as may be required under the rules of the FCC or any PUC, unless such applications and notifications are required to be filed on an earlier date under applicable law;

(g)         no later than fifteen (15) calendar days after the Petition Date, the Company Parties shall have used commercially reasonable efforts to commence evaluation of potential sales of assets (including identifying applicable specified markets to be considered for sale);

(h)         no later than thirty (30) calendar days after the Petition Date, the Debtors shall file with the Bankruptcy Court the Plan and Disclosure Statement and motion for approval of the Disclosure Statement and associated solicitation procedures with the Bankruptcy Court;

(i)          no later than three (3) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

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(j)          no later than forty-five (45) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

(k)         no later than ninety (90) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order;

(l)          no later than three (3) Business Days after entry of the Disclosure Statement Order, the Solicitation Commencement Date shall have occurred;

(m)        no later than one hundred twenty (120) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order;

(n)         no later than May 28, 2020, the “Closing Date” (as such term is defined in the PNW Purchase Agreement) shall have occurred;

(o)         no later than January 31, 2021, the Debtors shall have used commercially reasonable efforts to provide the following to the Consenting Noteholders: (i) new budgetary plan, as set forth in the Restructuring Term Sheet; and (ii) capital spending into fiber expansion and FTTx upgrades within the network;

(p)         no later than five (5) Business Days after the entry of the Confirmation Order by the Bankruptcy Court, the Company Parties shall have filed any and all applications and notifications that are necessary or required in connection with obtaining the applicable approvals of the FCC and, as applicable, any PUCs with respect to the Restructuring Transactions; and

(q)         no later than the Outside Date, all conditions to the occurrence of the Plan Effective Date shall have been either satisfied or waived in accordance with this Agreement and the Plan Effective Date shall have occurred.

Section 5.            Commitments of the Consenting Noteholders.

5.01.      General Commitments.

(a)          During the Agreement Effective Period, each Consenting Noteholder severally, and not jointly, agrees in respect of all of its Senior Notes Claims, to:

(i)          support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, this Agreement and in the Definitive Documents;

(ii)        take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(iii)        use commercially reasonable efforts to cooperate with and, subject to applicable Laws, assist the Company Parties, at the Company Parties’ sole cost and expense, in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iv)        give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions; and

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(v)         negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b)          During the Agreement Effective Period, each Consenting Noteholder severally, and not jointly, agrees in respect of all of its Senior Notes Claims subject to this Agreement that it shall not, directly or indirectly:

(i)          object to, delay, impede, or take any other action that is reasonably likely to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)         propose, file, support, solicit, or vote for any Alternative Restructuring Proposal;

(iii)        file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(iv)        initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties in violation of this Agreement other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(v)          exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any of the Senior Notes Claims against the Company Parties, including rights or remedies arising from or asserting or bringing any claims under or with respect to any Senior Notes Claims, but only to the extent such exercise is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(vi)        object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code, but only to the extent such action is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document; or

(vii)       object to, delay, impede, or take any other action to interfere with the consummation of the PNW Sale and shall otherwise support and take all actions reasonably requested by the Company Parties to support and facilitate consummation of the PNW Sale.

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5.02.      Commitments with Respect to Chapter 11 Cases.

(a)          In addition to the obligations set forth in Section 5.01, during the Agreement Effective Period, each Consenting Noteholder that is entitled to vote to accept or reject the Plan pursuant to its terms, severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Noteholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

(i)          vote each of its Senior Notes Claims to accept the Plan by delivering its duly executed and completed ballot accepting the Plan promptly following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii)        consent to and, if applicable, elect not to opt out of the releases set forth in the Plan by not objecting to such releases and timely delivering its duly executed and completed ballot(s) indicating such election; and

(iii)        not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in Section 5.02(a)(i) and Section 5.02(a)(ii) above; provided, that nothing in this Agreement shall prevent any Consenting Noteholder from changing, withholding, amending or revoking (or causing the same) its vote, election, or consent with respect to the Plan if this Agreement has been terminated in accordance with its terms with respect to such Consenting Noteholder.

(b)          During the Agreement Effective Period, each Consenting Noteholder, in respect of each of its Senior Notes Claims, severally, and not jointly, will not directly or indirectly object to, delay, impede, or take any other action in violation of this Agreement to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court to the extent such action is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document.

(c)          During the Agreement Effective Period, each Consenting Noteholder agrees that it will not file, will oppose, and will not support any motion to appoint a trustee or examiner in one or more of the Chapter 11 Cases of any Company Party.

5.03.      Notwithstanding the foregoing, nothing in this Agreement shall require any Consenting Noteholder to (a) incur any expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities, or other obligations to any Consenting Noteholder or its Affiliates; or (b) provide any information that it reasonably determines to be sensitive or confidential.  Notwithstanding the immediately preceding sentence, nothing in this Section 5.03 shall serve to limit, alter, or modify any Consenting Noteholder’s express obligations under the terms of this Agreement.

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Section 6.            Additional Provisions Regarding the Consenting Noteholders’ Commitments.  Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Noteholder to consult with any other Consenting Noteholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Noteholder to assert or raise any objection permitted under this Agreement in connection with the Plan or the Restructuring Transactions; (c) prevent any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; or (d) constitute a commitment to, or obligate any of the Consenting Noteholders to, provide any new financing or credit support.

Section 7.            Commitments of the Company Parties.

7.01.      Affirmative Commitments.  Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to:

(a)         support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement (including the Restructuring Term Sheet and the Milestones);

(b)         support and take all steps reasonably necessary and desirable to obtain entry of the Interim DIP Order, the Final DIP Order, the Disclosure Statement Order and the Confirmation Order;

(c)          to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

(d)          use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals (including, as applicable, Bankruptcy Court approvals and approvals of the FCC and, as applicable, PUCs) for the Restructuring Transactions, including (i) promptly commence any required regulatory approval processes, including (x) cooperate in the preparation and prosecution of any required notices and applications with the FCC and PUCs and (y) oppose any petitions to deny or other pleadings or objections filed with respect to such notices and applications, (ii) evaluate in cooperation and coordination with the Consenting Noteholders’ advisors, the path to approval by jurisdiction, (iii) seek any required approvals from the FCC, public utilities commissions, and other applicable regulatory bodies with respect to the Restructuring Transactions, and, where prior approval is not required, provide any required notifications to the FCC, public utilities commissions, and other applicable regulatory bodies with respect to the Restructuring Transactions, and (iv) provide regular progress reports with respect to regulatory approval processes; provided, that any agreements with or commitments to the FCC or any PUCs, including any decision to accept and/or not to oppose any proposed material conditions or limitations on any such required approvals, shall require the prior approval of the Required Consenting Noteholders, not to be unreasonably withheld;

(e)          confer and consult with the Required Consenting Noteholders with regard to material decisions in respect of negotiations with the IRS, the PBGC, or any labor union;

(f)          negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

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(g)          use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(h)         (i) provide the Noteholder Groups Counsels draft copies of (x) all First Day Pleadings three (3) days in advance of the Petition Date and (y) any other motions, documents and other pleadings materially affecting any Consenting Noteholder that the Company Parties intend to file with the Bankruptcy Court, as applicable, three (3) days in advance of the filing thereof to the extent reasonably practicable and, if not reasonably practicable, as soon as reasonably practicable but in any event in advance of filing thereof, and (ii) without limiting any approval rights set forth in this Agreement, consult in good faith with the Noteholder Groups Counsels, as applicable, regarding any comments to draft copies provided pursuant to sub-clause (i);

(i)          pay in full and in cash all of the accrued reasonable and documented fees, costs, and expenses of the professionals and other advisors retained by the Noteholder Groups, including such fees, costs, and expenses of (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank,  (vi) October Three and (vii) the Compensation Consultant, and continue to pay such amounts as they come due and seek to pay such ongoing fees, costs, and expenses in connection with the Final DIP Order or other such appropriate order;

(j)          (i) operate the business of the Company Parties in the ordinary course of business in a manner that is consistent with this Agreement and past practices, and use commercially reasonable efforts to preserve intact the Company Parties’ business organization and relationships with third parties (including lessors, licensors, content providers, suppliers, distributors, customers and governmental and regulatory authorities (including the FCC and PUCs) and employees, (ii) keep the Consenting Noteholders and the Noteholder Representatives reasonably informed about the operations of the Company Parties, (iii) provide the Consenting Noteholders and the Noteholder Representatives any information reasonably requested regarding the Company Parties and provide, and direct the Company Parties’ employees, officers, advisors and other representatives to provide, to the Noteholder Representatives (A) reasonable access during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business, (B) reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such persons and without disruption to the operation of the Company Parties’ business for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs and (C) such other information as reasonably requested by the Consenting Noteholders or the Noteholder Representatives, (iv) promptly notify the Consenting Noteholders of any material governmental or third party complaints, litigations, inquires, orders to show cause, cease and desist orders, notices of violation, notice of apparent liability, orders of forfeiture, investigations, or hearings (or communications indicating that any of the foregoing is contemplated or threatened) (the parties acknowledge and agree that any written filings by, before, or with the FCC or any PUC in which the Company Parties are seeking regulatory approval to emerge from bankruptcy is deemed material for purposes of this Section 7.01(j)(iv)), and (v) cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner, including as a “Bruno’s transaction” in accordance with Restructuring Term Sheet, and use commercially reasonable efforts to analyze additional asset-level information, and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures; provided, that, notwithstanding the foregoing, the Company shall not be required to (1) permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would cause the Company to violate its respective obligations with respect to confidentiality to a third party if the Company used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (2) to disclose any legally privileged information of the Company, or (3) to violate applicable Law;

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(k)          cooperate and consult with the Consenting Noteholders with respect to the development and adoption of the Company Parties’ RDOF bidding framework and strategy (including the terms of and submission of any RDOF bid);

(l)          cooperate and consult with the Consenting Noteholders with respect to the development and adoption of the Company Parties’ business plan, including any business plans contemplated by the Restructuring Term Sheet and with respect to the Virtual Separation; provided, that (x) the Company Parties’ business plan shall be acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders, (y) the allocations of state operations with respect to the Virtual Separation shall be reasonably acceptable to the Required Consenting Noteholders and (z) the contents of the Disclosure Statement regarding the preparatory work for each business plan and scenario shall be reasonably acceptable to the Required Consenting Noteholders; provided, further, that the Debtors shall bear no obligation to attest to the Debtors’ management team’s view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed;

(m)        timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

(n)         timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(o)          provide responsive information to, and confer with, the Consenting Noteholders regarding potential cost savings and concessions with respect to the Company Parties’ pension/OPEB plans on the terms and subject to the conditions set forth in the Restructuring Term Sheet; and

(p)         the Board shall not alter or amend its prior determination that the Restructuring Transactions, the entry into this Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transactions and the other transactions contemplated by the Plan and the Definitive Documents are “Exempt Transactions” as defined in the NOL Rights Plan.

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7.02.      Negative Commitments.  Except as set forth in Section 8 or with the prior written consent of the Required Consenting Noteholders, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly, and shall cause their respective subsidiaries not to:

(a)          object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)          take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in this Agreement or the Plan;

(c)          modify the Plan, in whole or in part, to reflect terms that are not consistent with this Agreement in all material respects;

(d)          file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement (including the consent rights of the Consenting Noteholders set forth herein as to the form and substance of such motion, pleading, or other Definitive Document) or the Plan;

(e)          sell (including any sale leaseback transaction), lease, mortgage, pledge, grant, or incur any encumbrance on, or otherwise Transfer, any properties or assets of the Company Parties, including any Equity Interests, other than (i) sales or disposals of properties or assets in the ordinary course of business, (ii) the Florida Sale Leaseback Transaction, or (ii) the PNW Sale;

(f)          purchase, lease, or otherwise acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any assets or properties, other than in the ordinary course of business;

(g)         (i) enter into any merger with or into, or consolidation or amalgamation with, any other Person, other than in the ordinary course of business, (ii) permit any other Person to enter into any merger with or into, or consolidation or amalgamation with, it, other than in the ordinary course of business, or (iii) enter into any joint venture, partnership, sharing of profits or other similar arrangement involving co-investment between a Company Party or subsidiary thereof and any other Person, other than in the ordinary course of business;

(h)          split, combine, or reclassify any of their respective Equity Interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property, or otherwise material with respect to any of their respective Equity Interests; provided, that nothing in this Section 7.02(h) shall apply to those certain dividends, distributions, and other payments described in Section 5.01(iv)(A)–(B) of the PNW Sale Agreement; or

(i)          take action with respect to any of the actions set forth on Schedule 7.02(i) (the “Specified Material Actions”) absent prior consultation with, and prior reasonable consent of, the Required Consenting Noteholders.

Section 8.            Additional Provisions Regarding Company Parties’ Commitments.

8.01.      Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8 shall not constitute a breach of this Agreement (other than a failure to comply with this Section 8); provided, that the Company Parties shall notify the Consenting Noteholders in writing promptly in the event of any such determination (and in any event no later than twenty-four (24) hours following such determination).

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8.02.      Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01, each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to:

(a)         consider and respond to Alternative Restructuring Proposals;

(b)         provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity;

(c)         maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; and

(d)         enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Noteholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals; provided, that the Company Parties shall (x) provide a copy of any written Alternative Restructuring Proposal (and notice of, and a written summary of, any oral Alternative Restructuring Proposal) within twenty-four (24) hours of the Company Parties’ or their advisors’ receipt of such Alternative Restructuring Proposal to the Noteholder Group Advisors  and (y) provide such information to the Noteholder Groups Counsels as reasonably requested by the Consenting Noteholders or as necessary to keep the Consenting Noteholders contemporaneously informed as to the status and substance of such discussions.

8.03.      Nothing in this Agreement shall:  (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

8.04.      Incremental Payments.  The Incremental Payments shall be paid pursuant to the terms set forth in the Restructuring Term Sheet.

8.05.      Board Observers.  As of the Agreement Effective Date and until the Plan Effective Date, the Consenting Noteholders shall be entitled to designate two (2) observers to the Board pursuant to the terms set forth in the Restructuring Term Sheet.

8.06.      Management Selection Designees.  As of the Agreement Effective Date, the Consenting Noteholders shall be entitled to appoint two (2) designees, to assist the Finance Committee with the selection process provided for in Section 4(d), pursuant to the terms set forth in the Restructuring Term Sheet.

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Section 9.            Transfer of Interests and Securities.

9.01.      During the Specified Period, no Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Senior Notes Claims to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a)          the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Noteholder;

(b)          either (i) the transferee executes and delivers to counsel to the Company Parties and to the Noteholder Groups Counsels, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Noteholder or an Affiliate thereof and the transferee provides notice of such Transfer (including the amount and type of any Senior Notes Claims Transferred) to counsel to the Company Parties and to the Noteholder Groups Counsels by the close of business on the second Business Day following such Transfer; and

(c)          with respect to the Transfer of any Equity Interests only, such Transfer shall not (i) violate the terms of any order entered by the Bankruptcy Court with respect to preservation of net operating losses or (ii) adversely affect the Company Parties’ ability to obtain the regulatory consents or approval necessary to effectuate the Restructuring Transactions.

9.02.      Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Senior Notes Claims.  Any Transfer in violation of Section 9.01 shall be void ab initio.

9.03.      This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Senior Notes Claims or other Claims or Interests (or any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Senior Notes Claims or other Claims or Interests; provided, that (a) such additional Senior Notes Claims shall automatically and immediately upon acquisition by a Consenting Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or to the Noteholder Groups Counsels), other than with respect to any Senior Notes Claims acquired by a Consenting Noteholder in its capacity as a Qualified Marketmaker and (b) such Consenting Noteholder must provide notice of any acquisition of Senior Notes Claims (including the amount and type of such acquisition) to counsel to the Company Parties within two (2) Business Days of such acquisition.

9.04.      This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Noteholder to Transfer any of its Senior Notes Claims.  Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

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9.05.      Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Senior Notes Claims with the purpose and intent of acting as a Qualified Marketmaker for such Senior Notes Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Senior Notes Claims if (i) such Qualified Marketmaker subsequently transfers such Senior Notes Claims (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an Affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 9.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 9.01.  To the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Senior Notes Claims that the Qualified Marketmaker acquires from a holder of the Senior Notes Claims who is not a Consenting Noteholder without the requirement that the transferee be a Permitted Transferee.

9.06.      Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

9.07.      The Company Parties will provide notice of any Transfer Agreement received pursuant to Section 9.01(b)(i) (which notice shall include the amount and type of Senior Notes Claims Transferred pursuant to such Transfer Agreement) to the Noteholder Groups Counsels by the later of (i) close of business on the second Business Day following the effective date of such Transfer Agreement and (ii) the close of business on the second Business Day after the Company Parties receive notice of any such Transfer Agreement.

Section 10.          Representations and Warranties of Consenting Noteholders.  Each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement and as of the Plan Effective Date:

(a)         it is the beneficial or record owner of the face amount of the Senior Notes Claims or is the nominee, investment manager, or advisor for beneficial holders of the Senior Notes Claims reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Senior Notes Claims other than those reflected in, such Consenting Noteholder’s signature page to this Agreement, a Joinder or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9);

(b)         it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Senior Notes Claims, as contemplated by this Agreement and subject to applicable Law;

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(c)        such Senior Notes Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)        it has the full power to vote, approve changes to, and transfer all of its Senior Notes Claims referable to it as contemplated by this Agreement and subject to applicable Law; and

(e)        solely with respect to holders of Senior Notes Claims, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Noteholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 11.          Representations and Warranties of Company Parties.

Each Company Party severally, and not jointly, represents and warrants that, as of the date such Company Party executes and delivers this Agreement:

(a)         entry into this Agreement is consistent with the exercise of such Company Party’s fiduciary duties;

(b)        the Board has determined that  the entry into this Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transactions and the other transactions contemplated by the Plan and the Definitive Documents are “Exempt Transactions” as defined in the NOL Rights Plan; and

(c)         except (i) as set forth in the March 20, 2020 litigation audit letter from Mark Nielsen to KPMG, (ii) as set forth in the reports and forms (including exhibits, schedules and information incorporated therein) filed with the United States Securities and Exchange Commission by Frontier as of the Execution Date, and (iii) matters not exceeding $2,000,000 individually or factually-related items involving lesser amounts that do not exceed $2,000,000 in the aggregate, there is no lawsuit, legal proceeding, administrative enforcement proceeding, arbitration proceeding or similar matter pending, or, to any Company Party’s knowledge, threatened, against any Company Party, any current or former director or officer of any Company Party (in his or her capacity as such) or any properties or assets of any Company Party.

Section 12.          Mutual Representations, Warranties and Covenants.

12.01.    Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, and as of the Plan Effective Date:

(a)         it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

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(b)         except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other Person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)        the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)         except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)         except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements, including cooperation agreements, with any other entity or Person with respect to Senior Notes Claims that have not been disclosed to all Parties to this Agreement.

Section 13.          Termination Events.

13.01.   Consenting Noteholder Termination Events.  This Agreement may be terminated, with respect to the Consenting Noteholders, by the Required Consenting Noteholders, by the delivery to the Company Parties of a written notice in accordance with Section 15.10 hereof upon the occurrence of the following events, unless waived:

(a)        the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such breach;

(b)        the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(c)          the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for five (5) Business Days after entry of such order;

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(d)          the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Noteholders, not to be unreasonably withheld) (i) dismissing one or more of the Chapter 11 Cases of a Company Party, (ii) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iv) rejecting this Agreement;

(e)         the failure to meet any Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting Noteholder in violation of its obligations under this Agreement;

(f)         any Company Party (i) files, waives, amends or modifies, or files a pleading seeking approval of any Definitive Document or authority to waive, amend or modify any Definitive Document (including any waiver of any term or condition therein) in a manner that is materially inconsistent with, or constitutes a material breach of, this Agreement (including with respect to the consent rights afforded the Consenting Noteholders under this Agreement), without the prior written consent of the Required Consenting Noteholders, (ii) withdraws the Plan without the prior consent of the Required Consenting Noteholders, or (iii) publicly announces its intention to take any such acts listed in the foregoing clause (i) or (ii), in the case of each of the foregoing clauses (i) through (iii), which remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any of the foregoing;

(g)         the Bankruptcy Court grants relief that is inconsistent with this Agreement, the Restructuring Term Sheet or the Plan (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof); provided, that, in the event that treatment of a class of claims contemplates payment of cash interest at the non-default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, this Agreement may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise pursuant to this Section 13.01(g); provided, further, that this Agreement may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Agreement or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable to the Required Consenting Noteholders;

(h)          any Company Party files, proposes, or otherwise supports any plan of liquidation, asset sale of all or substantially all of a Company Party’s assets or plan or reorganization other than the Plan;

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(i)        a Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as provided for in this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for a Company Party or for a substantial part of a Company Party’s assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment or arrangement for the benefit of creditors or (vi) takes any corporate action for the purpose of authorizing any of the foregoing; or

(j)          the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal (including as contemplated by Section 8.02).

13.02.    Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.10 of this Agreement upon the occurrence of any of the following events:

(a)         the breach in any material respect by Consenting Noteholders holding an amount of Senior Notes that would result in non-breaching Consenting Noteholders holding less than two-thirds (2/3) of the aggregate outstanding principal amount of the Senior Notes, which breach remains uncured by such breaching Consenting Noteholder (to the extent curable) for five (5) Business Days after the terminating Company Parties transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such breach;

(b)         the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Company Party transmits a written notice in accordance with Section 15.10 of this Agreement detailing any such issuance; provided, that, this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)          the Bankruptcy Court enters an order denying confirmation of the Plan.

13.03.    Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following:  (a) the Required Consenting Noteholders; and (b) each Company Party.

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13.04.    Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice immediately after the occurrence of: (i) the Plan Effective Date or (ii) the Outside Date if the Plan Effective Date has not occurred by such Outside Date.

13.05.    Effect of Termination.  After the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents, agreements, undertakings, tenders, waivers, forbearances, votes or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, that any Consenting Noteholder withdrawing or changing its vote pursuant to this Section 13.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.  Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Noteholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Noteholder, and (b) any right of any Consenting Noteholder, or the ability of any Consenting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Noteholder.  No purported termination of this Agreement shall be effective under this Section 13.05 or otherwise if the Party seeking to terminate this Agreement is then in material breach of this Agreement, except a termination pursuant to Section 13.01(j), Section 13.02(b), or Section 13.02(d).  Nothing in this Section 13.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 13.02(b).

Section 14.          Amendments and Waivers.

(a)          This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14.

(b)        This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by:  (1) each Company Party, and (2) the Required Consenting Noteholders; provided, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on (a) any of the Senior Notes Claims held by a Consenting Noteholder or (b) any individual Consenting Noteholder, as compared to similarly situated Consenting Noteholders, then the consent of each such affected Consenting Noteholder shall also be required to effectuate such modification, amendment, waiver, or supplement; provided, further, that (i) any modification, amendment, or supplement to the definition of “Outside Date” shall not be binding on any Consenting Noteholder that has not provided its prior written consent to such amendment, (ii) any modification, amendment, or supplement to the definition of “Required Consenting Noteholders” shall require the prior written consent of each Consenting Noteholder, and (iii) any modification, amendment, or supplement to Section 13.04 hereof shall require the prior written consent of each Consenting Noteholder.

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(c)          Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(d)         The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 15.          Miscellaneous.

15.01.    Acknowledgment.  Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02.    Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

15.03.    Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable; provided, that this Section 15.03 shall not limit the right of any party hereto to exercise any right or remedy provided for in this Agreement (including the approval rights set forth in Section 3.02).  The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring Transactions.

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15.04.    Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

15.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

15.06.   TRIAL BY JURY WAIVER.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.07.    Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

15.08.    Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Company Parties and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

15.09.    Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third party beneficiaries under this Agreement, and, except as set forth in Section 9, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or entity.

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15.10.    Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)          if to a Company Party, to:

Frontier Communications Corporation
401 Merritt 7
Norwalk, Connecticut 06851
Attention: Mark D. Nielsen, Executive Vice President, Chief Legal Officer, and Chief Transaction Officer
E-mail address:  mark.nielsen@ftr.com

with copies for information only (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:   Stephen E. Hessler, P.C. and Patrick Venter
E-mail address:    stephen.hessler@kirkland.com
patrick.venter@kirkland.com

and

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention:  Chad J. Husnick, P.C. and Benjamin M. Rhode
E-mail address:    chad.husnick@kirkland.com
benjamin.rhode@kirkland.com

(b)          if to a Consenting Noteholder, to the notice details identified on that Consenting Noteholder’s signature page to this Agreement or its Transfer Agreement, with a copy (which shall not constitute notice unless otherwise specified herein) to:

If represented by Akin:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Ira S. Dizengoff, Philip C. Dublin, Naomi Moss, and Daniel I. Fisher
E-mail address:    idizengoff@akingump.com
pdublin@akingump.com
nmoss@akingump.com
dfisher@akingump.com

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and

If represented by Milbank:
Milbank LLP
55 Hudson Yards,
New York, New York 10001
Attention: Dennis F. Dunne, Samuel A. Khalil, and Michael W. Price
E-mail address:    ddunne@milbank.com
skhalil@milbank.com
mprice@milbank.com

Any notice given by delivery, mail, or courier shall be effective when received.

15.11.    Fees and Expenses.  The Company Parties shall pay and reimburse all reasonable and documented fees and expenses when due (including travel costs and expenses) and all outstanding and unpaid amounts incurred in connection with the Restructuring Transactions (including, for the avoidance of doubt, all reasonable and documented fees and expenses incurred prior to the date hereof) of the attorneys, accountants, other professionals, advisors, and consultants of the Noteholder Groups (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date), including the fees and expenses of:  (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank, (vi) October Three and (vii) the Compensation Consultant, including all amounts payable or reimbursable under applicable fee or engagement letters (including any success or transaction fees when earned) with the Company Parties (which agreements shall not be terminated by the Company Parties before the termination of this Agreement); provided, that the Company Parties shall not be obligated to pay any fees and expenses under this Section 15.11 to the extent such fees and expenses are incurred after the Termination Date. Subject to applicable law and applicable orders of the Bankruptcy Court, the occurrence of the Restructuring Transactions will be subject to the payment of the reasonable and documented fees and disbursements of Kirkland & Ellis LLP, Evercore Group L.L.C., FTI Consulting, Inc., and Communications Media Advisors, LLC, as advisors to the Company Parties, if any, in each case that are due and owing after receipt of applicable invoices consistent with any applicable engagement letters.

15.12.    Reservation of Rights.   After the termination of this Agreement pursuant to Section 13, the Parties each fully reserve any and all of their respective rights, remedies, claims, and interests, subject to Section 13 in the case of any claim for breach of this Agreement.  Further, nothing in herein shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are consistent with this Agreement and the Plan and are not for the purpose of, and could not reasonably be expected to have the effect of, hindering, delaying or preventing the consummation of the Restructuring Transactions.

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15.13.    Independent Due Diligence and Decision Making.  Each Consenting Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial, and other conditions, and prospects of the Company Parties.

15.14.    Enforceability of Agreement.  Each of the Parties to the extent enforceable waives any right to assert that the notice or exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising notice and termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

15.15.    Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  This Agreement is a part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

15.16.    Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

15.17.    Several, Not Joint, Claims.  Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

15.18.    Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.19.    Remedies Cumulative.  All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

15.20.   Capacities of Consenting Noteholders.  Each Consenting Noteholder has entered into this Agreement on account of all Senior Notes Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Senior Notes Claims.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall require or prohibit any Consenting Noteholder from taking any action solely in its capacity as a holder of any Claims or Interests other than Senior Notes Claims.

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15.21.    Relationship Among Consenting Noteholders and the Company Parties.  None of the Consenting Noteholders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Noteholder, the Company Parties, or any of the Company Parties’ creditors or other stakeholders, including any holders of Senior Notes or Senior Notes Claims, and, other than as expressly set forth herein, there are no commitments among or between the Consenting Noteholders.  It is understood and agreed that any Consenting Noteholder may trade in any debt or equity securities of the Company Parties without the consent of the Company Parties or any other Consenting Noteholder, subject to applicable securities laws and this Agreement, including Section 9 hereof.  No prior history, pattern or practice of sharing confidences among or between any of the Consenting Noteholders and/or the Company Parties shall in any way affect or negate this understanding and agreement.  Nothing contained herein or in any other agreement referred to in this Agreement, and no action taken by any Consenting Noteholder pursuant hereto or thereto, shall be deemed to constitute the Consenting Noteholders as, and the Debtors acknowledges that the Consenting Noteholders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Consenting Noteholders are in any way acting in concert or as a group, including, without limitation, with respect to any agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of any Debtor or with respect to acting as a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. Each Consenting Noteholder confirms that it has independently participated in the negotiation of the transactions contemplated herein. Each Consenting Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Consenting Noteholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein was solely in the control of the Debtors, not the action or decision of any Consenting Noteholder, and was done solely for the convenience of the Debtors and not because it was required or requested to do so by any Consenting Noteholder.

15.22.   Email Consents.  Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.01, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

15.24.    Survival.  Notwithstanding (a) any Transfer of any Senior Notes Claims in accordance with Section 9 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 13.05, Section 15, and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

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15.25.    Publicity.  The Company Parties will submit to the Noteholder Groups Counsels all press releases, public filings, or public announcements, in each case, to be made by any of the Company Parties relating to this Agreement or the transactions contemplated hereby and any amendments thereof in advance of release and will consult with such counsel with respect to such communications.  Except as required by law or regulation or by any governmental or regulatory (including self-regulatory) authority, no Party or its advisors shall (a) use the name of any Consenting Noteholder in any public manner (including in any press release) or (b) disclose to any Person (including, for the avoidance of doubt, any other Consenting Noteholder), other than legal, accounting, financial and other advisors to the Company Parties, the principal amount or percentage of Senior Notes Claims, in each case, without such Consenting Noteholder’s prior written consent; provided, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation or by any governmental or regulatory (including self-regulatory) authority, the disclosing Party shall afford the relevant Consenting Noteholder a reasonable opportunity to review and comment in advance of such disclosure if reasonably practicable and permitted by applicable law and shall take all reasonable measures to limit such disclosure to the extent permitted by applicable law and (ii) the foregoing shall not prohibit the public disclosure, including in connection with the Chapter 11 Cases, of the aggregate percentage or aggregate principal amount of Claims held by all the Consenting Noteholders collectively. Notwithstanding the foregoing, (x) any Party hereto may disclose the identities of the Parties hereto in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof and (y) any Party hereto may disclose, to the extent expressly consented to in writing by a Consenting Noteholder, such Consenting Noteholder’s identity and individual holdings.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

COMPANY PARTIES

By:	/s/ Mark D. Nielsen

Name: Mark D. Nielsen
Title: Executive Vice President, Chief Legal Officer, and Chief Transaction Officer

[Consenting Noteholder Signature Pages]

Schedule 7.02(i)

Specified Material Actions

1.
take any action or inaction that would result in a breach of the DIP Facility, including any failure to comply with the DIP Budget after giving effect to any variances and applicable cure provisions set forth in the DIP Budget or the DIP Facility Documents;

2.
take, adopt, or implement a material change to any Company Party’s or any of its subsidiaries’ sales strategy and/or other material operational changes with respect to any Company Party or any of its subsidiaries;

3.	develop and adopt the Company Parties’ RDOF bidding framework and strategy (or submission of any RDOF bid);

4.	select, retain, and/or appoint individuals to key management positions, including entry into any employment agreements or incentive arrangements;

5.
take, adopt, or implement a material change in the relationship with, or settlement with respect to, any material wholesale business counterparties of any Company Party or any of its subsidiaries, including any material amendment to a contract with respect to such counterparties;

6.
take, adopt, or implement any material action or position with respect to the IRS, the PBGC or any labor union of any Company Party or any of its subsidiaries other than in the ordinary course of business, including with respect to negotiations with the IRS, the PBGC or any labor union that are inconsistent with the Restructuring Term Sheet;

7.
(a) grant to any Service Provider any increase in base salary, wages, bonuses or other incentive compensation, other than in the ordinary course of business in connection with a new hire or promotion based on job performance and which, in the case of increases granted in connection with a promotion based on job performance, will not exceed $100,000 per individual and $1,000,000 in the aggregate (excluding any applicable annual merit-based increases provided in the ordinary course of business consistent with past practice), (b) grant to any Service Provider any new, or increase any existing, change in control, retention, severance or termination pay, (c) issue, deliver, sell, pledge, encumber or grant any equity or equity-based awards to any Service Provider, (d) fund any rabbi trust or similar arrangement or otherwise secure funding for any Benefit Plan or Benefit Agreement, (e) effectuate any plant closing, relocation of work, or mass layoff that would incur any liability or obligation under the WARN Act, or (f) grant or forgive any loans to any Service Provider (other than the grant of loans for travel and business expenses, in each case, in the ordinary course of business consistent with past practice, and which will not exceed $10,000 for any individual);

8.
make any change in any method of financial accounting or financial accounting practice, policy or procedure other than as may be appropriate to conform to changes in United States generally accepted accounting principles in effect from time to time (or any interpretation thereof) after the date hereof or as may be required by changes in applicable Law after the date hereof;

9.
assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or diligently pursue applications for, or defend, any rights with respect to any of the following:  (i) patents and patent applications, inventions, utility models and industrial designs, and all applications and issuances therefor, together with all reissuances, divisions, renewals, revisions, extensions, reexaminations, provisionals, continuations and continuations-in-part with respect thereto; (ii) trademarks, trade names, service marks, trade dress, taglines, social media identifiers and related accounts, brand names, logos and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals therefor; (iii) internet domain names and other computer identifiers; (iv) copyrights, applications and registrations therefor; (v) software; (vi) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; and (vii) all other intellectual property rights of any kind or nature;

10.
assign, transfer, lease, sub-lease, cancel, fail to renew or fail to extend any material certificates, licenses, permits, authorizations and approvals of or issued by any governmental authorities (including any certificates, licenses, permits, authorizations and approvals of or issued by the FCC or any PUCs (collectively, “Permits”)) or discontinue any service or operations that require prior regulatory approval for discontinuance;

11.
compromise, settle or agree to settle any claim, suit, action, hearing, litigation, administrative charge, investigation, arbitration or other material proceeding (whether civil, criminal, administrative, or investigative) in a manner which:  (i) constitute or result in injunctive relief or other non-monetary relief that would impose any restriction on the operations of the Company Parties or any of their subsidiaries (excluding any commitments in routine regulatory and/or compliance filings that result in immaterial process changes such as additional or modified ordinary course disclosure notices being required to be sent to customers); (ii) constitute a criminal violation; or (iii) result monetary liability in excess of $2,000,000, individually or in the aggregate with any related claims;

12.	enter into, renew, or modify, amend or waive in any material respect any material contract, in each case, other than in the ordinary course of business consistent with past practice;

13.
except for any actions related to any consolidated tax returns, the effect of which is not material to the business of the Company Parties, (i) change any material tax election, tax practice or procedure, or tax accounting method, (ii) settle or compromise any material tax claim, audit or assessment, enter into any closing agreement under section 7121 of the Internal Revenue Code of 1986, as amended (or any similar provision of state, local or non-U.S. tax Law), (iii) consent to an extension or waiver of the limitation period applicable to any material tax claim or assessment (other than an ordinary course extension of time to file tax returns), (iv) file any material amended tax return (other than any tax returns with respect to sales tax or property tax amended in the ordinary course of business), (v) initiate any material voluntary tax disclosure or (vi) file or relinquish any claim for material tax refunds, in each to the extent such action would reasonably increase the tax liabilities of the Company Parties from and after the Plan Effective Date;

14.
enter into, or renew, any contract that restricts the ability of any Company Party or any of its subsidiaries to compete with, or conduct, any business or line of business in any geographic area, or that grants any counterparty any exclusive right or right of first refusal; or

15.	agree, authorize or commit, whether in writing or otherwise, to do any of the foregoing.

EXHIBIT A

Frontier Communications Corporation Affiliate Entities

Citizens Capital Ventures Corp.
Citizens Directory Services Company L.L.C.
Citizens Louisiana Accounting Company
Citizens Newcom Company
Citizens Newtel, LLC
Citizens Pennsylvania Company LLC
Citizens SERP Administration Company
Citizens Telecom Services Company L.L.C.
Citizens Telecommunications Company of California Inc.
Citizens Telecommunications Company of Idaho
Citizens Telecommunications Company of Illinois
Citizens Telecommunications Company of Minnesota, LLC
Citizens Telecommunications Company of Montana
Citizens Telecommunications Company of Nebraska
Citizens Telecommunications Company of Nebraska LLC
Citizens Telecommunications Company of Nevada
Citizens Telecommunications Company of New York, Inc.
Citizens Telecommunications Company of Oregon
Citizens Telecommunications Company of Tennessee L.L.C.
Citizens Telecommunications Company of the White Mountains, Inc.
Citizens Telecommunications Company of Utah
Citizens Telecommunications Company of West Virginia
Citizens Utilities Capital L.P.
Citizens Utilities Rural Company, Inc.
Commonwealth Communication, LLC
Commonwealth Telephone Company LLC
Commonwealth Telephone Enterprises LLC
Commonwealth Telephone Management Services, Inc.
CTE Holdings, Inc.
CTE Services, Inc.
CTE Telecom, LLC
CTSI, LLC
CU Capital LLC
CU Wireless Company LLC
Electric Lightwave NY, LLC
Evans Telephone Holdings, Inc.
Fairmount Cellular LLC
Frontier ABC LLC
Frontier California Inc.
Frontier Communications - Midland, Inc.
Frontier Communications - Prairie, Inc.

Frontier Communications - Schuyler, Inc.
Frontier Communications Corporate Services Inc.
Frontier Communications ILEC Holdings LLC
Frontier Communications Northwest Inc.
Frontier Communications of America, Inc.
Frontier Communications of Ausable Valley, Inc.
Frontier Communications of Breezewood, LLC
Frontier Communications of Canton, LLC
Frontier Communications of Delaware, Inc.
Frontier Communications of Depue, Inc.
Frontier Communications of Georgia LLC
Frontier Communications of Illinois, Inc.
Frontier Communications of Indiana, LLC
Frontier Communications of Iowa, LLC
Frontier Communications of Lakeside, Inc.
Frontier Communications of Lakewood, LLC
Frontier Communications of Michigan, Inc.
Frontier Communications of Minnesota, Inc.
Frontier Communications of Mississippi LLC
Frontier Communications of Mt. Pulaski, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Orion, Inc.
Frontier Communications of Oswayo River LLC
Frontier Communications of Pennsylvania, LLC
Frontier Communications of Rochester, Inc.
Frontier Communications of Seneca-Gorham, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Communications of the Carolinas LLC
Frontier Communications of the South, LLC
Frontier Communications of the Southwest Inc.
Frontier Communications of Thorntown, LLC
Frontier Communications of Virginia, Inc.
Frontier Communications of Wisconsin LLC
Frontier Communications Online and Long Distance Inc.
Frontier Communications Services Inc.
Frontier Directory Services Company, LLC
Frontier Florida LLC
Frontier Infoservices Inc.
Frontier Midstates Inc.
Frontier Mobile LLC
Frontier North Inc.
Frontier Security Company
Frontier Services Corp.
Frontier Southwest Incorporated
Frontier Subsidiary Telco LLC

Frontier Techserv, Inc.
Frontier Telephone of Rochester, Inc.
Frontier Video Services Inc.
Frontier West Virginia Inc.
GVN Services
Navajo Communications Co., Inc.
N C C Systems, Inc.
Newco West Holdings LLC
Ogden Telephone Company
Phone Trends, Inc.
Rhinelander Telecommunications, LLC
Rib Lake Cellular for Wisconsin RSA #3, Inc.
Rib Lake Telecom, Inc.
SNET America, Inc.
TCI Technology & Equipment LLC
The Southern New England Telephone Company
Total Communications, Inc.

Execution Version

EXHIBIT B

Restructuring Term Sheet

Frontier Communications Corporation et al.

Restructuring Term Sheet

April 14, 2020

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE REQUIRED CONSENTING NOTEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA.  THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS.  THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES AND THE REQUIRED CONSENTING NOTEHOLDERS.

This Term Sheet (including the annexes attached hereto, this “Term Sheet”) sets forth the principal terms of a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of Frontier Communications Corporation (“Frontier”) and certain of its direct and indirect subsidiaries1 (collectively with Frontier, the “Company Parties” or “Debtors”), through a pre-negotiated plan of reorganization (the “Plan”) to be filed by the Company Parties after commencing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).2  Following the occurrence of the Plan effective date (the “Plan Effective Date”), Frontier (or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Debtors as may be contemplated by the Restructuring) shall be referred to herein as “Reorganized Frontier”.  This Term Sheet is for discussion purposes only, and is non-binding, and is not an express or implied offer with regard to the transactions described herein, and does not include all of the terms or conditions relating to such transactions.  Without limiting the generality of the foregoing, the terms contained herein are subject to, among other things, completion of due diligence and requisite internal approvals.  Any agreements with respect to the matters discussed herein shall be subject in all respects to the negotiation and execution of definitive documentation, including, without limitation, a restructuring support agreement (the “RSA”) among the Debtors and certain holders of unsecured notes (the “Consenting Noteholders”) issued by Frontier (the “Senior Notes”) including members of the (a) ad hoc group represented by Milbank LLP and Houlihan Lokey Capital, Inc. and (b) ad hoc group represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC ((a) and (b), the “Noteholder Committees”).  Nothing herein shall constitute or be construed as an admission of any fact or liability, and each statement contained herein is made without prejudice, solely for settlement purposes.

[1]	Applicable Debtors to be mutually agreed by Frontier and the Required Consenting Noteholders.

[2]	Capitalized terms used but not otherwise defined or referenced herein shall have the meanings ascribed to such terms as set forth in the RSA.

OVERVIEW
Implementation
No earlier than April 12, 2020 and no later than April 15, 2020, the Debtors will have commenced the Chapter 11 Cases.  Subject to the terms and conditions of the RSA (which shall include additional milestones, consent rights, and conditions not set forth in this Term Sheet), the Restructuring will be structured, implemented, and accomplished through the Plan and other definitive documentation to be consistent with this Term Sheet and otherwise reasonably acceptable to the Company Parties and the Required Consenting Noteholders[3]; provided, however, that the Company Parties and Required Consenting Noteholders agree that the Company Parties shall not be required to file a motion to assume for the RSA to be effectuated on or after the commencement of the Chapter 11 Cases.  No later than 120 calendar days after the Petition Date, the Company Parties shall obtain confirmation of the Plan, which shall, for the avoidance of doubt, be on terms consistent with the RSA and this Term Sheet.

Required Support
The effectiveness of the RSA shall occur upon execution of the RSA by the following parties (such date, the “RSA Effective Date”):

•   holders of at least sixty-six and two-thirds (66.67) percent of the aggregate outstanding principal amount of Senior Notes; and

•    the Company Parties.

TREATMENT OF CLAIMS AND INTERESTS[4]
Revolving Credit Facility[5]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility (as defined herein), paid in full on the Plan Effective Date.

•  To receive cash interest at non-default rate during the Chapter 11 Cases until repayment of the Revolving Credit Facility (as applicable).

[3]
“Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders holding greater than 50.1% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA.

[4]
Wherever more than one potential treatment for a class of claims is contemplated (e.g., Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes), the Debtors’ election of specific treatment for claims (including any election to satisfy such claims prior to the Plan Effective Date) to be subject to the reasonable consent of the Required Consenting Noteholders.  Any adequate protection to be consistent with this Term Sheet and otherwise reasonable and customary and subject to the reasonable consent of the Required Consenting Noteholders.

For the avoidance of doubt, in the event that treatment of a class of claims contemplates payment of cash interest at the non‑default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, the RSA may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise; provided, that the RSA may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Term Sheet or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable to the Required Consenting Noteholders.

Further, for the avoidance of doubt, although the RSA will require the Consenting Noteholders to support the treatments specified herein (including voting for the Plan when properly solicited) in their capacities as holders of Senior Notes, nothing shall preclude a Consenting Noteholder from asserting any rights in its capacity as a holder of other claims against or interests in the Company Parties.

[5]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of Revolving Credit Facility Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

1L Term Loan[6]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Term Loan in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•    To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Term Loan (as applicable); no make whole.

1L Notes[7]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•    To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Notes (as applicable); no make whole.

2L Notes
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 2L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•    The Company Parties and the Required Consenting Noteholders shall mutually agree to one of the following forms of treatment:

o     to receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 2L Notes (as applicable); no make whole; or

o    no cash interest payments during the Chapter 11 Cases; to receive accrued non-default rate interest on the Plan Effective Date; no make whole.

[6]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of 1L Term Loan Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

[7]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of 1L Notes Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

Senior Notes[8]
On or as soon as reasonably practicable following the Plan Effective Date, each holder of Senior Notes will receive its pro rata share of:
•   100% of the common equity of Reorganized Frontier (the “New Common Stock”), subject to dilution by the Management Incentive Plan (as defined below);

•    The Takeback Debt (as defined below); and

•    Any Surplus Cash remaining after payments of the Incremental Payments as contemplated hereunder.[9]

Subsidiary Secured Notes
Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date.
•    To receive cash interest at non-default rate during the Chapter 11 Cases.

Subsidiary Unsecured Notes
Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date.
•    To receive cash interest at non-default rate during the Chapter 11 Cases.

Trade Claims/Other Unsecured Claims (other than Parent Litigation Claims)
To the extent not already satisfied during the Chapter 11 Cases, on or as soon as reasonably practicable following the Plan Effective Date, each holder of a Trade Claim or other unsecured claim (other than Parent Litigation Claims), if applicable, that is not a Senior Notes Claim or Subsidiary Unsecured Notes Claim will receive:
•    payment in full in cash;

•    reinstatement pursuant to section 1124 of the Bankruptcy Code; or

•    such other treatment rendering such Trade Claim/Other Unsecured Claim unimpaired, in each case set forth above, as reasonably acceptable to the Company Parties and the Required Consenting Noteholders.

[8]
Confirmation order to provide that, for determining distributions of New Common Stock, Takeback Debt, and Surplus Cash, the allowed amount of Senior Notes Claims shall be reduced on a dollar-for-dollar basis by the amount of Incremental Payments that are to be made on account of each series of Senior Notes on the Plan Effective Date.

[9]
“Surplus Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Company Parties and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale (as defined below) and less any deferred pension contribution payments, and any interest associated therewith, of the Company Parties under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Plan Effective Date, including any required repayments of debt and the Incremental Payments (as defined below)); provided, the Company Parties shall use commercially reasonable best efforts to raise an $850 million Exit Facility (including seeking proposals from Consenting Noteholders), to be comprised of a revolving credit facility and/or other funded instrument, with any such proceeds expressly excluded from Surplus Cash; provided, further, that to the extent the Exit Facility commitment is below $850 million, the amount of Surplus Cash shall be reduced in an amount equal to the difference between $850 million and the actual Exit Facility commitment.  Further, for the avoidance of doubt, the Exit Facilities (as defined herein) shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Parent Litigation Claims
Unimpaired, provided that litigation-related claims against Frontier that would be subject to the automatic stay (except those subject to the police and regulatory exception) (the “Parent Litigation Claims”) will be allowed in an amount that does not exceed existing insurance coverage plus $25 million.  In the event the foregoing condition is not satisfied, treatment of Parent Litigation Claims to be acceptable to the Company Parties and the Required Consenting Noteholders.  During the Chapter 11 Cases, the Required Consenting Noteholders shall have consultation rights with respect to the settlement, disposition, and/or resolution of any material Parent Litigation Claims.  For the avoidance of doubt, the Parent Litigation Claims shall not include any litigation-related claims against any of Frontier’s direct or indirect subsidiaries.

Administrative, Priority Tax, Other Priority Claims, or Other Secured Claims
On or as soon as reasonably practicable following the Plan Effective Date, each holder of an Administrative, Priority Tax, Other Priority, or Other Secured Claim will receive:
•    payment in full in cash;

•    reinstatement pursuant to section 1124 of the Bankruptcy Code;

•   delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or

•  such other treatment rendering such Administrative, Priority Tax, Other Priority, or Other Secured Claim unimpaired.

Intercompany Claims	On the Plan Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) reinstated or (b) cancelled without any distribution on account of such interests.
Existing Equity Interests in Frontier	No recovery.
OTHER KEY TERMS
Incremental Payments
Subject to the occurrence of the RSA Effective Date and acceptance of the Plan by the Senior Notes class, Frontier will make a cash payment on the Plan Effective Date (to the extent of available Excess Cash10) to each holder of Senior Notes (the “Incremental Payments”).  The Incremental Payments allocable to each holder of each series of Senior Notes shall be based on each such series’s pro rata share of the Incremental Payment Amount (as defined below).

“Incremental Payment Amount” means, with respect to each series of Senior Notes, (a) if the amount of Excess Cash is equal to or greater than the sum of all Series Accrued Amounts, the Series Accrued Amount for such series, (b) if the amount of Excess Cash is less than the sum of all Series Accrued Amounts but greater than zero, an amount equal to Excess Cash multiplied by the Series Ratable Share for such series, or (c) if Excess Cash is zero, zero.

“Series Accrued Amount” means, with respect to any series of Senior Notes, the Series Accrued Amount specified on Annex 2 with respect to such series of Senior Notes.

“Series Ratable Share” means, with respect to any series of Senior Notes, the Series Ratable Share specified on Annex 2 with respect to such series of Senior Notes.

Payment of the Incremental Payments shall be made to every holder of each series of Senior Notes in respect of the portion of the Series Accrued Amounts related to such holder’s holdings in such series of Senior Notes.  For the avoidance of doubt, for purposes of determining distributions of New Common Stock, Takeback Debt, and Surplus Cash, the allowed amount of Senior Notes Claims shall be reduced on a dollar-for-dollar basis by the amount of Incremental Payments that are to be made on the Plan Effective Date.

[10]
“Excess Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Company Parties and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale (as defined below) and less any deferred pension contribution payments, and any interest associated therewith, of the Company Parties under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Plan Effective Date, including any required repayments of debt but excluding the Incremental Payments).  For the avoidance of doubt, any Incremental Payments will be made from Excess Cash first prior to the determination of, and distribution of, any Surplus Cash.  Further, for the avoidance of doubt, the Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

DIP Facility
The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for a superpriority secured debtor-in-possession financing facility, with an option for conversion into an Exit Facility (as defined below) on the Plan Effective Date, on terms and conditions (including as to principal amount), in each case, reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.  The proceeds of all or a portion of the DIP Facility may be used to repay some or all of the Debtors’ existing secured debt (i.e., the Revolving Credit Facility, the 1L Term Loan, the 1L Notes, and the 2L Notes).  To the extent not converted into an Exit Facility, DIP Claims will be paid in cash on the Plan Effective Date.

Exit Facilities
The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for one or more third-party debt facilities to be entered into on the Plan Effective Date (the “Exit Facilities”).  The Exit Facilities shall be in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and will otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders.

The Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Takeback Debt
One or more of the reorganized Debtors will issue takeback debt (the “Takeback Debt”), solely for the purpose of distribution to each holder of Senior Notes pursuant to the Plan.  Unless otherwise agreed to by the Company Parties and the Required Consenting Noteholders, the terms of such Takeback Debt shall include:

•    Principal amount:  $750 million, subject to downward adjustment by Consenting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA (the “Determining Noteholders”), with such determination to be made no later than 30 days before the occurrence of the Plan Effective Date.

•    Interest rate:  (i) no more than 250 basis points higher than the interest rate of the next most junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is secured on a third lien basis or (ii) no more than 350 basis points higher than the interest rate of the most junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is unsecured.

•    Maturity:  No less than one year outside of the longest-dated debt facility to be entered into on the Plan Effective Date, subject to an outside maturity date of 8 years from the Plan Effective Date.

•    Security:  (i) to the extent the 2L Notes are reinstated under the Plan, the Takeback Debt will be third lien debt, or (ii) to the extent the 2L Notes are paid in full in cash during the pendency of the Chapter 11 Cases or under the Plan, the Company Parties and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured within 3 business days of the Debtors’ delivery to the Consenting Noteholders of a term sheet for financing to repay the 2L Notes that contains terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that such agreement will be binding in the event the 2L Notes are refinanced on substantially similar terms; provided, further, that in the event the Takeback Debt is third lien debt, a standard intercreditor agreement shall be executed and delivered by the relevant parties in conjunction with the execution and delivery of any third-lien debt documents.  For the avoidance of doubt, the Debtors will exercise commercially reasonable best efforts to obtain financing to repay the 2L Notes on terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Noteholders.

•    Additional Terms:

o     All other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that in no event shall such terms be more restrictive than those in the indenture for the 2L Notes.

o    Any terms may be modified subject to consent by the Company Parties and the Required Consenting Noteholders; provided, that as noted above, downward adjustment of principal amount shall require consent of the Company Parties and the Determining Noteholders.

o    The Takeback Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Plan Effective Date; provided that the third-party market financing shall contain terms no worse than those contemplated for the Takeback Debt.

Pension/OPEB
The Company Parties and the Consenting Noteholders shall confer regarding potential cost savings and concessions under the Company Parties’ pension/OPEB plans and determine in good faith whether to pursue further concessions; provided, that from and after the RSA Effective Date, the Finance Committee of the Board, in consultation with the Required Consenting Noteholders, shall be charged with overseeing and making decisions on behalf of the Company Parties with respect to any negotiations regarding the “freeze” of the Company Parties’ pension/OPEB plans.

Business Plan
The Restructuring contemplates the development and implementation of a business plan for Reorganized Frontier that is consistent with this Term Sheet and otherwise acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.

The Debtors shall solicit a Disclosure Statement containing go-forward financial projections for: (a) the Debtors’ “base case” business plan; (b) the Debtors’ “reinvestment” sensitivity case; and (c) an alternative “reinvestment” sensitivity case that will be delivered to the Consenting Noteholders by the RSA Effective Date.  The contents of the Disclosure Statement shall provide appropriate disclosures regarding the preparatory work for each business plan and scenario and otherwise be reasonably acceptable to the Required Consenting Noteholders; provided, that the Debtors shall bear no obligation to attest to the Debtors’ management team’s view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed.

The analyses contained in the Debtors’ “reinvestment” sensitivity case shall be premised on the following:

•    Material de-leveraging of the balance sheet;

•    Modernization of network, systems and operations, and improved quality of service for consumer, commercial and wholesale customers;

•    Reinvestment of capital into fiber expansion and FTTx upgrades with IRR profiles that are viewed as acceptable to Company Parties; and

•    Opportunistic participation in next generation of government subsidies for rural broadband (“RDOF” program).

The Debtors will use commercially reasonable efforts to provide a detailed report within 120 days of the RSA Effective Date on the following:

•    Specific initiatives for modernization and improved quality of service; and

•    A plan for participation in the upcoming RDOF auction including the following:

o     technology plan;

o     building strategy to maximize success at the accretive returns; and

o     assessment of potential sensitivities around different return requirement thresholds.

The Debtors will use commercially reasonable efforts to provide by January 31, 2021 the following:

•   New budgetary plan, which shall be developed in consideration of the foregoing materials, including, but not limited to, as appropriate, information derived from results of upcoming RDOF auction and concepts of investment underlying Virtual Separation (as defined below); and

•    Capital spending into fiber expansion and FTTx upgrades within the network.

The Debtors will use commercially reasonable best efforts to provide a detailed report by no later than the Plan Effective Date detailing analysis and development of the following:

•    a virtual separation under the same ownership structure of select state operations where the reorganized Debtors will conduct fiber deployments (“InvestCo”) from those state operations where the reorganized Debtors will perform broadband upgrades and operational improvements (“ImproveCo”), with such allocation of state operations to be reasonably acceptable to the Company Parties and the Required Consenting Noteholders (the “Virtual Separation”), such that the Reorganized Frontier Board (as defined below) may, at its determination, adopt and implement the Virtual Separation at any time on or after the Plan Effective Date; and

•    an internal revenue and cost sharing model based around the Virtual Separation.[11]

The Debtors will use commercially reasonable efforts to deliver by no later than the applicable date specified below, on a one-time basis, based on available analytics, each of the following:

•    no later than 3 business days after the RSA Effective Date, the Debtors’ “base case” business plan; and

•    no later than 10 business days after the RSA Effective Date, (a) the Debtors’ “reinvestment” sensitivity case and (b) an alternative “reinvestment” sensitivity case for the reorganized Debtors in a form consistent with the analysis underlying the Virtual Separation, and otherwise reasonably acceptable to the Required Consenting Noteholders; provided, however, the Company Parties shall not be bound by how the ImproveCo and InvestCo clusters are defined in these cases, as all parties recognize that the composition of these clusters may change from time to time as part of the Virtual Separation evaluation process.

Notwithstanding anything to the contrary herein, any materials that constitute material, non-public information shall only be delivered to the Consenting Noteholders’ advisors and the Company Parties will not have an obligation to disclose any such materials to any Consenting Noteholders unless the Company Parties and such Consenting Noteholders have entered into a mutually acceptable confidentiality agreement with respect to such information.

[11]
Within 14 days after the RSA Effective Date, the advisors to the Company Parties will provide to the advisors to the Consenting Noteholders (on a professionals’ eyes only basis) a detailed timeline with respect to the Virtual Separation and will provide updates to the advisors to the Consenting Noteholders (on a professionals’ eyes only basis) not less frequently than monthly as to progress with respect to the Company Parties’ efforts in connection therewith.

Pre-Effective Date Implementation
Upon the RSA Effective Date, the finance committee of Frontier’s Board (the “Finance Committee”) will oversee certain initiatives and decisions during the period from the RSA Effective Date until the Plan Effective Date, including the following:

•    Management evaluation and selection process for the reorganized Debtors with respect to certain key management positions.

•   Evaluation and oversight of any material asset sale proposals and implementation of any asset sales, if any (including selection of the M&A financial advisor with respect thereto, if applicable).

•    Material strategic decisions relating to the restructuring.

•    The Debtors’ use of commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation by no later than the Plan Effective Date in accordance with this Term Sheet.

Upon the RSA Effective Date, and until the earlier of (a) the Plan Effective Date and (b) the date on which the RSA is terminated in accordance with its terms, the Consenting Noteholders shall be entitled to designate two observers to Frontier’s Board (and the Finance Committee) that are reasonably acceptable to Frontier’s Board (who shall be “independent” within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)): one observer to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one observer to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc.

Such board observer rights shall permit the observers’ active and regular participation in Board (and Finance Committee) discussions and deliberations; provided, that, any such participation shall be subject to agreements reasonably acceptable to the Company Parties and the Required Consenting Noteholders that preserve confidentiality and privilege of such discussions and deliberations.  Each observer shall be paid a reasonable and customary fee and reimbursed for all reasonable out-of-pocket expenses.

The Company Parties shall consult with the Consenting Noteholders with respect to certain Specified Material Actions.[12]  The Company Parties shall not take action with respect to the Specified Material Actions absent reasonable consent from the Required Consenting Noteholders.

Promptly following the RSA Effective Date, the Finance Committee, together with one designee to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one designee to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc. (such designees, the “Management Selection Designees”) shall commence and oversee a management selection process for the reorganized Debtors with respect to certain key management positions.  The identity and compensation of any person that is proposed to be retained for, appointed to or hired for a key management position (effective either before or upon the Plan Effective Date), including any person occupying a management role on or after the RSA Effective Date, but before the Plan Effective Date who is proposed to retain such position or be appointed to a different senior management position shall be reasonably acceptable to the Management Selection Designees and reasonably acceptable to the Required Consenting Noteholders.

[12]	“Specified Material Actions” to be mutually agreed by Frontier and the Required Consenting Noteholders prior to the RSA Effective Date.

New Board of Directors
The board of directors of Reorganized Frontier (the “Reorganized Frontier Board”) shall consist of directors, the number and identities of which shall be determined by the Required Consenting Noteholders.

Key Employee Incentive / Retention Plans
During the Chapter 11 Cases, the Debtors shall implement a key employee incentive plan and key employee retention plan for certain employees, in amounts, allocations, and subject to customary terms, conditions, documentation and metrics, in each case, that are reasonably acceptable to the Required Consenting Noteholders.

Management Incentive Plan
On the Plan Effective Date, the reorganized Debtors will reserve a pool of 6% (on a fully diluted basis) of the New Common Stock (the “Management Incentive Plan Pool”) for a post-emergence management incentive plan for management employees of the reorganized Debtors, which will contain terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing and extent of issuance and vesting), in each case, as determined at the discretion of the Reorganized Frontier Board after the Plan Effective Date; provided, that up to 50% of the Management Incentive Plan Pool may be allocated prior to the Plan Effective Date as emergence grants (“Emergence Awards”) to individuals selected to serve in key senior management positions after the Plan Effective Date (as and when such individuals are selected as contemplated by and subject to the consent rights specified in this Term Sheet); provided, further, that the Emergence Awards will have terms and conditions (including, without limitation, with respect to form, allocation, structure, duration, timing and extent of issuance and vesting) that are acceptable to the Debtors and the Required Consenting Noteholders.  For the avoidance of doubt, the Debtors and the Required Consenting Noteholders shall work jointly in good faith to effectuate the intent of the foregoing.

Asset Sales
The Debtors shall use commercially reasonable efforts to evaluate potential sales of assets during the Chapter 11 Cases (in certain specified markets and other markets as may be identified) and, as appropriate, prepare for and commence a marketing process for and, if applicable and approved by the Required Consenting Noteholders, consummate such potential sales of assets.

The Finance Committee shall oversee any such asset sale process.

Any material asset sales to be subject to monitoring by and reasonable consent of the Required Consenting Noteholders, including with respect to any such sale process.

PNW Sale
The Debtors will promptly file a motion after the Petition Date to assume the Purchase Agreement, dated as of May 28, 2019, among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, amended and restated, or otherwise modified from time to time, and close the sale (the “PNW Sale”) as soon as reasonably practicable.  Any extension or material amendment of the Purchase Agreement shall be on terms reasonably acceptable to the Required Consenting Noteholders.

Noteholder Reporting
The Debtors shall make certain additional reporting (including key performance indicators to be agreed) available to Noteholders during the course of the Chapter 11 Cases pursuant to mutually agreed upon procedures.

Structure/Tax
The Debtors and the Consenting Noteholders will cooperate in good faith to structure the Restructuring as a “Bruno’s transaction” pursuant to which Frontier sells substantially all the assets and/or stock of the Debtors in a taxable transaction to an indirect subsidiary of Reorganized Frontier; provided, however, that if the Debtors and the Required Consenting Noteholders determine that an alternative structure would be more value maximizing than such a “Bruno’s transaction,” then the Debtors and the Required Consenting Noteholders will cooperate in good faith to implement such alternative structure in the Restructuring.  The Debtors shall use commercially reasonable efforts to analyze additional asset-level information and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures.

Regulatory
The Debtors will use commercially reasonable efforts to, (i) as soon as reasonably practicable, commence any required regulatory approval processes, (ii) evaluate the path to approval by jurisdiction including a cost/benefit analysis of any conditions of approval, (iii) secure approval from the FCC, PUCs, and other applicable regulatory bodies, and (iv) provide progress reports to the Required Consenting Noteholders’ advisors with respect to regulatory approval processes.

Reorganized Frontier New Common Stock
As determined by the Required Consenting Noteholders and the Debtors prior to the Plan Effective Date, upon emergence from the Chapter 11 Cases, the New Common Stock may be listed on a recognized U.S. stock exchange.  In the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, Reorganized Frontier shall use commercially reasonable efforts to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Plan Effective Date, and prior to any such listing to use commercially reasonable efforts to qualify its shares for trading in the pink sheets.

MISCELLANEOUS PROVISIONS
Conditions Precedent to Consummation of the Restructuring
The occurrence of the Plan Effective Date shall be subject to the following conditions precedent:
•   The Bankruptcy Court shall have entered the order confirming the Plan (the “Confirmation Order”), and such Confirmation Order shall be a Final Order and in full force and effect;

•    Reorganized Frontier’s New Common Stock shall have been issued;

•    The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court;

•    Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained;

•    Payment of all professional fees and other amounts contemplated to be paid under the RSA and the Plan;

•   The Debtors shall have used commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation; and

•    Such other conditions as mutually agreed by the Company Parties and the Required Consenting Noteholders.

Releases and Exculpation	The releases to be included in the Plan will be consistent with those set forth in Annex 1 to this Term Sheet.[13]
Fiduciary Out
Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the Definitive Documents shall require the Company Parties, nor any of the Company Parties’ directors, managers, or officers, to take or refrain from taking any action to the extent such person or persons determines based on advice of counsel that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law; provided, that the Company Parties shall be required to notify the Consenting Noteholders promptly in the event of any such determination, in which case the Consenting Noteholders will have a termination right.

The Definitive Documents shall provide that such agreements or undertakings, as applicable, shall be terminable by the Company Parties and the Consenting Noteholders where any Company Parties’ board of directors or similar governing body, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.

Corporate Governance Documents
In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Frontier shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders.  Such governance documents shall contain indemnification provisions no less favorable than those contained in the existing governance documents of the Company Parties.

Director, Officer, Manager, and Employee Insurance	On the Plan Effective Date, the applicable Debtors shall be deemed to have assumed all unexpired directors’, managers’, and officers’ liability insurance policies.
Exemption from SEC Registration
The issuance of all securities in connection with the Plan will be exempt to the extent permitted under section 1145 of the Bankruptcy Code and otherwise pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Indemnification of Prepetition Directors, Officers, Managers, et al.
Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.

[13]	Defined terms used but not otherwise defined in Annex 1 to this Term Sheet shall have the meaning ascribed to such terms in the RSA.

Plan Supplement
The following documents shall be filed by the Debtors no later than 7 days before the Confirmation hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents prior to the Plan Effective Date as amendments, including the following, as applicable:

(a) the form of certificate or articles of incorporation, bylaws, or such other applicable formation documents (if any) of Reorganized Frontier or any other reorganized Debtor, as applicable; (b) to the extent known, the identity and members of the Reorganized Frontier Board; (c) the Rejected Executory Contracts and Unexpired Lease List (if applicable); (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents; (f) the Restructuring Transactions Memorandum; (g) as applicable, and consistent with the consent rights in this Term Sheet, documentation relating to the Emergence Awards, and (h) any additional documents necessary to effectuate the Plan.

Restructuring Fees and Expenses
The Company Parties shall pay all accrued and future fees and expenses of the Noteholder Committees in connection with the Restructuring, including the reasonable and documented fees and disbursements of (a) Akin Gump Strauss Hauer & Feld LLP, (b) Milbank LLP, (c) Ducera Partners LLC, (d) Houlihan Lokey Capital, Inc., (e) Altman Vilandrie & Company, and (f) October Three, in their capacities as counsel, financial advisors, and consultants, as applicable, and any other professionals retained by the Noteholder Committees in connection with the Restructuring, as set forth in the RSA; provided, that, the Company Parties shall not be obligated to pay any fees and expenses incurred by the Consenting Noteholders incurred after the Plan Effective Date.  For the avoidance of doubt, all accrued fees and expenses for the Noteholder Committees shall be paid upon the RSA Effective Date.  The Company Parties shall use commercially reasonable best efforts to obtain court approval for such payment promptly after commencement of the Chapter 11 Cases.[14]

[14]
Notwithstanding anything to the contrary, all “Transaction Fees” (as defined in the applicable engagement letters) to be deemed fully earned upon execution of the RSA and to be paid in full by no later than consummation of the Plan (and if a portion of such fee is payable on an earlier date pursuant to the applicable engagement letter, on such earlier date to the extent then payable, in each case, with any support condition to be deemed satisfied upon execution of the RSA).  Upon the occurrence of the RSA Effective Date, the Company Parties will provide agreed advance payment retainers to the advisors to the Noteholder Committees.

Annex 1

Proposed Plan Releases and Exculpation Provisions

Definitions
The following terms shall have the following definitions for purposes of this Annex 1:

•    “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

•   “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their estates or other parties in interest under the Bankruptcy Code or applicable non bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

•    “Causes of Action” any action, Claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise.  For the avoidance of doubt, “Causes of Action” include:  (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Equity Interests; (d) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Action.

•     “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

•     “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

•    “Related Party” means, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity’s current and former directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors.

•    “Released Parties” means, collectively, each Released Company Party and each Released Noteholder Party.

•    “Releasing Parties” means, collectively, each Company Releasing Party and each Noteholder Releasing Party.

Company Releasing Parties	Each of the Company Parties and each of the Company Parties on behalf of their respective current and former Affiliates and Related Parties.
Consenting Noteholder Releasing Parties
Each Consenting Noteholder, on its own behalf and on behalf of each of its Affiliates and Related Parties, in each case, solely in their respective capacities as such with respect to such Noteholder and solely to the extent such Noteholder has the authority to bind such Affiliate or Related Party in such capacity.

Released Company Parties
Collectively, and in each case in its capacity as such:  (a) each Company Party; (b) each reorganized Debtor; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).

Released Noteholder Parties
Collectively, and in each case in its capacity as such: (a) each Consenting Noteholder; (b) each Trustee; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).

Debtor Release
Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties’ out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.

Third-Party Release
Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Consenting Noteholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties’ out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.

Exculpated Party
Collectively, and in each case in its capacity as such:  (a) each of the Debtors; (b) each of the reorganized Debtors; (c) the holders of Senior Notes; (d) each current and former Affiliate of each Entity in clause (a) through the following clause (e); and (e) each Related Party of each Entity in clause (a) through this clause (e).

Exculpation
Effective as of the Plan Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third‑Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Annex 2

Series of Senior Notes	Series Accrued Amount ($)[15]	Series Ratable Share (%)
2020 April Notes	5,515,998.56	1.47
2020 September Notes	2,194,528.87	0.59
2021 July Notes	1,536,172.61	0.41
2021 September Notes	6,214,268.09	1.66
2022 April Notes	16,498,148.66	4.40
2022 September Notes	103,940,094.57	27.72
2023 Notes	9,135,260.60	2.44
2024 Notes	21,565,437.17	5.75
2025 January Notes	8,036,955.27	2.14
2025 September Notes	179,198,176.94	47.79
2025 November Notes	3,254,226.83	0.87
2026 Notes	8,918.58	0.002
2027 Notes	4,108,332.02	1.10
2031 Notes	6,416,686.24	1.71
2034 Notes	19,885.23	0.005
2035 Notes	1,732,462.73	0.46
2046 Notes	5,624,447.02	1.50
TOTAL	375,000,000.00	100.00

[15]	Amount of interest accrued but unpaid on each series of Senior Notes as of March 15, 2020, subject to an aggregate cap of $375,000,000.00.

EXHIBIT C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”)1 by and among Frontier Communications Corporation (“Frontier”), the other Company Parties bound thereto and the Consenting Noteholders and agrees to be bound by the terms and conditions thereof to the extent the other Consenting Noteholders are thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein applicable to a Consenting Noteholder as of the date hereof and any further date specified in the Agreement.

Date Executed:

[CONSENTING NOTEHOLDER]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2020 April Notes
2020 September Notes
2021 July Notes
2021 September Notes
2022 April Notes
2022 September Notes
2023 Notes
2024 Notes
2025 January Notes
2025 September Notes
2025 November Notes
2026 Notes
2027 Notes
2031 Notes
2034 Notes
2035 Notes
2046 Notes

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT D

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among Frontier Communications Corporation (“Frontier”), the other Company Parties bound thereto and the Consenting Noteholders, including the transferor to the Transferee of any Senior Notes Claims or Incremental Payments (collectively, the “Transferred Claims,” and each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein applicable to a Consenting Noteholder as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

[CONSENTING NOTEHOLDER]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2020 April Notes
2020 September Notes
2021 July Notes
2021 September Notes
2022 April Notes
2022 September Notes
2023 Notes
2024 Notes
2025 January Notes
2025 September Notes
2025 November Notes
2026 Notes
2027 Notes
2031 Notes
2034 Notes
2035 Notes
2046 Notes

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Exhibit C

Corporate Organization Chart

 Citizens Pennsylvania Company LLC (DE)    Ogden Telephone Company(NY)    Phone Trends, Inc. (NY)    Citizens Telecom Services Company L.L.C.(DE)    Citizens Newtel, LLC (DE)          Citizens Telecommunications Company ofWest Virginia (WV)    Citizens Utilities Rural Company, Inc.(DE)    Citizens Telecommunications Company of New York, Inc.(NY)      N C C Systems, Inc. (TX)      Frontier California Inc. (CA)    CU Wireless Company LLC (DE)    Rhinelander Telecommunications, LLC(WI)  Rib Lake Cellular for Wisconsin RSA#3, Inc. (WI)    Frontier Directory Services Company, LLC(DE)    Frontier Communications Corporate Services Inc. (DE)    Electric Lightwave NY, LLC (DE)    Frontier Communications of AuSable Valley, Inc. (NY)    Frontier Communications of Indiana LLC (IN)    Frontier Communications of New York, Inc.(NY)    Frontier Communications of Thorntown LLC (IN)    Frontier Communications Services Inc.(AZ)    Frontier Security Company(DE)    Frontier Techserv, Inc. (DE)    Frontier ABC LLC (DE)      Total Communications, Inc. (CT)    TCI Technology & Equipment LLC (DE)      Newco West Holdings LLC (DE)      Frontier Communications of America, Inc.(DE)      Frontier Communications of Rochester, Inc.(DE)      Evans Telephone Holdings, Inc. (DE)      Citizens Capital Ventures Corp. (DE)        CitizensTelecommunications Company of Nebraska LLC(DE)      Citizens SERP Administration Company (DE)      Citizens Newcom Company(DE)      Citizens Telecommunications Company of Nevada (NV)      Frontier Communications Online andLong Distance Inc. (DE)      CU Capital LLC (DE)      Frontier Communications of Mississippi LLC (MS)      Frontier Communications of Seneca-Gorham, Inc. (NY)      Frontier Communications of Sylvan Lake, Inc.(NY)      Frontier Communications of Virginia, Inc.(VA)      Frontier Mobile LLC (DE)      Frontier Telephone of Rochester, Inc.(NY)      Navajo Communications Co., Inc.(NM)      SNET America, Inc. (CT)      Frontier Communications of Delaware, Inc.(DE)      Citizens Utilities  Capital L.P. (DE)      Frontier Services Corp. (CT)  Rib Lake Telecom, Inc. (WI)      Citizens Louisiana Accounting Company (DE)      Frontier Video Services Inc. (DE)                      Frontier Communications of WisconsinLLC (WI)    Frontier Communications of Minnesota, Inc.(MN)      Citizens Telecommunications Companyof Minnesota, LLC(DE)                Frontier Communications- Schuyler, Inc. (IL)  Frontier Communications- Midland, Inc. (IL)  Frontier Communications- Prairie, Inc. (IL)    Frontier Communications of Depue, Inc.(IL)  Frontier Communications of Illinois, Inc.(IL)  Frontier Communications of Michigan, Inc.(MI)      Frontier Communications of Lakeside, Inc.(IL)  Frontier Communications of Orion, Inc.(IL)  Frontier Communications of Mt. Pulaski, Inc.(IL)  Frontier Infoservices Inc. (CT)    Frontier Communications of Breezewood, LLC (PA)    Frontier Communications of Canton, LLC(PA)                                      Frontier Communications of Pennsylvania, LLC (PA)    Frontier Communications of the South, LLC(AL)    Frontier Communications of Oswayo River LLC (PA)    Frontier Communications of Lakewood, LLC (PA)    Frontier North Inc. (WI)  Frontier Midstates Inc. (GA)  Frontier Communications of the Southwest Inc. (DE)                Frontier West Virginia Inc.(WV)          Frontier Communications ILEC Holdings LLC (DE)        Commonwealth Telephone Management Services, Inc.(PA)  CTE Holdings, Inc. (PA)      Frontier Subsidiary Telco LLC(DE)      Frontier Communications of Georgia LLC(GA)      Fairmount Cellular LLC  (GA)  CTE Services, Inc. (PA)                    Commonwealth Telephone  Enterprises, LLC (DE)    Citizens Directory Services Company L.L.C.(DE)    Commonwealth Communication, LLC (DE)      CTE Telecom, LLC (PA)    CTSI, LLC (PA)            Commonwealth Telephone Company LLC(PA)                    Frontier Southwest  Incorporated  (DE)                      Frontier Florida LLC (FL)              Frontier  Communications  Corporation (DE)    Citizens Telecommunications Company of California Inc.(CA)      Citizens Telecommunications Company of TennesseeL.L.C. (DE)      The Southern New England Telephone Company(CT)      Citizens Telecommunications Company of Utah (DE)                                                                                                                                                          KeyLegal Entity TypeCompany, Corp., Inc. LLC.LP, Other EntitiesRegulatory ApprovalsFCC License HolderPUC License Holder (ILEC)PUC Certification Holder (Long Distance) WDC Purchase Agreement - Equity Transfer WDC Purchase Agreement SignatoryLabor AgreementsCBA PartyParent Level IndebtednessRevolver / Term Loan BorrowerRevolver / Term Loan GuarantorRevolver / Term Loan / First Lien Notes / Second Lien Notes Grantor First Lien Notes IssuerFirst Lien Notes Guarantor Second Lien Notes Issuer Second Lien Notes Guarantor Unsecured Notes IssuerPledged Entity Under the Revolver, Term Loan, First Lien Notes, and Second Lien NotesProject Level IndebtednessProject Level Debt IssuerIssuer - 8.5% Notes due 2031 (Verizon Secured Debt) Issuer - 8.4% Notes due 2029 (Frontier West Virginia)Issuer - 6.75% Notes due 2027 (Verizon Unsecured Debt) Issuer - 6.86% Notes due 2028 (Verizon Unsecured Debt) Issuer - 6.73% Notes due 2028 (Frontier North) Unencumbered Entity                                                            Frontier Communications of Iowa, LLC(IA)        GVN Services (CA)    Citizens Telecommunications Company of Illinois (IL)        Citizens Telecommunications Company of Nebraska(DE)        Citizens Telecommunications Company of the White Mountains, Inc.(DE)      Frontier Communications of the Carolinas LLC (DE)

Exhibit D

Liquidation Analysis

[To Come]

Exhibit E

Financial Projections

[To Come]

Exhibit F

Valuation Analysis

[To Come]